Exhibit 10.1

EXECUTION VERSION

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD.,
as Issuer,

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC,
as Co-Issuer,

ARBOR REALTY SR, INC.,
as Advancing Agent

AND

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, Paying Agent, Calculation Agent, Transfer Agent,
Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar

INDENTURE

Dated as of February 27, 2015

i

Section 13.2	Standard of Conduct	164

ARTICLE 14

MISCELLANEOUS

Section 14.1	Form of Documents Delivered to the Trustee	164
Section 14.2	Acts of Securityholders	165
Section 14.3	Notices, etc., to the Trustee, the Issuer, the Co-Issuer, the Advancing Agent, the Loan Obligation Manager, the Co-Placement Agents and the Rating Agencies	166
Section 14.4	Notices to Noteholders; Waiver	167
Section 14.5	Effect of Headings and Table of Contents	168
Section 14.6	Successors and Assigns	168
Section 14.7	Severability	168
Section 14.8	Benefits of Indenture	168
Section 14.9	Governing Law	169
Section 14.10	Submission to Jurisdiction	169
Section 14.11	Counterparts	169
Section 14.12	Liability of Co-Issuers	169
Section 14.13	17g-5 Information	170
Section 14.14	Rating Agency Condition	170

ARTICLE 15

ASSIGNMENT OF LOAN OBLIGATION PURCHASE AGREEMENTS AND LOAN MANAGEMENT AGREEMENT

Section 15.1	Assignment of Loan Obligation Purchase Agreements and the Loan Obligation Management Agreement	171

ARTICLE 16

INTEREST RATE CAP AGREEMENT; CURE RIGHTS; PURCHASE RIGHTS; REPLACEMENT LOAN OBLIGATIONS

Section 16.1	Issuer’s Obligations under Interest Rate Cap Agreements	173
Section 16.2	Loan Obligation Purchase Agreements	175
Section 16.3	Representations and Warranties Related to Replacement Loan Obligations	175
Section 16.4	Operating Advisor	176
Section 16.5	Purchase Right; Holder of a Majority of the Preferred Shares	176

v

SCHEDULES

Schedule A	Closing Date Loan Obligations
Schedule B	LIBOR
Schedule C	List of Authorized Officers of Loan Obligation Manager

EXHIBITS

Exhibit A-1	Form of Class A Senior Secured Floating
Rate Note (Global Security)
Exhibit A-2	Form of Class A Senior Secured Floating
Rate Note (Definitive Note)
Exhibit B-1	Form of Class B Secured Floating
Rate Note (Global Security)
Exhibit B-2	Form of Class B Secured Floating
Rate Note (Definitive Note)
Exhibit C-1	Form of Class C Secured Floating
Rate Note (Global Security)
Exhibit C-2	Form of Class C Secured Floating
Rate Note (Definitive Note)
Exhibit D-1	Form of Transfer Certificate — Regulation S Global Security
Exhibit D-2	Form of Transfer Certificate — Rule 144A Global Security
Exhibit D-3	Form of Transfer Certificate — Definitive Note
Exhibit E	Form of Closing Document Checklist Regarding the Loan Obligation File
Exhibit F	Form of Trust Receipt
Exhibit G	Form of Request for Release
Exhibit H	Form of NRSRO Certification
Exhibit I	Form or Representations and Warranties For Loan Obligations

INDENTURE, dated as of February 27, 2015, by and between ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., an exempted company incorporated in the Cayman Islands with limited liability (the “Issuer”), ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, a limited liability company formed under the laws of Delaware (the “Co-Issuer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar, and ARBOR REALTY SR, INC. (including any successor by merger, the “Arbor Parent”), a Maryland corporation, as advancing agent (herein, together with its permitted successors and assigns in the trusts hereunder, the “Advancing Agent”).

PRELIMINARY STATEMENT

Each of the Issuer and the Co-Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture.  All covenants and agreements made by the Issuer and Co-Issuer herein are for the benefit and security of the Secured Parties.  The Issuer, the Co-Issuer, U.S. Bank National Association, in all of its capacities, and the Advancing Agent are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer and Co-Issuer in accordance with this Indenture’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising:

(a)                                 the Loan Obligations listed in the Schedule of Closing Date Loan Obligations which the Issuer purchases on the Closing Date and causes to be delivered to the Trustee (directly or through an agent or bailee) herewith, all payments thereon or with respect thereto and all Loan Obligations which are delivered to the Trustee (directly or through an agent or bailee) after the Closing Date pursuant to the terms hereof (including all Additional Loan Obligations and Replacement Loan Obligations) and all payments thereon or with respect thereto,

(b)                                 the Collection Accounts, the Payment Account, the Expense Account, the Unused Proceeds Account, the RDD Funding Account, the Custodial Account, the Interest Rate Cap Termination Receipts Account and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts,

(c)                                  the Eligible Investments,

(d)                                 the rights of the Issuer under the Loan Obligation Management Agreement, each Loan Obligation Purchase Agreement (including any Loan Obligation Purchase Agreement entered into after the Closing Date), the Servicing Agreement and any Interest Rate Cap Agreement,

(e)                                  all amounts delivered to the Trustee (or its bailee) (directly or through a securities intermediary),

(f)                                   all other investment property, instruments and general intangibles in which the Issuer has an interest, other than the Excepted Assets,

(g)                                  the Issuer’s ownership interest in, and rights to, all Permitted Subsidiaries and

(h)                                 all proceeds with respect to the foregoing clauses (a) through (g).

The collateral described in the foregoing clauses (a) through (h), with the exception of any Excepted Assets, is referred to herein as the “Assets.”  Such Grants are made to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note for any reason, except as expressly provided in this Indenture (including, but not limited to, the Priority of Payments) and to secure (i) the payment of all amounts due on and in respect of the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.  The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted by or on behalf of the Issuer to the Trustee for the benefit of the Secured Parties, whether or not such securities or such investments satisfy the criteria set forth in the definitions of “Loan Obligation” or “Eligible Investment,” as the case may be.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Noteholders.  Upon the occurrence and during the continuation of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Assets held for the benefit and security of the Noteholders or otherwise available at law or in equity but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to exercise, sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Indenture.

ARTICLE 1

DEFINITIONS

Section 1.1                                    Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.  The word “including” and its variations shall mean “including without limitation.”  Whenever any reference is made to an amount the determination of which is governed by Section 1.2 hereof, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Indenture as originally executed.  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.  Any capitalized term used herein without definition shall have the meaning ascribed to such term in the Servicing Agreement.

“17g-5 Information”:  The meaning specified in Section 14.3(h) hereof.

“17g-5 Website”:  A password-protected internet website which shall initially be located at www.usbank.com/abs.  Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the Information Agent, the Trustee, the Collateral Administrator, the Loan Obligation Manager, the Co-Placement Agents, and the Rating Agencies, which notice shall set forth the date of change and new location of the 17g-5 Website.

“1940 Act”:  Investment Company Act of 1940, as amended.

“5 Times Square Junior Participation”: The participation represented by Certificate A-1-1 of Sub-Participation A-1, as defined in that certain Sub-Participation and Servicing Agreement, dated as of October 6, 2011, by and among Arbor Realty Participation, LLC, Arbor Realty Mortgage Securities Series 2005-1, Ltd. and Arbor Realty Mortgage Securities Series 2006-1, Ltd., of the 5 Times Square Whole Loan.

“A Note”:  A promissory note secured by a mortgage on commercial real estate property that is not subordinate in right of payment to any separate promissory note secured by a direct or beneficial interest in the same property.

“Accepted Loan Servicer”:  Any commercial mortgage loan master or primary servicer that (1) is engaged in the business of servicing commercial mortgage loans (with a minimum servicing portfolio of U.S.$100,000,000) that are comparable to the Loan Obligations owned or to be owned by the Issuer, (2) as to which Moody’s has not cited servicing concerns of such servicer as the sole or material factor in any downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any commercial mortgage backed securities transaction serviced by such servicer prior to the time of determination and (3) is currently acting as a servicer in a commercial mortgage backed securities transaction rated by DBRS and DBRS has not cited servicing concerns of such servicer as the sole or material factor in any downgrade or withdrawal of the ratings within the prior 12 month period (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any commercial mortgage backed securities transaction serviced by such servicer prior to the time of determination.

“Account”: Any of the Interest Collection Account, the Principal Collection Account, the Unused Proceeds Account, the RDD Funding Account, the Payment Account, the Expense Account, the Custodial Account and the Preferred Share Distribution Account and any subaccount thereof that the Trustee deems necessary or appropriate.

“Accountants’ Report”:  A report of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer pursuant to Section 10.13(a), which may be the firm of independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Loan Obligation Manager.

“Acquired Participation”: Collectively, the Senior Participations and the 5 Times Square Junior Participation.

“Act” or “Act of Securityholders”:  The meaning specified in Section 14.2 hereof.

“Additional Loan Obligations”:  Loan Obligations that are acquired by the Issuer during the Post-Closing Acquisition Period.

“Advancing Agent”:  Arbor Realty SR, Inc., unless a successor Person shall have become the Advancing Agent pursuant to the applicable provisions of this Indenture, and thereafter “Advancing Agent” shall mean such successor Person.

“Advancing Agent Fee”:  The fee payable monthly in arrears on each Payment Date to the Advancing Agent in accordance with the Priority of Payments, equal to 0.07% per annum on the Aggregate Outstanding Amount of the Notes on such Payment Date prior to giving effect to payments on such Payment Date; which fee may be waived by the Advancing Agent, in its discretion in connection with any Payment Date unless such fee is payable to the Back-up Advancing Agent pursuant to the Priority of Payments.

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Advisory Committee”: The meaning specified in the Loan Obligation Management Agreement.

“Affiliate” or “Affiliated”:  With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above.  For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that neither the Company Administrator nor any other company, corporation or Person to which the Company Administrator provides directors and/or administrative services and/or acts as share trustee shall be an Affiliate of the Issuer or Co-Issuer; provided, further, that neither the Loan Obligation Manager, the Arbor Parent nor any of the Arbor Parent’s subsidiaries shall be deemed to be Affiliates of the Issuer.  The CLO Servicer and the Trustee may rely on certifications of any Holder or party hereto regarding such Person’s affiliations.

“Agent Members”:  Members of, or participants in, the Depository, Clearstream, Luxembourg or Euroclear.

“Aggregate Collateral Balance”:  The sum of (without duplication) (i) the aggregate Principal Balance of Loan Obligations (excluding for purposes of this clause (i), for the avoidance of doubt, the then unfunded portion of any RDD Obligation), (ii)  the sum of Cash and the aggregate Principal Balance of Eligible Investments held as Principal Proceeds, (iii) the sum of Cash and the aggregate Principal Balance of Eligible Investments held in the Unused Proceeds Account and (iv) the sum of cash and the aggregate Principal Balance of Eligible Investments held in the RDD Funding Account.

“Aggregate Outstanding Amount”:  With respect to any Class or Classes of the Notes as of any date of determination, the aggregate principal balance of such Class or Classes of Notes Outstanding as of such date of determination.

“Aggregate Principal Balance”: When used with respect to any Loan Obligations as of any date of determination, the sum of the Principal Balances on such date of determination of all such Loan Obligations.

“Arbor Parent”: The meaning specified in the first paragraph of this Indenture.

“ARMS Equity”:  ARMS 2015-1 Equity Holdings LLC, a Delaware limited liability company.

“Article 15 Agreement”:  The meaning specified in Section 15.1(a) hereof.

“Article 405(1)”:  Article 405(1) of EU Regulation 575/2013, the technical standards adopted by the European Commission in relation thereto and the guidelines and other materials published by the European Banking Authority in relation thereto.

“As-Stabilized Appraisal DSCR”:  With respect to any Loan Obligation, the ratio, as calculated by the Loan Obligation Manager in accordance with the Loan Obligation Management Standard, of (a) the “stabilized” annual net cash flow generated from the related property before interest, depreciation and amortization, as reflected in an appraisal that was obtained not less than 12 months prior to the date of determination, which may be based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such property; to (b) the annual payments of principal and interest due pursuant to the terms of the related Underlying Instruments (but excluding any balloon payments, required principal paydowns or reserve payments, and including any required funding of working capital reserves) determined based on the capitalization rate reflected in such appraisal; provided, further, that if the appraisal was not obtained within 3 months prior to the date of determination, the Loan Obligation Manager may adjust such interest rate in its reasonable good faith judgment executed in accordance with the Loan Obligation Management Standard.  In determining As-Stabilized Appraisal DSCR for any Senior Participation, the calculation of As-Stabilized Appraisal DSCR shall take into account the annual payments of principal and interest due on the Senior Participation pursuant to the terms of the related senior participation agreement (and, in the case of a Senior Participation that is a Senior Pari Passu Participation, the annual payments of principal and interest due pursuant to the terms of the related Non-Acquired Participation that is pari passu with the Senior Participation being acquired) and shall exclude the annual payments of principal and interest due on any related Junior Participation.

“As-Stabilized Appraisal LTV”:  With respect to any Loan Obligation, the ratio, expressed as a percentage, as calculated by the Loan Obligation Manager in accordance with the Loan Obligation Management Standard, of the Principal Balance of such Loan Obligation to the value estimate of the related Underlying Mortgaged Property as reflected in an appraisal that was obtained not less than 6 months prior to the date of determination, which value is based on the appraisal or portion of an appraisal that states an “as-stabilized” value and/or “as-renovated” value for such property, which may be based on the assumption that certain events will occur, including without limitation, with respect to the re-tenanting, renovation or other repositioning of such property.  In determining As-Stabilized Appraisal LTV for any Senior Participation, the calculation of As-Stabilized Appraisal LTV shall take into account the outstanding Principal Balance of the Senior Participation being acquired by the Issuer (and, in the case of a Senior Participation that is a Senior Pari Passu Participation, the Principal Balance of the related Non-Acquired Participation that is pari passu with the Senior Participation being acquired) and shall exclude the Principal Balance of any related Junior Participation.

“Assets”:  The meaning specified in the first paragraph of the Granting Clause of this Indenture.

“Asset Detail Report”:  With respect to each Loan Obligation File, a report generated in written or electronic format by Custodial Securities Intermediary containing a list of the Loan Obligation Files, the related loan documents, and any exceptions found in its review of such Loan Obligation Files pursuant to Section 3.3(e) of this Indenture.

“Authenticating Agent”:  With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 2.12 hereof.

“Authorized Officer”:  With respect to the Issuer or Co-Issuer, any Officer (or attorney-in-fact appointed by the Issuer or the Co-Issuer) who is authorized to act for the Issuer or Co-Issuer in matters relating to, and binding upon, the Issuer or Co-Issuer.  With respect to the Loan Obligation Manager, the persons listed on Schedule C attached hereto.  With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer.  Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Principal Proceeds”:  With respect to any Payment Date, the amount of Principal Proceeds standing to the credit of the Principal Collection Account as of the Determination Date related to such Payment Date.

“Backup Advancing Agent”:  U.S. Bank National Association, a national banking association, solely in its capacity as Backup Advancing Agent hereunder, or any successor Backup Advancing Agent; provided that any such successor Backup Advancing Agent must be a financial institution having  a long-term debt rating (1) from Moody’s at least equal to “A2” and a short-term debt rating from Moody’s at least equal to “P-1” and (2) at least equal to “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)).

“Backup Advancing Agent Fee”:  The fee payable monthly in arrears on each Payment Date to the Backup Advancing Agent in accordance with the Priority of Payments, equal to 0.001% per annum on the Aggregate Outstanding Amount of the Notes on such Payment Date prior to giving effect to payments on such Payment Date.

“Bailee Letter”:  The meaning specified in Section 12.4(b)(v) hereof.

“Bank”:  U.S. Bank National Association, a national banking association, in its individual capacity and not as Trustee and, if any Person is appointed as a successor Trustee, such Person in its individual capacity and not as Trustee.

“Bankruptcy Code”:  The federal Bankruptcy Code, Title 11 of the United States Code, as amended and Part V of the Companies Law (2013 Revision) of the Cayman Islands, as amended from time to time, the Bankruptcy Law (1997 Revision) of the Cayman Islands, as amended from time to time and the Foreign Bankruptcy Proceedings (International Cooperation) Rules 2008 of the Cayman Islands, as amended from time to time.

“Bearer Securities”:  The meaning specified in Section 3.3(a)(iv) hereof.

“Board of Directors”:  With respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Governing Documents of the Issuer and, with respect to the Co-Issuer, the LLC Managers duly appointed by the sole member of the Co-Issuer or otherwise.

“Board Resolution”:  With respect to the Issuer, a resolution of the Board of Directors of the Issuer and, with respect to the Co-Issuer, a resolution or unanimous written consent of the LLC Managers or the sole member of the Co-Issuer.

“Business Day”:  Any day other than (i) a Saturday or Sunday and (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or the location of the Corporate Trust Office.

“Buy/Sell Interest”:  A Loan Obligation for which one of the participants has exercised, or has the right to exercise, the purchase its corresponding participant’s interest, or sell its interest to such corresponding participant for the same price, in accordance with the related Underlying Instrument.

“Calculation Agent”:  The meaning specified in Section 7.14(a) hereof.

“Calculation Amount”:  With respect to any Loan Obligation, at any time, the lesser of (a) the Moody’s Recovery Rate of such Loan Obligation multiplied by the Principal Balance of such Loan Obligation and (b) the market value of such Loan Obligation, as determined by the Loan Obligation Manager in accordance with the Loan Obligation Management Standard based upon, among other things, a recent appraisal and information from one or more third party commercial real estate brokers and such other information as the Loan Obligation Manager deems appropriate.

“Cash”:  Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Certificate of Authentication”:  The meaning specified in Section 2.1 hereof.

“Certificated Security”:  A “certificated security” as defined in Section 8-102(a)(4) of the UCC.

“Class”:  The Class A Notes, the Class B Notes and the Class C Notes, as applicable.

“Class A Defaulted Interest Amount”:  With respect to the Class A Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class A Notes on account of any shortfalls in the payment of the Class A Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class A Interest Distribution Amount”:  On each Payment Date, the amount due to Holders of the Class A Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class A Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class A Rate.

“Class A Notes”:  The Class A Senior Secured Floating Rate Notes, due 2025, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class A Rate”:  With respect to any Class A Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) one-month LIBOR for the related Interest Accrual Period plus (b) 1.75% per annum.

“Class B Defaulted Interest Amount”:  With respect to the Class B Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class B Notes on account of any shortfalls in the payment of the Class B Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class B Interest Distribution Amount”:  On each Payment Date, the amount due to Holders of the Class B Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class B Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class B Rate.

“Class B Notes”:  The Class B Secured Floating Rate Notes due 2025, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class B Rate”:  With respect to any Class B Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) one-month LIBOR for the related Interest Accrual Period plus (b) 3.25% per annum.

“Class C Defaulted Interest Amount”:  With respect to the Class C Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class C Notes on account of any shortfalls in the payment of the Class C Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class C Interest Distribution Amount”:  On each Payment Date, the amount due to Holders of the Class C Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class C Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class C Rate.

“Class C Notes”:  The Class C Senior Secured Floating Rate Notes, due 2025, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class C Rate”:  With respect to any Class C Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) one-month LIBOR for the related Interest Accrual Period plus (b) 4.25% per annum.

“Clean-up Call”:  The meaning specified in Section 9.1 hereof.

“Clean-up Call Date”:  The meaning specified in Section 9.1 hereof.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearstream, Luxembourg”: Clearstream Banking, société anonyme, a limited liability company organized under the laws of the Grand Duchy of Luxembourg.

“CLO Servicer”:  Arbor Commercial Mortgage, LLC, each of Arbor Commercial Mortgage, LLC’s permitted successors and assigns or any successor Person that shall have become the servicer and special servicer pursuant to the provisions of the Servicing Agreement.

“Closing”:  The transfer of any Note to the initial registered Holder of such Note.

“Closing Date”:  February 27, 2015.

“Closing Date Loan Obligations”:  The Loan Obligations listed on Schedule A attached hereto.

“Closing Document Checklist”:  As to each Loan Obligation File, a document checklist substantially in the form included as Exhibit E attached hereto, which shall be the definitive list of documents to be delivered to the Custodial Securities Intermediary.

“Co-Issuer”:  Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, a limited liability company formed under the laws of the State of Delaware, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Co-Issuers”:  The Issuer and the Co-Issuer.

“Code”:  The United States Internal Revenue Code of 1986, as amended.

“Collateral Administration Agreement”:  An agreement dated as of the Closing Date among the Issuer, the Loan Obligation Manager and the Collateral Administrator, as amended from time to time.

“Collateral Administrator”:  The Bank, in its capacity as such under the Collateral Administration Agreement, and any successor thereto.

“Collection Accounts”:  The trust accounts so designated and established pursuant to Section 10.2(a) hereof.

“Company Administration Agreement”:  The administration agreement, dated on or about the Closing Date, by and among the Issuer and the Company Administrator, as modified and supplemented and in effect from time to time.

“Company Administrative Expenses”:  All fees, expenses and other amounts due or accrued with respect to any Payment Date and payable by the Issuer, the Co-Issuer or any Permitted Subsidiary (including legal fees and expenses) to (i) the Trustee pursuant to Section 6.7 hereof or any co-trustee appointed pursuant to this Indenture (including amounts payable by the Issuer as indemnification pursuant to this Indenture), (ii) the Company Administrator under the Company Administration Agreement (including amounts payable by the Issuer as indemnification pursuant to the Company Administration Agreement) and to provide for the costs of liquidating the Issuer following redemption of the Notes, (iii) the LLC Managers (including indemnification), (iv) payable in the order in which invoices are received by the Issuer, the Independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Issuer and the Co-Issuer) and any registered office and government filing fees, (v) the Rating Agencies for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any credit assessment or rating of the Loan Obligations, (vi) the Loan Obligation Manager under this Indenture and the Loan Obligation Management

Agreement, (vii) the Loan Obligation Manager or other Persons as indemnification pursuant to the Loan Obligation Management Agreement, (viii) the Advancing Agent or other Persons as indemnification pursuant to Section 17.3, (ix) the CREFC® Intellectual Property Royalty License Fee, (x) each member of the Advisory Committee (including amounts payable as indemnification) under each agreement between such Advisory Committee member and the Issuer (and the amounts payable by the Issuer to each member of the Advisory Committee as indemnification pursuant to each such agreement); (xi) the Preferred Shares Paying Agent and the Share Registrar under the Preferred Share Paying Agency Agreement (including amounts payable as indemnification), (xii) payable in the order in which invoices are received by the Issuer, any other Person in respect of any governmental fee, charge or tax in relation to the Issuer or the Co-Issuer (in each case as certified by an Authorized Officer of the Issuer or the Co-Issuer to the Trustee), and (xiii) payable in the order in which invoices are received by the Issuer, any other Person in respect of any other fees or expenses (including indemnifications) permitted under this Indenture (including, without limitation, any costs or expenses incurred in connection with certain modeling systems and services) and the documents delivered pursuant to or in connection with this Indenture and the Notes and any amendment or other modification of any such documentation, in each case unless expressly prohibited under this Indenture (including, without limitation, the payment of all transaction fees and all legal and other fees and expenses required in connection with the purchase of any Loan Obligations or any other transaction authorized by this Indenture); provided that Company Administrative Expenses shall not include (a) amounts payable in respect of the Notes and (b) any Loan Obligation Manager Fee payable pursuant to the Loan Obligation Management Agreement.

“Company Administrator”:  MaplesFS Limited, a licensed trust company incorporated in the Cayman Islands, as administrator pursuant to the Company Administration Agreement, unless a successor Person shall have become administrator pursuant to the Company Administration Agreement, and thereafter, Company Administrator shall mean such successor Person.

“Controlling Class”:  The Class A Notes, so long as any Class A Notes are Outstanding, then the Class B Notes, so long as Class B Notes are Outstanding, then the Class C Notes, so long as Class C Notes are Outstanding, and then the Preferred Shares.

“Co-Placement Agents”:  Sandler O’Neill & Partners, L.P., in its capacity as co-placement agent, and J.P. Morgan Securities LLC, in its capacity as co-placement agent.

“Corporate Trust Office”:  The designated corporate trust office of the Trustee, currently located at: (a) for Note transfer purposes, presentment of the Notes for final payment thereon, 111 Fillmore Ave E, St. Paul, MN 55107-2292, Attention: Corporate Trust Services—Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd.; (b) for the delivery of the Loan Obligation Files, 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, Attention: Commercial Certifications — Arbor  2015-1, fax: (651) 695-6102; and (c) for all other purposes, 190 South LaSalle Street, 8th Floor, Chicago, Illinois, 60603, Attention: Corporate Trust Services—Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd., fax: (312) 332-8010, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Holder of the Preferred Shares, the Loan Obligation Manager, the Rating Agencies and the Issuer or the principal corporate trust office of any successor Trustee.

“Credit Risk/Defaulted Obligation Cash Purchase”:  The meaning specified in Section 12.1(a)(i) hereof.

“Credit Risk Obligation”: Any Loan Obligation that, in the Loan Obligation Manager’s reasonable business judgment, has a significant risk of declining in credit quality or, with a lapse of time, becoming a Defaulted Obligation.

“CREFC® Intellectual Property Royalty License Fee” means with respect to each Loan Obligation and for any Payment Date, an amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Principal Balance of such Loan Obligation as of the close of business on the Determination Date in such Interest Accrual Period.  Such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Loan Obligation is computed and shall be prorated for partial periods.

“CREFC® Intellectual Property Royalty License Fee Rate” means, with respect to each Loan Obligation, a rate equal to 0.0005% per annum.

“Custodial Account”:  An account at the Custodial Securities Intermediary in the name of the Trustee pursuant to Section 10.1(b) hereof.

“Custodial Securities Intermediary”:  The meaning specified in Section 3.3(a) hereof.

“DBRS”: Means DBRS, Inc., and its successors in interest.

“Default”:  Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Interest Amount”:  The Class A Defaulted Interest Amount, the Class B Defaulted Interest Amount or the Class C Defaulted Interest Amount, as the context requires.

“Defaulted Obligation”:  Any Loan Obligation if a foreclosure or default (whether or not declared) with respect to the related Whole Loan (or, in the case of an Acquired Participation, the related Underlying Whole Loan) has occurred and, with respect to a default, is continuing as determined by the Loan Obligation Manager; provided, however, that notwithstanding the foregoing, a Loan Obligation shall not be deemed to be a Defaulted Obligation as a result of (A) the related borrower’s failure to pay interest on such Loan Obligation or on the related Whole Loan (or, in the case of an Acquired Participation, the related Underlying Whole Loan) on the due date therefor, if the related lender or holder of such Loan Obligation or of the related Whole Loan (or, in the case of an Acquired Participation, the related Underlying Whole Loan) consents to extend the due date when such interest is due and payable, and such interest is paid on or before such extended due date (provided that such interest is paid not more than 60 days (or 30 days if such interest was previously paid 60 days after the initial date that it was due) as a result of the Loan Obligation Manager, on behalf of the Issuer, (subject to the applicable provisions of the Servicing Agreement) previously consenting to extend such due date after the initial date that it was due), or (B) the related borrower’s failure to pay principal on such Loan Obligation or on the related Whole Loan (or, in the case of an Acquired

Participation, the related Underlying Whole Loan) on the maturity date thereof, if the maturity date has been extended by the related servicer or special servicer in connection with a modification of such related Whole Loan (or, in the case of an Acquired Participation, the related Underlying Whole Loan) (so long as the Maturity Extension Requirements are met), or (C) the occurrence of any default other than a payment default with respect to such Loan Obligation or the related Whole Loan (or, in the case of an Acquired Participation, the related Underlying Whole Loan), unless and until the earlier of (x) the declaration of default and acceleration of the maturity of the Loan Obligation by the lender or holder thereof and (y) the continuance of such default uncured for 60 days after such default became known to the Loan Obligation Manager or the CLO Servicer or, subject to the satisfaction of the Rating Agency Condition, such longer period as the Loan Obligation Manager (subject to the applicable provisions of the Servicing Agreement) determines.  Notwithstanding the foregoing, any Loan Obligation that has sustained an implied reduction of principal balance due to an appraisal reduction will not necessarily be considered a Defaulted Obligation solely due to such implied reduction.

For purposes of the definition of “Defaulted Obligation,” the “Maturity Extension Requirements” will be satisfied with respect to any extension if the maturity date is extended to a new maturity date that is not more than three years after the original maturity date.  As used above, the term “original maturity date” means the maturity date of a Loan Obligation or the related Whole Loan (or, in the case of an Acquired Participation, the related Underlying Whole Loan) as extended by all extensions thereof that the related borrower had the right to elect and did elect under the terms of the instruments and agreements relating to such Loan Obligation or to the related Whole Loan (or, in the case of an Acquired Participation, the related Underlying Whole Loan), but before taking into account any additional extensions thereof that are consented to by the servicer or special servicer of such Loan Obligation.

For the avoidance of doubt (x) any initial permissible 60 day extension period described in this definition shall in no event be combined with any subsequent permissible 30 day extension period described in this definition and (y) if a Defaulted Obligation is the subject of a work-out, modification or otherwise has cured the default such that the subject Loan Obligation is no longer in default pursuant to its terms (as such terms may have been modified), such Loan Obligation will no longer be treated as a Defaulted Obligation.

“Defaulted Obligation Exchange”: The meaning specified in Section 12.1(a) hereof.

“Definitive Notes”:  The meaning specified in Section 2.2(b) hereof.

“Depository” or “DTC”:  The Depository Trust Company, its nominees, and their respective successors.

“Determination Date”:  With respect to any Payment Date, the fourth Business Day prior to such Payment Date.

“Disqualified Transferee”:  The meaning specified in Section 2.5(l) hereof.

“Dissolution Expenses”:  The amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Assets and the dissolution of the Co-Issuers, as reasonably certified by the Loan Obligation Manager or the Issuer, based in part on expenses incurred by the Trustee and reported to the Loan Obligation Manager.

“Dollar,” “U.S. $” or “$”:  A U.S. dollar or other equivalent unit in Cash.

“Due Date”:  Each date on which a Scheduled Distribution is due on an Asset.

“Due Period”:  With respect to any Payment Date, the period commencing on the day immediately succeeding the second preceding Determination Date (or commencing on the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on and including the Determination Date immediately preceding such Payment Date.

“Eligibility Criteria”:  The criteria set forth below with respect to any Loan Obligation, other than a Closing Date Loan Obligation, whether an Additional Loan Obligation or a Replacement Loan Obligation, acquired by the Issuer after the Closing Date, compliance with which shall be evidenced by an Officer’s Certificate of the Loan Obligation Manager delivered to the Trustee as of the date of such acquisition:

(i)                                    it is a Whole Loan or a Senior Participation that is secured by a Multi-Family Property;

(ii)                                 the obligor is incorporated or organized under the laws of, and the Loan Obligation is secured by property located in, the United States;

(iii)                              it was originated after January 2013;

(iv)                             it provides for monthly payments of interest at a floating rate of interest based on one-month LIBOR;

(v)                                it has a Moody’s Rating;

(vi)                             the Whole Loan (or, as applicable, the mortgage loan underlying a Senior Participation) has a maturity date, assuming the exercise of all extension options (if any) that are exercisable at the option of the related borrower under the terms of such Whole Loan (or, as applicable, the mortgage loan underlying a Senior Participation) is not more than five years from its origination date;

(vii)                          it is not an Equity Interest;

(viii)                       it has an As-Stabilized Appraisal LTV that is not greater than 75%;

(ix)                             it has an As-Stabilized Appraisal DSCR that is not less than 1.25x;

(x)                                the Principal Balance of such Loan Obligation is not greater than U.S.$29,000,000;

(xi)                             (I) with respect to the Additional Loan Obligations, as of the Portfolio Finalization Date and (II) with respect to any Replacement Loan Obligation, immediately after giving effect to the acquisition of such Replacement Loan Obligation:

(A)              the Weighted Average Life of all the Loan Obligations is not greater than 4.5 years from the Closing Date;

(B)              the Weighted Average Spread of all the Loan Obligations (excluding the Fixed Rate Loan Obligations) is not less than 4.60%;

(C)              the aggregate Principal Balance of all Loan Obligations allocated to all of the mortgaged properties located in any one state is no greater than 40% of the Portfolio Finalization Date Collateral Principal Balance; and

(D)              the aggregate Principal Balance of all Loan Obligations divided by the number of Loan Obligations does not exceed U.S.$18,000,000;

(xii)                          with respect to each (1) Replacement Loan Obligation, the Moody’s Rating Factor for such Replacement Loan Obligation is equal to or less than the Moody’s Rating Factor attached to the initial Loan Obligation (i.e., Closing Date Loan Obligation or Additional Loan Obligation) that generated the Principal Proceeds that are being applied to the purchase such Replacement Loan Obligations; and (2) Additional Loan Obligation, the Moody’s Rating for such Loan Obligation is equal to or better than the Moody’s Rating that equates to the Moody’s Weighted Average Rating Factor for all Loan Obligations acquired by the Issuer on the Closing Date;

(xiii)                       except with respect to RDD Obligations, it will not require the Issuer to make any future payments after the initial purchase thereof;

(xiv)                      if it is an RDD Obligation, the aggregate amount of RDD Funding Advances with respect to such RDD Obligation is deposited into the RDD Funding Account on the date such RDD Obligation is acquired by the Issuer;

(xv)                         it is not prohibited under its Underlying Instruments from being purchased by the Issuer and pledged to the Trustee;

(xvi)       it is not the subject of any solicitation by the borrower or Junior Participation holder to amend, modify or waive any provision of any of the related Underlying Instruments;

(xvii)      it is not an interest that, in the Loan Obligation Manager’s reasonable business judgment, has a significant risk of declining in credit quality or, with lapse of time or notice, becoming a Defaulted Obligation;

(xviii)     it is not a Defaulted Obligation (as determined by the Loan Obligation Manager after reasonable inquiry);

(xix)       it is Dollar denominated and may not be converted into an obligation payable in any other currencies;

(xx)        if such Loan Obligation has attached reciprocal “buy/sell” rights as a dispute resolution mechanism, such rights in favor of the Issuer are freely assignable by the Issuer to any of its affiliates;

(xxi)       it provides for the repayment of principal at not less than par no later than upon its maturity or upon redemption, acceleration or its full prepayment;

(xxii)      it is serviced pursuant to the Servicing Agreement or it is serviced by an Accepted Loan Servicer pursuant to a commercial mortgage servicing arrangement that includes the standard servicing provisions found in commercial mortgage backed securities transactions;

(xxiii)     the requirements set forth in Section 16.3 hereof have been met (subject to such exceptions as are reasonably acceptable to the Loan Obligation Manager);

(xxiv)     if it is a Senior Participation, the related Participating Institution is any of (1) a “special purpose entity” or a “qualified institutional lender” as such terms are typically defined in the Underlying Instruments related to participations; (2) an entity that has (x) a long-term unsecured debt rating from Moody’s of “A3” or higher and (y) a long-term unsecured debt rating from DBRS of “A(low)” or higher (if rated by DBRS, or if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)); (3) a securitization trust, a CDO issuer or a similar securitization vehicle, or (4) a special purpose entity that is 100% directly or indirectly owned by the Arbor Parent, for so long as the separateness provisions of its organizational documents have not been amended (unless the Rating Agency Condition was satisfied in connection with such amendment);

(xxv)      its acquisition will be in compliance with Section 206 of the Advisers Act;

(xxvi)     its acquisition, ownership, enforcement and disposition will not cause the Issuer to fail to be a Qualified REIT Subsidiary unless an appropriate tax opinion has previously been received from Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel experienced in such matters that the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes (which opinion may be conditioned on compliance with certain restrictions on the investment or other activity of the Issuer and/or the Loan Obligation Manager on behalf of the Issuer);

(xxvii)    its acquisition would not cause the Issuer, the Co-Issuer or the pool of Assets to be required to register as an investment company under the 1940 Act; and if the borrowers with respect to the Loan Obligation are excepted from the definition of an “investment company” solely by reason of Section 3(c)(1) of the 1940 Act, then either (x) such Loan Obligation does not constitute a “voting security” for purposes of the 1940 Act or (y) the aggregate amount of such Loan Obligation held by the Issuer is less than 10% of the entire issue of such Loan Obligation;

(xxviii)   it does not provide for any payments which are or will be subject to deduction or withholding for or on account of any withholding or similar tax, other than any taxes imposed pursuant to FATCA, unless the borrower under such Loan Obligation is required to make “gross up” payments that ensure that the net amount actually received by the Issuer or the relevant Permitted Subsidiary (free and clear of taxes, whether assessed against such borrower or the Issuer or such Permitted Subsidiary) will equal the full amount that the Issuer or such Permitted Subsidiary would have received had no such deduction or withholding been required;

(xxix)     with respect to each Additional Loan Obligation, the Principal Balance of (1) the largest Additional Loan Obligation is equal to or less than U.S.$21,000,000, (2) the second-largest Additional Loan Obligation is equal to or less than U.S.$15,000,000 and (3) the third-largest Additional Loan Obligation is equal to or less than U.S.$15,000,000;

(xxx)      a No Downgrade Confirmation has been received from DBRS prior to the acquisition of each Additional Loan Obligation and Replacement Loan Obligation;

(xxxi)     after giving effect to its acquisition, together with the acquisition of any other Loan Obligations to be acquired on the same date, the aggregate outstanding principal amount of Loan Obligations held by the Issuer that are Retention Holder Originated Loan Obligations is in excess of 50% of the aggregate outstanding principal amount of Loan Obligations held by the Issuer;

(xxxii)    if it is a Non-Controlling Participation, its acquisition will not (1) cause the aggregate Principal Balance of all Non-Controlling Participations to exceed 15% of the aggregate Principal Balance of all Loan Obligations then owned by the Issuer or (2) cause the Weighted Average Life of all of the Non-Controlling Participations (without regard to whether or not any Non-Controlling Participation is a Defaulted Obligation) to exceed the Weighted Average Life of all of the other Loan Obligations (such determination to be calculated both on an initial maturity date and an final extended maturity basis); and

(xxxiii)   it is not acquired for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

“Eligible Account”: As defined in the Servicing Agreement.

“Eligible Investments”:  Any Dollar-denominated investment that, at the time it is Granted to the Trustee (directly or through a Securities Intermediary or bailee), is Registered and is one or more of the following obligations or securities:

(i)                    direct obligations of, and obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States, or any agency or instrumentality of the United States, the obligations of which are expressly backed by the full faith and credit of the United States, and which constitute “government securities” within the meaning of Section 856(c)(4) of the Code;

(ii)                 demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (including the Trustee or the commercial department of any successor Trustee, as the case may be; provided that such successor otherwise meets the criteria specified herein) and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper (other than asset-backed commercial paper) and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than “Aa3” by Moody’s, in the case of long-term debt obligations, and “P-1” by Moody’s, for short-term debt obligations, and, in each case, have a credit rating of the highest long-term or short-term category of DBRS, and if not rated by DBRS, then an equivalent rating by any two other NRSROs (which may include Moody’s);

(iii)              unleveraged repurchase or forward purchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above (including the Trustee or the commercial department of any successor Trustee, as the case may be; provided that such person otherwise meets the criteria specified herein) or entered into with a corporation (acting as principal) whose long-term rating is not less than “Aa3” by Moody’s, and whose short-term credit rating is not less than “P-1” by Moody’s, and, in each case, have a credit rating of the highest long-term or short-term category of DBRS, and if not rated by DBRS, then an equivalent rating by any two other NRSROs (which may include Moody’s);

(iv)             a reinvestment agreement issued by any bank (if treated as a deposit by such bank) that has a short-term credit rating of not less than “P-1” by Moody’s; provided that the issuer thereof must also have at the time of such investment a long-term credit rating of not less than “Aa3” by Moody’s, and, in each case, have a credit rating of the highest long-term or short-term category of DBRS, and if not rated by DBRS, then an equivalent rating by any two other NRSROs (which may include Moody’s); and

(v)                any other investment similar to those described in clauses (i) through (vi) above that (1) Moody’s has confirmed may be included in the portfolio of Assets as an Eligible Investment without adversely affecting its then-current ratings on the Notes and (2) has a long-term credit rating of not less than “Aa3” by Moody’s and a short-term credit rating of not less than “P-1” by Moody’s, and, in each case, have a credit rating of the highest long-term or short-term category of DBRS, and if not rated by DBRS, then an equivalent rating by any two other NRSROs (which may include Moody’s);

provided that mortgage-backed securities and interest only securities shall not constitute Eligible Investments; provided, further, that (a) Eligible Investments acquired with funds in the Collection Accounts shall include only such obligations or securities as mature no later than three Business Days prior to the next Payment Date succeeding the acquisition of such obligations or securities, (b) Eligible Investments shall not include obligations bearing interest at inverse floating rates, (c) Eligible Investments shall be treated as indebtedness for U.S. federal income tax purposes and such investment shall not cause the Issuer to fail to be treated as a Qualified REIT Subsidiary (unless the Issuer has previously received an opinion of Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel experienced in such matters opining that the Issuer will be treated as a foreign corporation not engaged in a trade or business in the United States for U.S. federal income tax purposes, in which case the investment will not cause the Issuer to be treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes or to otherwise become subject to U.S. federal income tax on a net income basis), (d) Eligible Investments shall not be subject to deduction or withholding for or on account of any withholding or similar tax (other than any taxes imposed pursuant to FATCA), unless the payor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (e) Eligible Investments shall not be purchased for a price in excess of par and (f) Eligible Investments shall not include margin stock.  Eligible Investments may be purchased from the Trustee and its Affiliates so long as the Trustee has a capital and surplus of at least U.S.$200,000,000 and has a long-term unsecured credit rating of at least “Baa1” by Moody’s, and may include obligations for which the Trustee or an Affiliate thereof receives compensation for providing services.

Notwithstanding the foregoing clauses (i) through (v), unless the Issuer and the Loan Obligation Manager have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s certificate of the Issuer or the Loan Obligation Manager to the Trustee (on which the Trustee may rely) that the advice specified in this definition has been received by the Issuer and the Loan Obligation Manager), on and after July 21, 2015 (or such later date as may be determined by the Issuer and the Loan Obligation Manager based upon such advice), Eligible Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph

.10(c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Interest”: A security or other interest that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal, including (i) any bond or note or similar instrument that is by its terms convertible into or exchangeable for an equity interest, (ii) any bond or note or similar instrument that includes warrants or other interests that entitle its holder to acquire an equity interest, or (iii) any other similar instrument that would entitle its holder to receive periodic payments of interest or a return of a residual value.

“ERISA”:  The United States Employee Retirement Income Security Act of 1974, as amended.

“Euroclear”:  Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default”:  The meaning specified in Section 5.1 hereof.

“Excepted Assets”:  (i) The U.S.$250 proceeds of share capital contributed by ARMS Equity as the holder of the ordinary shares of the Issuer, the U.S.$250 representing a profit fee to the Issuer, and, in each case, any interest earned thereon and the bank account in which such amounts are held and (ii) the Preferred Share Distribution Account and all of the funds and other property from time to time deposited in or credited to the Preferred Share Distribution Account.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Exchange Obligation”: The meaning specified in Section 12.1(a(ii)) hereof.

“Expense Account”:  The account established pursuant to Section 10.7(a) hereof.

“FATCA”:  Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or analogous provisions of non-U.S. law.

“Financial Asset”:  The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”:  Financing statements relating to the Assets naming the Issuer, as debtor, and the Trustee, on behalf of the Secured Parties, as secured party.

“Fitch”:  Fitch, Inc., Fitch Ratings, Ltd. and their subsidiaries including Derivative Fitch, Inc. and Derivative Fitch Ltd. and any successor or successors thereto.

“Fixed Rate Loan Obligations”: The Loan Obligations identified on Schedule A as “420 Fifth Avenue” and “5 Times Square.”

“GAAP”:  The meaning specified in Section 6.3(k) hereof.

“General Intangible”:  The meaning specified in Section 9-102(a)(42) of the UCC.

“Global Securities”:  The Rule 144A Global Securities and the Regulation S Global Securities.

“Governing Documents”:  With respect to (i) the Issuer, the Memorandum and Articles of Association of the Issuer, as amended and restated and/or supplemented and in effect from time to time and certain resolutions of its Board of Directors and (ii) all other Persons, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, articles of association and similar charter documents, as applicable to any such Person.

“Government Items”:  A security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

“Grant”:  To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.  A Grant of the Assets or of any other security or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect, receive and take receipt for principal and interest payments in respect of the Assets (or any other security or instrument), and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Securityholder”:  With respect to any Note, the Person in whose name such Note is registered in the Notes Register.  With respect to any Preferred Share, the Person in whose name such Preferred Share is registered in the register maintained by the Share Registrar.

“IAI”:  An institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under Regulation D under the Securities Act or any entity in which all of the equity owners are such “accredited investors”.

“Indenture”:  This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”:  As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions.  “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Information Agent”:  The meaning specified in Section 14.13(b) hereof.

“Initial Maturity Date”:  With respect to any Loan Obligation, (i) the maturity date of such Loan Obligation without giving effect to any exercised extension options available under the terms of such Loan Obligation, or (ii) if the related borrower has exercised an extension option, the maturity date of such Loan Obligation after giving effect to the exercised extension option, but without giving effect to any additional extension option available under the terms of such Loan Obligation.

“Instrument”:  The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”:  With respect to the Notes, (i) with respect to the first Payment Date, the period from and including the Closing Date to, but excluding, such first Payment Date and (ii) with respect to each successive Payment Date, the period from and including the immediately preceding Payment Date to, but excluding, such Payment Date.

“Interest Advance”:  The meaning specified in Section 10.9(a) hereof.

“Interest Collection Account”:  The trust account established pursuant to Section 10.2(a) hereof.

“Interest Coverage Ratio”: As of any Measurement Date, the ratio calculated in accordance with the assumptions set forth in Section 1.2(e) hereof by dividing:

(a)                                 (i) the sum of (A) Cash standing to the credit of the Expense Account, plus (B) the scheduled interest payments due (in each case regardless of whether the due date for any such interest payment has yet occurred) in the Due Period in which such Measurement Date occurs on (x) the Loan Obligations (excluding, subject to clause (3) below, accrued and unpaid interest on Defaulted Obligations); provided that no interest (or dividends or other distributions) will be included with respect to any Loan Obligation to the extent that such Loan Obligation does not provide for the scheduled payment of interest (or dividends or other distributions) in Cash and (y) the Eligible Investments held in the Payment Account, the Collection Accounts, the RDD Funding Account and the

Expense Account (whether purchased with Interest Proceeds or Principal Proceeds), plus (C) Interest Advances, if any, advanced by the Advancing Agent or the Backup Advancing Agent, with respect to the related Payment Date, minus (ii) any amounts scheduled to be paid pursuant to Section 11.1(a)(i)(1) through (4) (other than any Loan Obligation Manager Fees that the Loan Obligation Manager has agreed to waive in accordance with this Indenture and the Loan Obligation Management Agreement); by

(b)                                 the sum of (i) the scheduled interest on the Class A Notes payable on the Payment Date immediately following such Measurement Date, plus (ii) any Class A Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (iii) the scheduled interest on the Class B Notes payable immediately following such Measurement Date, plus (iv) any Class B Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (v) the scheduled interest on the Class C Notes payable immediately following such Measurement Date, plus (vi) any Class C Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date.

“Interest Coverage Test”:  The test that will be met as of any Measurement Date on which any Notes remain Outstanding if the Interest Coverage Ratio as of such Measurement Date is equal to or greater than 120.00%.

“Interest Distribution Amount”:  Each of the Class A Interest Distribution Amount, the Class B Interest Distribution Amount and the Class C Interest Distribution Amount.

“Interest Proceeds”:  With respect to any Payment Date, (A) the sum (without duplication) of (1) all Cash payments of interest (including any deferred interest and any amount representing the accreted portion of a discount from the face amount of a Loan Obligation or an Eligible Investment) or other distributions received during the related Due Period on all Loan Obligations other than Defaulted Obligations (net of the Servicing Fee and other amounts payable in accordance with the Servicing Agreement) and Eligible Investments, including, in the Loan Obligation Manager’s commercially reasonable discretion (exercised as of the trade date), the accrued interest received in connection with a sale of such Loan Obligations or Eligible Investments (to the extent such accrued interest was not applied to the purchase of Replacement Loan Obligations), in each case, excluding any accrued interest included in Principal Proceeds pursuant to clause (A)(3) or (4) of the definition of Principal Proceeds, (2) all make-whole premiums, yield maintenance or prepayment premiums or any interest amount paid in excess of the stated interest amount of a Loan Obligation received during the related Due Period, (3) all amendment, modification and waiver fees, late payment fees, commitment fees, exit fees, extension fees and other fees and commissions received by the Issuer during such Due Period in connection with such Loan Obligations and Eligible Investments (other than, in each such case, fees and commissions received in connection with the restructuring of a Defaulted Obligation or default of Loan Obligations and Eligible Investments), (4) all payments received by the Issuer in respect of the Interest Rate Cap Agreements, excluding any Interest Rate Cap Termination Receipts, during the related Due Period, (5) those funds in the Expense Account designated as Interest Proceeds by the Loan Obligation Manager pursuant to Section 10.7(a), (6) all funds remaining on deposit in the Expense Account upon redemption of the Notes in whole, pursuant to Section 10.7(a), (7) Interest Advances, if any, advanced by the Advancing Agent or the

Backup Advancing Agent, with respect to such Payment Date, (8) all accrued original issue discount on Eligible Investments, (9) any interest payments received in Cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary that is not a Defaulted Obligation, (10) all payments of principal on Eligible Investments purchased with proceeds of items (A)(1), (2) and (3) of this definition, (11) Cash and Eligible Investments contributed by ARMS Equity pursuant to Section 12.2(c) and designated as “Interest Proceeds” by ARMS Equity and (12) any excess proceeds received in respect of a Loan Obligation to the extent such proceeds are designated “Interest Proceeds” by the Loan Obligation Manager in its sole discretion with notice to the Trustee on or before the related Determination Date; provided that Interest Proceeds will in no event include any payment or proceeds specifically defined as “Principal Proceeds” in the definition thereof, minus (B) the aggregate amount of any Nonrecoverable Interest Advances that were previously reimbursed to the Advancing Agent or the Backup Advancing Agent.

“Interest Rate Cap Agreement”: Collectively, the interest rate cap agreement with respect to the 420 5th Avenue Loan Obligation, dated as of the Closing Date,  the interest rate cap agreement with respect to the 5 Times Square Loan Obligation, dated as of the Closing Date, in each case, by and between the Issuer and SMBC Capital Markets Inc. as counterparty, and any replacement interest rate cap agreement, each as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Interest Rate Cap Counterparty”:  Any institution or institutions with whom the Issuer enters into an Interest Rate Cap Agreement.

“Interest Rate Cap Termination Receipts”: In the event of any early termination of any Interest Rate Cap Agreement, any termination or similar payment paid by the Interest Rate Cap Counterparty to the Issuer pursuant to the terms of any Interest Rate Cap Agreement.

“Interest Shortfall”:  The meaning set forth in Section 10.9(a) hereof.

“Issuer”:  Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”:  A written order or request (which may be in the form of a standing order or request) dated and signed in the name of the Issuer (and the Co-Issuer, if applicable) by an Authorized Officer of the Issuer (and by an Authorized Officer of the Co-Issuer, if applicable), or by an Authorized Officer of the Loan Obligation Manager.

“Issuer Parent”: A REIT that, for U.S. federal income tax purposes, directly or indirectly, owns (or is deemed to own) 100% of the stock of the Issuer within the meaning of Section 856(i)(2) of the Code.

“Issuer Parent Disregarded Entity”: Any qualified REIT subsidiary of the Issuer Parent and any other entity that is disregarded as an entity separate from Issuer Parent within the meaning of Section 301.7701-3 of the Treasury Regulations.

“Junior Participation”: (i) One or more junior participation interests (or B Notes) in an Underlying Whole Loan pursuant to a Senior AB Participation, in which the related Senior Participation is a Loan Obligation that has been acquired by the Issuer or (ii) the 5 Times Square Junior Participation, as the context may require.

“LIBOR”:  The meaning set forth in Schedule B attached hereto.

“LIBOR Determination Date”:  The meaning set forth in Schedule B attached hereto.

“List”:  The meaning specified in Section 12.4(a)(ii) hereof.

“Listed Bidders”:  The meaning specified in Section 12.4(a)(ii) hereof.

“LLC Managers”:  The managers of the Co-Issuer duly appointed by the sole member of the Co-Issuer (or, if there is only one manager of the Co-Issuer so duly appointed, such sole manager).

“Loan Obligation Management Agreement”:  The Loan Obligation Management Agreement, dated as of the Closing Date, by and between the Issuer and the Loan Obligation Manager, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Loan Obligation” and “Loan Obligations”:  Any Whole Loan, Senior Participation or Junior Participation acquired by the Issuer in accordance with the provisions of this Indenture.

“Loan Obligation File”: The meaning set forth in Section 3.3(d).

“Loan Obligation Manager” or “ARCM”:  Arbor Realty Collateral Management, LLC, each of Arbor Realty Collateral Management, LLC’s permitted successors and assigns or any successor Person that shall have become the Loan Obligation Manager pursuant to the provisions of the Loan Obligation Management Agreement and thereafter “Loan Obligation Manager” shall mean such successor Person.

“Loan Obligation Manager Fee”: The meaning set forth in the Loan Obligation Management Agreement.

“Loan Obligation Management Standard”:  The meaning set forth in the Loan Obligation Management Agreement.

“Loan Obligation Purchase Agreement”: Any Loan Obligation Purchase agreement entered into on or about the Closing Date and any other Loan Obligation Purchase agreement entered into after the Closing Date if a purchase agreement is necessary to comply with this Indenture, which agreement is assigned to the Trustee pursuant to this Indenture.

“London Banking Day”:  The meaning set forth in Schedule B attached hereto.

“Loss Value Payment”:  A Cash payment made to the Issuer by the Seller in connection with a breach of representation or warranty with respect to any Loan Obligation pursuant to the Loan Obligation Purchase Agreement in an amount that the Loan Obligation Manager on behalf of the Issuer, subject to the consent of a majority of the holders of each Class of Notes (excluding any Note held by any Seller or any of their respective affiliates), determines is sufficient to compensate the Issuer for such breach of representation or warranty, which Loss Value Payment will be deemed to cure sure breach of representation or warranty.

“Majority”:  With respect to:

(i)                    any Class of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class; and

(ii)                 the Preferred Shares, the Preferred Shareholders representing more than 50% of the of the aggregate liquidation preference of outstanding Preferred Shares.

“Mandatory Redemption”:  The meaning specified in Section 9.5 hereof.

“Maturity”:  With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration or otherwise.

“Measurement Date”:  Any of the following: (i) the Closing Date, (ii) the date of acquisition or disposition of any Loan Obligation, (iii) any date on which any Loan Obligation becomes a Defaulted Obligation, (iv) each Determination Date, (v) the Portfolio Finalization Date and (vi) with reasonable notice to the Issuer and the Trustee, any other Business Day that any Rating Agency or the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of any Class of Notes requests be a “Measurement Date”; provided that, if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day.

“Minimum Interest Rate Cap Counterparty Rating”: With respect to the rating of the Interest Rate Cap Counterparty or the Interest Rate Cap Counterparty’s guarantor, both a short term debt rating of “P-1” or better by Moody’s and a long-term senior unsecured debt rating of “A2” by Moody’s.

“Minnesota Collateral”:  The meaning specified in Section 3.3(a)(v) hereof.

“Monthly Report”:  The meaning specified in Section 10.11(c) hereof.

“Moody’s”:  Moody’s Investors Service, Inc., and its successors in interest.

“Moody’s Portfolio Finalization Date Deemed Rating Confirmation”:  A deemed written confirmation from Moody’s of the ratings assigned by Moody’s to the Notes on the Closing Date.

“Moody’s Rating”:  With respect to any Loan Obligation, the private credit assessment assigned to such Loan Obligation by Moody’s for the Issuer.

“Moody’s Rating Factor”:  With respect to any Loan Obligation, the number set forth in the table below opposite the Moody’s Rating of such Loan Obligation:

Moody’s Rating	Moody’s Rating Factor	Moody’s Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1350
Aa2	20	Ba3	1766
Aa3	40	B1	2220
A1	70	B2	2720
A2	120	B3	3490
A3	180	Caa1	4770
Baa1	260	Caa2	6500
Baa2	360	Caa3	8070
Baa3	610	Ca or lower	10000

“Moody’s Recovery Rate”:  With respect to any Loan Obligation, 60%, except that with respect to the 420 5th Avenue Loan Obligation and the 5 Times Square Loan Obligation, the Moody’s Recovery Rate will be 55%.

“Moody’s Test Modification”:  The meaning specified in Section 12.4 hereof.

“Moody’s Weighted Average Rating Factor”:  An amount determined by (i) summing the products obtained by multiplying the Principal Balance of each Loan Obligation (excluding Defaulted Obligations) by its Moody’s Rating Factor and (ii) dividing such sum by the aggregate outstanding Principal Balance of all such Loan Obligations and rounding the result up to the nearest whole number.

“Multi-Family Property” A real property with five or more residential rental units (including mixed use multi-family/office and multi-family/retail) as to which the majority of the underwritten revenue is from residential rental units.

“Net Outstanding Portfolio Balance”:  On any Measurement Date, the sum (without duplication) of:

(i)                    the Aggregate Principal Balance on such Measurement Date of the Loan Obligations (other than Defaulted Obligations);

(ii)                 the Aggregate Principal Balance of all Principal Proceeds held as Cash and Eligible Investments and all Cash and Eligible Investments held in the RDD Funding Account and the Unused Proceeds Account; and

(iii)              with respect to each Defaulted Obligation, the Calculation Amount of such Defaulted Obligation;

provided, however, that (A) with respect to each Defaulted Obligation that has been owned by the Issuer for more than three years after becoming a Defaulted Obligation, the Principal Balance of such Defaulted Obligation shall be zero for purposes of computing the Net Outstanding Portfolio Balance, and (B) with respect to each Defaulted Obligation as to which the Loan Obligation Manager has delivered written notice to the Issuer and the Trustee of its intent to engage in either (1) Credit Risk/Defaulted Obligation Cash Purchase or (2) an exchange for an Exchange Obligation, the Loan Obligation Manager will have 45 days to exercise such purchase or exchange and during such period such Loan Obligation will not be treated as a Defaulted Obligation for purposes of computing the Net Outstanding Portfolio Balance.

“No Downgrade Confirmation”:  A confirmation from each Rating Agency that any proposed action, or failure to act or other specified event will not, in and of itself, result in the downgrade or withdrawal of the then-current rating assigned to any Class of Notes then rated by such Rating Agency.

“Non-Acquired Participation”:  With respect to (i) any Senior Participation acquired by the Issuer, any related participation interest (whether a Senior Pari Passu Participation or a Junior Participation) in the related Underlying Whole Loan, or (ii) the 5 Times Square Junior Participation, the related participation interests (whether senior, pari passu or subordinate in right and priority), in either case, which related participation interest is not acquired by the Issuer.

“Non-call Period”:  The period from the Closing Date to and including the Business Day immediately preceding the Payment Date in September 2017 during which no Optional Redemption is permitted to occur.

“Non-Controlling Participation”: Any Acquired Participation as to which the holder of the related Non-Acquired Participation has the right to have effective control over the remedies relating to the enforcement of the Underlying Whole Loan, including ultimate control of the foreclosure process, by having a right to (x) appoint and remove the special servicer or (y) direct or approve the special servicer’s exercise of remedies.

“Non-Permitted Holder”: The meaning specified in Section 2.13(b) hereof.

“Nonrecoverable Interest Advance”: Any Interest Advance previously made or proposed to be made pursuant to Section 10.9 hereof that the Advancing Agent or the Backup Advancing Agent, as applicable, has determined in its sole discretion, exercised in good faith, that the amount so advanced or proposed to be advanced plus interest expected to accrue thereon, will not be ultimately recoverable from subsequent payments or collections with respect to the related Loan Obligation.

“Note Liquidation Event”:  The meaning specified in Section 12.1(d) hereof.

“Note Protection Tests”:  The Par Value Test and the Interest Coverage Test.

“Noteholder”:  The Person in whose name such Note is registered in the Notes Register.

“Note Interest Rate”:  With respect to the Class A Notes, the Class B Notes and the Class C Notes, the Class A Rate, the Class B Rate and the Class C Rate, respectively.

“Notes”:  The Class A Notes, the Class B Notes and the Class C Notes, collectively, authorized by, and authenticated and delivered under, this Indenture.

“Notes Register” and “Notes Registrar”:  The respective meanings specified in Section 2.5(a) hereof.

“Notional Amount”:  In respect of the Preferred Shares, the per share notional amount of U.S.$1,000.  The aggregate Notional Amount of the Preferred Shares on the Closing Date will be U.S.$81,000,000.

“NRSRO”:  Any nationally recognized statistical rating organization, including the Rating Agencies.

“NRSRO Certification”:  A certification substantially in the form of Exhibit H executed by a NRSRO in favor of the Issuer and the Information Agent that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the 17g-5 Website.

“Offering Memorandum”:  The Offering Memorandum, dated February 20, 2015, relating to the offering of the Notes.

“Officer”:  With respect to any corporation or limited liability company, including the Issuer, the Co-Issuer and the Loan Obligation Manager, any Director, Manager, the Chairman of the Board of Directors, the President, any Senior Vice President any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, General Partner of such entity; and with respect to the Trustee, any Trust Officer.

“Officer’s Certificate”:  With respect to the Issuer, the Co-Issuer and the Loan Obligation Manager, any certificate executed by an Authorized Officer thereof.

“Opinion of Counsel”:  A written opinion addressed to the Trustee and/or the Issuer and the Rating Agencies in form and substance reasonably satisfactory to the Trustee and the Rating Agencies of an outside third party counsel of national recognition admitted to practice before the highest court of any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney shall be reasonably satisfactory to the Trustee.  Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee and the Rating Agencies or shall state that the Trustee and the Rating Agencies shall be entitled to rely thereon.

“Optional Redemption”:  The meaning specified in Section 9.1(c) hereof.

“Outstanding”:  With respect to the Notes, as of any date of determination, all of the Notes or any Class of Notes, as the case may be, theretofore authenticated and delivered under this Indenture except:

(i)                    Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation;

(ii)                 Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or the Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)              Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and

(iv)             Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Noteholders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (x) Notes owned by the Issuer, the Co-Issuer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding and (y) in relation to (i) the exercise by Noteholders of their right, in connection with certain Events of Default, to accelerate amounts due under the Notes and (ii) any amendment or other modification of, or assignment or termination of, any of the express rights or obligations of the Loan Obligation Manager under the Loan Obligation Management Agreement or this Indenture, Notes owned by the Loan Obligation Manager or any of its Affiliates, or by any accounts managed by them, shall be disregarded and deemed not to be Outstanding.  In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Co-Issuer, the Loan Obligation Manager or any other obligor upon the Notes or any Affiliate of the Issuer, the Co-Issuer, the Loan Obligation Manager or such other obligor.

“Par Value Ratio”:  As of any Measurement Date, the number (expressed as a percentage) calculated in accordance with the assumptions set forth in Section 1.2(d) by dividing (a) the sum of the Net Outstanding Portfolio Balance on such Measurement Date by (b) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes and the amount of any unreimbursed Interest Advances.

“Par Value Test”:  The test that will be met as of any Measurement Date on which any Notes remain Outstanding if the Par Value Ratio on such Measurement Date is equal to or greater than 135.99%.

“Participating Institution”:  With respect to any participation, the entity that holds legal title to the participated asset.

“Paying Agent”:  Any Person authorized by the Issuer and the Co-Issuer to pay the principal of or interest on any Notes on behalf of the Issuer and the Co-Issuer as specified in Section 7.2 hereof.

“Payment Account”:  The payment account of the Trustee in respect of the Notes established pursuant to Section 10.3 hereof.

“Payment Date”:  With respect to each Class of Notes, is April 15, 2015, and monthly thereafter on the 15th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) to and including, in the case of the Notes, the Stated Maturity Date, or, in the case of the Preferred Shares, the Preferred Shares Redemption Date, unless redeemed prior thereto.

“Permitted Subsidiary”: Any one or more wholly-owned, single purpose entities established exclusively for the purpose of taking title to mortgage, real estate or any Sensitive Asset in connection, in each case, with the exercise of remedies or otherwise.

“Permitted Exchange Security”: A bond, note or other security received by the Issuer in connection with the workout, restructuring or modification of a Loan Obligation that is a loan.

“Person”:  An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agreement”:  The placement agreement relating to the Notes dated as of the Closing Date by and among the Issuer, the Co-Issuer and the Co-Placement Agents.

“Pledged Loan Obligation”:  On any date of determination, any Loan Obligation that has been Granted to the Trustee and not been released from the lien of this Indenture pursuant to Section 10.12 hereof.

“Portfolio Finalization Date”:  The date which is the earliest of (i) the 120th day after the Closing Date; (ii) the first date on which the Aggregate Principal Balance of the Pledged Loan Obligations is at least equal to the Portfolio Finalization Date Collateral Principal Balance and (iii) the date that the Loan Obligation Manager determines, in its sole discretion, and notifies the Trustee of such determination, that investment in Additional Loan Obligations is no longer practical or desirable.

“Portfolio Finalization Date Collateral Principal Balance”:  U.S.$300,000,000.

“Post-Closing Acquisition Period”:  The period commencing on the Closing Date and ending on the earlier of (i) the Portfolio Finalization Date and (ii) the occurrence of an Event of Default (after the expiry of any applicable grace periods).

“Preferred Shareholder”:  A registered owner of Preferred Shares as set forth in the share register maintained by the Share Registrar.

“Preferred Shares”:  The preferred shares issued by the Issuer concurrently with the issuance of the Notes.

“Preferred Share Distribution Account”:  A segregated account established and designated as such by the Preferred Shares Paying Agent pursuant to the Preferred Share Paying Agency Agreement.

“Preferred Shares Distribution Amount”:  Any remaining Interest Proceeds and Principal Proceeds, if any, to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Shares Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the holders of the Preferred Shares after payment by the Trustee of all distributions which take priority pursuant to Section 11.1(a).

“Preferred Share Paying Agency Agreement”:  The Preferred Share Paying Agency Agreement, dated as of the Closing Date, among the Issuer, the Preferred Shares Paying Agent relating to the Preferred Shares and the Share Registrar, as amended from time to time in accordance with the terms thereof.

“Preferred Shares Paying Agent”:  The Bank, solely in its capacity as Preferred Shares Paying Agent under the Preferred Share Paying Agency Agreement and not individually, unless a successor Person shall have become the Preferred Shares Paying Agent pursuant to the applicable provisions of the Preferred Share Paying Agency Agreement, and thereafter Preferred Shares Paying Agent shall mean such successor Person.

“Preferred Shares Redemption Date”:  the earlier of (i) the Stated Maturity Date and (ii) the Payment Date on which a redemption of the Preferred Shares occurs.

“Principal Balance” or “par”:  With respect to any Loan Obligation or Eligible Investment, as of any date of determination, the outstanding principal amount of such Loan Obligation or Eligible Investment; provided that:

(i)                    the Principal Balance of any Eligible Investment that does not pay Cash interest on a current basis will be the accreted value thereof; and

(ii)                 the Principal Balance of any RDD Obligation also will be deemed to include the unfunded portion of such RDD Obligation on deposit in the RDD Funding Account.

“Principal Collection Account”:  The trust account established pursuant to Section 10.2(a) hereof.

“Principal Proceeds”:  With respect to any Payment Date, (A) the sum (without duplication) of (1) all principal payments (including Unscheduled Principal Payments and any casualty or condemnation proceeds and any proceeds from the exercise of remedies (including liquidation proceeds)) received during the related Due Period in respect of (a) Eligible Investments (other than Eligible Investments purchased with Interest Proceeds, Eligible Investments in the Expense Account, Eligible Investments in the RDD Funding Account and any amount representing the accreted portion of a discount from the face amount of a Loan Obligation or an Eligible Investment) and (b) Loan Obligations as a result of (i) a maturity, scheduled amortization or mandatory prepayment on a Loan Obligation, (ii) optional prepayments made at the option of the related borrower, (iii) recoveries on Defaulted Obligations or (iv) any other principal payments received with respect to Loan Obligations, (2) all fees and commissions received during such Due Period in connection with Defaulted Obligations and Eligible Investments and the restructuring or default of such Defaulted Obligations and Eligible Investments, (3) any interest received during such Due Period on such Loan Obligations or Eligible Investments to the extent such interest constitutes proceeds from accrued interest purchased with Principal Proceeds other than accrued interest purchased by the Issuer on or prior to the Closing Date and interest included in clause (A)(1) of the definition of Interest Proceeds, (4) Sale Proceeds received during such Due Period in respect of sales (excluding those previously reinvested or currently being reinvested in Loan Obligations in accordance with the Transaction Documents and excluding accrued interest included in Sale Proceeds (unless such accrued interest was purchased with Principal Proceeds) that are designated by the Loan Obligation Manager as Interest Proceeds in accordance with clause (A)(1) of the definition of Interest Proceeds), (5) all Cash payments of interest received during such Due Period on Defaulted Obligations, (6) funds transferred to the Principal Collection Account from the RDD Funding Account in respect of amounts previously held on deposit in respect of unfunded commitments for RDD Obligations that have been sold or otherwise disposed of before such commitments thereunder have been drawn or as to which excess funds remain, (7) any principal payments received in Cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary, (8) any Loss Value Payments received by the Issuer from a Seller, (9) all other payments received in connection with the Loan Obligations and Eligible Investments that are not included in Interest Proceeds (10) after the Portfolio Finalization Date, all amounts in the Unused Proceeds Account, (11) any amounts remaining in the Interest Rate Cap Termination Receipts Account following the purchase of any replacement Interest Rate Cap Agreement (or a determination by the Loan Obligation Manager not to purchase a replacement Interest Rate Cap Agreement) during the related Due Period and (12) all Cash and Eligible Investments contributed by ARMS Equity pursuant to the terms of Section 12.2(c) and designated as “Principal Proceeds” by ARMS Equity; provided that in no event will Principal Proceeds include any proceeds from the Excepted Assets minus (B)(1) the aggregate amount of any Nonrecoverable Interest Advances that were not previously reimbursed to the Advancing Agent or the Backup Advancing Agent from Interest Proceeds and (2) the portion of such Principal Proceeds previously reinvested or currently being held for reinvestment in Replacement Loan Obligations if the Issuer is permitted to purchase Replacement Loan Obligations in accordance with Section 12.2.

“Priority of Payments”:  The meaning specified in Section 11.1(a) hereof.

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Price”: The purchase price identified for each Loan Obligation against its name in Schedule A attached hereto.

“QIB”:  A “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser”: A “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act or an entity owned exclusive by one or more such “qualified purchasers.”

“Qualified REIT Subsidiary”:  A corporation that, for U.S. federal tax purposes, is wholly-owned by a real estate investment trust under Section 856(i)(2) of the Internal Revenue Code of 1986, as amended.

“Rating Agency”: Moody’s, DBRS and any successor thereto, or, with respect to the Assets generally, if at any time Moody’s or DBRS or any such successor ceases to provide rating services with respect to the Notes or certificates similar to the Notes, any other NRSRO selected by the Issuer and reasonably satisfactory to a Majority of the Notes voting as a single Class.

“Rating Agency Condition”: A condition that is satisfied if:

(a)                                 the party required to satisfy the Rating Agency Condition (the “Requesting Party”) has made a written request to each Rating Agency for a No Downgrade Confirmation; and

(b)                                 any one of the following has occurred with respect to each such Rating Agency:

(i)                                     a No Downgrade Confirmation has been received from such Rating Agency; or

(ii)                                  (A) within 10 Business Days of such request being sent to such Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for confirmation;

(B)                               the Requesting Party has confirmed that such Rating Agency has received the confirmation request,

(C)                               the Requesting Party promptly requests the No Downgrade Confirmation a second time; and

(D)                               there is no response to either confirmation request within five Business Days of such second request.

“Rating Confirmation Failure”:  The meaning specified in Section 7.19(b) hereof.

“RDD Funding Account”:  The account established pursuant to Section 10.6(a) hereof.

“RDD Funding Advance”:  With respect to RDD Obligations, one or more future advances that the Issuer is required to make to the obligor under the Underlying Instruments relating thereto, subject to satisfaction of conditions precedent specified therein.

“RDD Obligation”: Any Loan Obligation that requires the lender to make one or more additional advances to the borrower upon the satisfaction of certain conditions precedent specified in the related Underlying Instruments.

“Record Date”: The date on which the Holders of Notes entitled to receive a payment in respect of principal or interest on the succeeding Payment Date is determined, such date as to any Payment Date being the 15th day (whether or not a Business Day) prior to the applicable Payment Date.

“Redemption Date”:  Any Payment Date specified for a redemption of the Securities pursuant to Section 9.1 hereof.

“Redemption Date Statement”:  The meaning specified in Section 10.11(i) hereof.

“Redemption Price”: The Redemption Price of each Class of Notes or the Preferred Shares, as applicable, on a Redemption Date will be calculated as follows:

Class A Notes.  The redemption price for the Class A Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class A Notes to be redeemed, together with the Class A Interest Distribution Amount (plus any Class A Defaulted Interest Amount) due on the applicable Redemption Date;

Class B Notes.  The redemption price for the Class B Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class B Notes to be redeemed, together with the Class B Interest Distribution Amount (plus any Class B Defaulted Interest Amount) due on the applicable Redemption Date;

Class C Notes.  The redemption price for the Class C Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class C Notes to be redeemed, together with the Class C Interest Distribution Amount (plus any Class C Defaulted Interest Amount) due on the applicable Redemption Date; and

Preferred Shares.  The redemption price for the Preferred Shares will be calculated on the related Determination Date and will be equal to the sum of all net proceeds from the sale of the Assets in accordance with Article 12 hereof and Cash (other than the Issuer’s rights, title and interest in the property described in clause (i) of the definition of “Excepted Assets”), if any, remaining after payment of all amounts and expenses, including payments made in respect of the Notes, described under clauses (1) through (11) of Section 11.1(a)(i) and clauses

(1) through (7) of Section 11.1(a)(ii); provided that, if there are no such net proceeds or Cash remaining, the redemption price for the Preferred Shares shall be equal to U.S.$0.

“Reference Banks”:  The meaning set forth in Schedule S attached hereto.

“Registered”:  With respect to any debt obligation, a debt obligation that is issued after July 18, 1984, and that is in registered form for purposes of the Code.

“Registered Office Agreement”:  The registered office agreement dated January 16, 2015 between the Issuer and MaplesFS Limited as registered office provider, as modified, supplemented and in effect from time to time.

“Registered Security”:  The meaning specified in Section 3.3(a)(iii) hereof.

“Regulation S”:  Regulation S under the Securities Act.

“Regulation S Global Security”:  The meaning specified in Section 2.2(b)(ii) hereof.

“Reimbursement Interest”:  Interest accrued on the amount of any Interest Advance made by the Advancing Agent or the Backup Advancing Agent, for so long as it is outstanding, at the Reimbursement Rate.

“Reimbursement Rate”:  A rate per annum equal to the “prime rate” as published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time.  If more than one “prime rate” is published in The Wall Street Journal for a day, the average of such “prime rates” will be used, and such average will be rounded up to the nearest one eighth of one percent (0.125%).  If the “prime rate” contained in The Wall Street Journal is not readily ascertainable, the Loan Obligation Manager will select an equivalent publication that publishes such “prime rate,” and if such “prime rates” are no longer generally published or are limited, regulated or administered by a governmental authority or quasigovernmental body, then the Loan Obligation Manager will select, in its reasonable discretion, a comparable interest rate index.

“REIT”:  A “real estate investment trust” under the Code.

“Replacement Loan Obligation”:  Any Loan Obligation that is acquired after the Closing Date that satisfies the Eligibility Criteria and the Replacement Criteria in accordance with the terms of Section 12.2(a) hereof.

“Replacement Criteria”:  The meaning specified in Section 12.2(a) hereof.

“Replacement Period”:  The period beginning on the Closing Date and ending on and including the first to occur of any of the following events or dates:  (i) the end of the Due Period related to the Payment Date in September 2017; (ii) the end of the Due Period related to the Payment Date on which all of the Securities are redeemed as described herein under Section 9.1; and (iii) the date on which an Event of Default has occurred.

“Repurchase Price”: The meaning specified in Section 16.3(c) hereof.

“Repurchase Request”:  The meaning specified in Section 7.17 hereof.

“Retained Interest”:  A material net economic interest in the securitization position comprised by the Notes of not less than 5% in the form specified in paragraph (d) of Article 405(1).

“Retention Holder”:  The meaning specified in Section 10.11(c)(xxxii) hereof.

“Retention Holder Originated Loan Obligations”:  A Loan Obligation that the Retention Holder either (i) has purchased or will purchase for its own account prior to selling or transferring such Loan Obligation to the Issuer or (ii) itself or through related entities, directly or indirectly, was involved in the original agreement which created such Loan Obligation.

“Risk Retention Letter”:  That certain risk retention letter by and between Arbor Parent and ARMS Equity, dated February 27, 2015.

“Rule 17g-5”:  The meaning specified in Section 14.13 hereof.

“Rule 144A”:  Rule 144A under the Securities Act.

“Rule 144A Global Security”:  The meaning specified in Section 2.2(b)(i) hereof.

“Rule 144A Information”:  The meaning specified in Section 7.13 hereof.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

“Sale”:  The meaning specified in Section 5.17(a) hereof.

“Sale Proceeds”:  All proceeds (including accrued interest) received with respect to Loan Obligations and Eligible Investments as a result of sales of such Loan Obligations and Eligible Investments, sales in connection with the exercise of a purchase option by the holder of a Non-Acquired Participation or a mezzanine lender, and sales in connection with a repurchase for a breach of a representation or warranty, in each case, net of any reasonable out-of-pocket expenses of the Loan Obligation Manager or the Trustee in connection with any such sale.

“Schedule of Closing Date Loan Obligations”:  The Loan Obligations listed on Schedule A attached hereto, which Schedule shall include the Principal Balance, the spread and the relevant floating reference rate, the maturity date, the Moody’s Rating of each such Loan Obligation.

“Scheduled Distribution”:  With respect to any Loan Obligation or Eligible Investment, for each Due Date, the scheduled payment of principal, interest or fee or any dividend or premium payment due on such Due Date or any other distribution with respect to such Loan Obligation or Eligible Investment, determined in accordance with the assumptions specified in Section 1.2 hereof.

“SEC”:  The Securities and Exchange Commission.

“Secured Parties”:  Collectively, the Trustee, the Noteholders and the Loan Obligation Manager, each as their interests appear in applicable Transaction Documents.

“Securities”:  Collectively, the Notes and the Preferred Shares.

“Securities Account”:  The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”:  The meaning specified in Section 3.3(a) hereof.

“Securities Act”:  The Securities Act of 1933, as amended.

“Securities Intermediary”:  The meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”:  The meaning specified in Section 8-102(a)(17) of the UCC.

“Security”:  Any Note or Preferred Share or, collectively, the Notes and Preferred Shares, as the context may require.

“Seller”:  The meaning specified in the applicable Loan Obligation Purchase Agreement.

“Senior AB Participation”: A Loan Obligation that is a participation interest (or an A Note) in an Underlying Whole Loan pursuant to a participation agreement (or intercreditor agreement) in which the interest acquired by the Issuer is senior to one or more Junior Participations.

“Senior Pari Passu Participation”:  A Loan Obligation that is a participation interest in an Underlying Whole Loan in which the interest acquired by the Issuer is pari passu with one or more other Senior Pari Passu Participation Interests that are each Non-Acquired Participations and which each are the senior-most interest in such Underlying Whole Loan.

“Senior Participation”:  A Loan Obligation that is a senior participation interest (including A Notes and senior or pari passu participation interests) in an Underlying Whole Loan pursuant to a Senior AB Participation, in which the related Junior Participation is a Non-Acquired Participation.

“Sensitive Asset”: means (i) a Loan Obligation, or a portion thereof, or (ii) a real property or other interest (including, without limitation, an interest in real property) resulting from the conversion, exchange, other modification or exercise of remedies with respect to a Loan Obligation or portion thereof, in either case, as to which the Loan Obligation Manager has determined, based on an Opinion of Counsel, could give rise to material liability of the Issuer (including liability for taxes) if held directly by the Issuer.

“Servicing Agreement”:  The Servicing Agreement, dated as of the Closing Date, by and among the Issuer, the Trustee, the Loan Obligation Manager and the CLO Servicer, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Servicing Fee”:  With respect to each Due Period the aggregate amount of all servicing fees payable to the CLO Servicer under the Servicing Agreement and any backup servicer named therein or in any backup servicing agreement to which the Issuer is a party during such Due Period.

“Share Registrar”:  MaplesFS Limited, unless a successor Person shall have become the Share Registrar pursuant to the applicable provisions of the Preferred Share Paying Agency Agreement, and thereafter “Share Registrar” shall mean such successor Person.

“Specified Person”:  The meaning specified in Section 2.6(a) hereof.

“Stated Maturity Date”:  The Payment Date occurring in March 2025.

“Tax Event”: (i) Any borrower is, or on the next scheduled payment date under any Loan Obligation, will be, required to deduct or withhold from any payment under any Loan Obligation to the Issuer for or on account of any tax for whatever reason and such borrower is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such borrower or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (ii) any jurisdiction imposes net income, profits, or similar tax on the Issuer or (iii) the Issuer fails to maintain its status as a Qualified REIT Subsidiary or other disregarded entity of a REIT and is not a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes.  Withholding taxes imposed under FATCA, if any, shall be disregarded in applying the definition of “Tax Event.”

“Tax Materiality Condition”:  The condition that will be satisfied if either (i) as a result of a Tax Event, a tax or taxes are imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred and such amount exceeds, in the aggregate, U.S.$1 million during any 12-month period or (ii) the Issuer fails to maintain its status as a Qualified REIT Subsidiary or other disregarded entity of a REIT and is not a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes.

“Tax Redemption”:  The meaning specified in Section 9.1(b) hereof.

“Total Redemption Price”:  The amount equal to funds sufficient to pay all amounts and expenses described under clauses (1) through (4) and (10) of Section 11.1(a)(i) and to redeem all Notes at their applicable Redemption Prices.

“Transaction Documents”:  This Indenture, the Loan Obligation Management Agreement, the Loan Obligation Purchase Agreements, the Placement Agreement, the Interest Rate Cap Agreements, the Company Administration Agreement, the Preferred Share Paying

Agency Agreement, the Servicing Agreement, the Collateral Administration Agreement and the Securities Account Control Agreement.

“Transfer Agent”:  The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes in its capacity as Transfer Agent.

“Treasury Regulations”:  Temporary or final regulations promulgated under the Code by the United States Treasury Department.

“Trust Officer”:  When used with respect to the Trustee, any officer within the Global Trust Services Group of the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Global Trust Services Group of the Corporate Trust Office because of his knowledge of and familiarity with the particular subject and who is directly responsible for the administration of this Indenture.

“Trustee”:  U.S. Bank National Association, a national banking association, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“UCC”:  The applicable Uniform Commercial Code.

“Uncertificated Security”:  The meaning specified in Section 3.3(a)(ii) hereof.

“Underlying Instruments”:  The indenture, loan agreement, note, mortgage, intercreditor agreement, participation agreement, co-lender agreement or other agreement pursuant to which a Loan Obligation or Eligible Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Obligation or Eligible Investment or of which holders of such Loan Obligation or Eligible Investment are the beneficiaries.

“Underlying Mortgaged Property”: With respect to a Loan Obligation that is (i) a Whole Loan, the commercial mortgage property or properties securing the Whole Loan and (ii) a Senior Participation, the commercial mortgage property or properties securing the Underlying Whole Loan.

“Underlying Whole Loan”:  With respect to any Loan Obligation that is an Acquired Participation, the Whole Loan in which such Acquired Participation represents a participation interest.

“United States” and “U.S.”: The United States of America, including any state and any territory or possession administered thereby.

“Unregistered Securities”:  The meaning specified in Section 5.17(c) hereof.

“Unscheduled Principal Payments”:  Any proceeds received by the Issuer from an unscheduled prepayment or redemption (in whole but not in part) by the obligor of a Loan Obligation (or, in the case of an Acquired Participation, the related Underlying Whole Loan) prior to the stated maturity date of such Loan Obligation (or, in the case of an Acquired Participation, the related Underlying Whole Loan).

“Unused Proceeds Account”:  The trust account established pursuant to Section 10.4(a) hereof.

“U.S. Person”: The meaning specified in Regulation S.

“Volcker Rule”: Section 13 of the Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations promulgated thereunder.

“Weighted Average Life”:  As of any Measurement Date with respect to the Loan Obligations (other than Defaulted Obligations), the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each Loan Obligation (other than Defaulted Obligations) by (b) the outstanding Principal Balance of such Loan Obligation and (ii) dividing such sum by the Aggregate Principal Balance at such time of all Loan Obligations (other than Defaulted Obligations).  For purposes of this definition, “Average Life” means, on any Measurement Date with respect to any Loan Obligation (other than a Defaulted Obligation), the quotient obtained by the Loan Obligation Manager by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one tenth thereof) from such Measurement Date to the respective dates of each successive expected distribution of principal of such Loan Obligation and (b) the respective amounts of such expected distributions of principal by (ii) the sum of all successive expected distributions of principal on such Loan Obligation.

“Weighted Average Spread”:  As of any date of determination, the number obtained (rounded up to the next 0.001%), by (A) summing the products obtained by multiplying (i) with respect to any Loan Obligation (other than a Defaulted Obligation), the greater of (x) the current stated spread above LIBOR (net of any servicing fees and expenses) at which interest accrues on each such Loan Obligation and (y) if such Loan Obligation provides for a minimum interest rate payable thereunder, the excess, if any, of the minimum interest rate applicable to such Loan Obligation (net of any servicing fees and expenses) over LIBOR by (ii) the Principal Balance of such Loan Obligation as of such date, and (B) dividing such sum by the aggregate Principal Balance of all Loan Obligations (excluding all Defaulted Obligations).

“Whole Loan”:  A commercial mortgage loan secured by a first-lien mortgage on a Multi-Family Property or an office property.

Section 1.2                                    Assumptions as to Assets.

(a)                                 In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Loan Obligation and Eligible Investment, or any payments on any other Assets, and with respect to the income that can be earned on Scheduled Distributions on any Loan Obligation or Eligible Investment and on any

other amounts that may be received for credit to the applicable Collection Account, the provisions set forth in this Section 1.2 shall be applied.

(b)                                 All calculations with respect to Scheduled Distributions on the Loan Obligations and Eligible Investments shall be made on the basis of information as to the terms of each such Asset and upon report of payments, if any, received on such Asset that are furnished by or on behalf of the related borrower, obligor or issuer of such Asset and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(c)                                  For each Due Period, the Scheduled Distribution on any Loan Obligation (other than a Defaulted Obligation, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) or Eligible Investment shall be the sum of (i) the total amount of payments and collections in respect of such Loan Obligation or Eligible Investment (including all Sales Proceeds received during the Due Period and not reinvested in Replacement Loan Obligations or retained in the Principal Collection Account for subsequent reinvestment) that, if paid as scheduled, will be available in the Collection Accounts at the end of such Due Period for payment on the Notes and of expenses of the Issuer and the Co-Issuer pursuant to the Priority of Payments and (ii) any such amounts received in prior Due Periods that were not disbursed on a previous Payment Date and do not constitute amounts which have been used as reimbursement with respect to a prior Interest Advance pursuant to the terms of this Indenture. On any date of determination, the amount of any Scheduled Distribution due on any future date with respect to any Loan Obligation as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

(d)                                 For purposes of calculating the Par Value Ratio (1) an appraisal reduction of a Loan Obligation will be assumed to result in an implied reduction of Principal Balance for such Loan Obligation only if such appraisal reduction is intended to reduce the interest payable on such Loan Obligation and only in proportion to such interest reduction and (2) any Loan Obligation that has sustained an implied reduction of Principal Balance due to an appraisal reduction will not be considered a Defaulted Obligation solely due to such implied reduction.

(e)                                  For purposes of calculating the Interest Coverage Ratio, (1) the expected interest income on the Loan Obligations and Eligible Investments and the expected interest payable on the Notes shall be calculated using the interest rates applicable thereto on the applicable Measurement Date, (2) accrued original issue discount on Eligible Investments shall be deemed to be Scheduled Distributions due on the date such original issue discount is scheduled to be paid, (3) with respect to each Defaulted Obligation as to which the Loan Obligation Manager has delivered written notice to the Issuer and the Trustee of its intent to engage in either (x) Credit Risk/Defaulted Obligation Cash Purchase or (y) an exchange for an Exchange Obligation, the Loan Obligation Manager will have 45 days to exercise such purchase or exchange and during such period such Loan Obligation will not be treated as a Defaulted Obligation, (4) there will be excluded all scheduled or deferred payments of interest on or principal of Loan Obligations and any payment that the Loan Obligation Manager has determined in its reasonable judgment will not be made in cash or received when due and

(5) with respect to any Loan Obligation as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction, each payment thereon shall be deemed to be payable net of such withholding tax unless the related borrower is required to make additional payments to fully compensate the Issuer for such withholding taxes (including in respect of any such additional payments).

(f)                                   Each Scheduled Distribution receivable with respect to a Loan Obligation or Eligible Investment shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the applicable Collection Account except to the extent the Loan Obligation Manager has a reasonable expectation that such Scheduled Distribution will not be received on the applicable Due Date.  All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the applicable Collection Account for transfer to the Payment Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture.

(g)                                  All calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Assets, shall be made on the basis of the date on which the Issuer makes a binding commitment to purchase or sell a Loan Obligation or Eligible Investment rather than the date upon which such purchase or sale settles.

Section 1.3                                    Interest Calculation Convention.

All calculations of interest hereunder that are made with respect to the Notes shall be made on the basis of the actual number of days during the related Interest Accrual Period divided by 360.

Section 1.4                                    Rounding Convention.

Unless otherwise specified herein, test calculations that evaluate to a percentage will be rounded to the nearest ten thousandth of a percentage point and test calculations that evaluate to a number or decimal will be rounded to the nearest one hundredth of a percentage point.

ARTICLE 2

THE NOTES

Section 2.1                                    Forms Generally.

The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer and the Co-Issuer, executing such Notes as evidenced by their execution of such Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2                                    Forms of Notes and Certificate of Authentication.

(a)                                 Form.  The form of each Class of Notes including the Certificate of Authentication, shall be substantially as set forth in Exhibits A and B hereto.

(b)                                 Global Securities and Definitive Notes.

(i)                                     The Notes initially offered and sold in the United States to (or to U.S. Persons who are) QIBs shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A and B hereto added to the form of such Notes (each, a “Rule 144A Global Security”), which shall be registered in the name of the nominee of the Depository and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depository, duly executed by the Issuer and the Co-Issuer and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(ii)                                  The Notes initially offered and sold in the United States to (or to U.S. Persons who are) IAIs shall be issued in definitive form, registered in the name of the legal or beneficial owner thereof attached without interest coupons with the applicable legend set forth in Exhibits A and B hereto added to the form of such Notes (each a “Definitive Note”), which shall be duly executed by the Issuer and the Co-Issuer and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(iii)                               The Notes initially sold to non-U.S. Persons in offshore transactions in reliance on Regulation S shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A and B, hereto added to the form of such Notes (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream, Luxembourg or their respective depositories, duly executed by the Issuer and the Co-Issuer and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(c)                                  Book-Entry Provisions.  This Section 2.2(c) shall apply only to Global Securities deposited with or on behalf of the Depository.

Each of the Issuer and Co-Issuer shall execute and the Trustee shall, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Securities that shall be (i) registered in the name of the nominee of the Depository for such Global Security or Global Securities and (ii) delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee’s agent as custodian for the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Trustee, as custodian for the Depository or under the Global Security, and the Depository may be treated by the Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Co-Issuer, the Trustee, or any agent of the Issuer, the Co-Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Security.

(d)                                 Delivery of Definitive Notes in Lieu of Global Securities.  Except as provided in Section 2.10 hereof, owners of beneficial interests in a Class of Global Securities shall not be entitled to receive physical delivery of a Definitive Note.

Section 2.3                                    Authorized Amount; Stated Maturity Date; and Denominations.

(a)                                 The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$219,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6 or 8.5 hereof.

Such Notes shall be divided into three Classes having designations and original principal amounts as follows:

Designation	Original Principal Amount
Class A Senior Secured Floating Rate Notes Due March 2025	U.S.$	165,750,000
Class B Secured Floating Rate Notes Due March 2025	U.S.$	24,750,000
Class C Secured Floating Rate Notes Due March 2025	U.S.$	28,500,000

(b)                                 The Notes shall be issuable in minimum denominations of U.S.$250,000 and integral multiples of U.S.$500 in excess thereof (plus any residual amount).

Section 2.4                                    Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer and the Co-Issuer by an Authorized Officer of the Issuer and the Co-Issuer, respectively.  The signature of such Authorized Officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer or the Co-Issuer shall bind the Issuer or the Co-Issuer, as the case may be, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Notes executed by the Issuer and the Co-Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date.  All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced.  In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5                                    Registration, Registration of Transfer and Exchange.

(a)                                 The Issuer and the Co-Issuer shall cause to be kept a register (the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer and the Co-Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes.  The Trustee is hereby initially appointed “Notes Registrar” for the purpose of maintaining the Notes Registrar and registering Notes and transfers and exchanges of such Notes with respect to the Notes Register kept in the United States as herein provided.  Upon any resignation or removal of the Notes Registrar, the Issuer and the Co-Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.

If a Person other than the Trustee is appointed by the Issuer and the Co-Issuer as Notes Registrar, the Issuer and the Co-Issuer shall give the Trustee prompt written notice of the appointment of a successor Notes Registrar and of the location, and any change in the location, of the Notes Register, and the Trustee shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer and the Co-Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Issuer to be maintained as provided in Section 7.2.  Whenever any Note is surrendered for exchange, the Issuer and the Co-Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and the Co-Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Notes Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

None of the Notes Registrar, the Issuer or the Co-Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b)                                 No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from the registration requirements under applicable state securities laws.

(c)                                  No Note may be offered, sold, resold or delivered, within the United States or to, or for the benefit of, U.S. Persons except in accordance with Section 2.5(e) below and in accordance with Rule 144A to QIBs or, solely with respect to Definitive Notes, IAIs who are also Qualified Purchasers purchasing for their own account or for the accounts of one or more QIBs or IAIs who are also Qualified Purchasers, for which the purchaser is acting as fiduciary or agent.  The Notes may be offered, sold, resold or delivered, as the case may be, in offshore transactions to non-U.S. Persons in reliance on Regulation S.  None of the Issuer, the Co-Issuer, the Trustee or any other Person may register the Notes under the Securities Act or any state securities laws.

(d)                                 Upon final payment due on the Stated Maturity Date of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of the Paying Agent (outside the United States if then required by applicable law in the case of a Note in definitive form issued in exchange for a beneficial interest in a Regulation S Global Security pursuant to Section 2.10).

(e)                                  Transfers of Global Securities.  Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depository, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.2(c) and this Section 2.5(e).

(i)                                     Except as otherwise set forth below, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.  Transfers of a Global Security to a Definitive Note may only be made in accordance with Section 2.10.

(ii)                                  Regulation S Global Security to Rule 144A Global Security or Definitive Note.  If a holder of a beneficial interest in a Regulation S Global Security wishes at any time to exchange its interest in such Regulation S Global Security for an interest in the corresponding Rule 144A Global Security or for a Definitive Note or to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Security or for a Definitive Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Security or for a Definitive Note.  Upon receipt by the Trustee or the Notes Registrar of:

(1)                                 if the transferee is taking a beneficial interest in a Rule 144A Global Security, instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Notes Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Security in an amount equal to the beneficial interest in such Regulation S Global Security, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and a duly completed certificate in the form of Exhibit D-2 attached hereto; or

(2)                                 if the transferee is taking a Definitive Note, a duly completed transfer certificate in substantially the form of Exhibit D-3 hereto, certifying that such transferee is an IAI and a Qualified Purchaser, then the Notes Registrar shall either (x) if the transferee is taking a beneficial interest in a Rule 144A Global Security, approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred or exchanged and the Notes Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Security equal to the reduction in the principal amount of the Regulation S Global Security or (y) if the transferee is taking an interest in a Definitive Note, the Notes Registrar shall record the transfer in the Notes Register in accordance with Section 2.5(a) and, upon execution by the Issuers, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes, as applicable, registered in the names specified in the instructions described above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Regulation S Global Security transferred by the transferor).

(iii)                               Definitive Note or Rule 144A Global Security to Regulation S Global Security.  If a holder of a beneficial interest in a Rule 144A Global Security or a Holder of a Definitive Note wishes at any time to exchange its interest in such Rule 144A Global Security or Definitive Note for an interest in the corresponding Regulation S Global Security, or to transfer its interest in such Rule 144A Global Security or Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Security, such holder, provided such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction, may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Security.  Upon receipt by the Trustee or the Notes Registrar of:

(1)                                 instructions given in accordance with DTC’s procedures from an Agent Member directing the Trustee or the Notes Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Security, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Security or Definitive Note to be exchanged or transferred, and in the case of a transfer of Definitive Notes, such Holder’s Definitive Notes properly endorsed for assignment to the transferee,

(2)                                 a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase,

(3)                                 in the case of a transfer of Definitive Notes, a Holder’s Definitive Note properly endorsed for assignment to the transferee, and

(4)                                 a duly completed certificate in the form of Exhibit D-1 attached hereto,

then the Trustee or the Notes Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Security (or, in the case of a transfer of Definitive Notes, the Trustee or the Notes Registrar shall cancel such Definitive Notes) and to increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security or Definitive Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Security equal to the reduction in the principal amount of the Rule 144A Global Security (or, in the case of a cancellation of Definitive Notes, equal to the principal amount of Definitive Notes so cancelled).

(iv)                              Transfer of Rule 144A Global Securities to Definitive Notes.  If, in accordance with Section 2.10, a holder of a beneficial interest in a Rule 144A Global Security wishes at any time to exchange its interest in such Rule 144A Global Security for a Definitive Note or to transfer its interest in such Rule 144A Global Security to a Person who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.10, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for a Definitive Note.  Upon receipt by the Trustee or the Notes Registrar of (A) a duly complete certificate substantially in the form of Exhibit D-3 and (B) appropriate instructions from DTC, if required, the Trustee or the Notes Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Rule 144A Global Security by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security to be transferred or exchanged, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuers authenticate and deliver one or more Definitive Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Rule 144A Global Security transferred by the transferor).

(v)                                 Transfer of Definitive Notes to Rule 144A Global Securities.  If a holder of a Definitive Note wishes at any time to exchange its interest in such Definitive Note for a beneficial interest in a Rule 144A Global Security or to transfer such Definitive Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Security, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such Definitive Note for beneficial interest in a Rule 144A Global Security (provided that no IAI may hold an interest in a Rule 144A Global Security).  Upon receipt by the Trustee or the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee; (B) a duly completed certificate substantially in the form of Exhibit D-2 attached hereto; (C) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Rule 144A Global Securities in an amount equal to the Definitive Notes to be transferred or exchanged; and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account of DTC to be credited with such increase, the Trustee or the Notes Registrar shall cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Security equal to the principal amount of the Definitive Note transferred or exchanged.

(vi)             Other Exchanges.  In the event that, pursuant to Section 2.10 hereof, a Global Security is exchanged for Definitive Notes, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are to a QIB who is also a Qualified Purchaser or are to a non-U.S. Person, or otherwise comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer, the Co-Issuer and the Trustee.

(f)                Removal of Legend.  If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibits A and B hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Co-Issuer such satisfactory evidence, which may include an Opinion of Counsel of an attorney at law licensed to practice law in the State of New York (and addressed to the Issuer and the Trustee), as may be reasonably required by the Issuer and the Co-Issuer, if applicable, to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S, as applicable, the 1940 Act or ERISA.  So long as the Issuer or the Co-Issuer is relying on an exemption under or promulgated pursuant to the 1940 Act, the Issuer or the Co-Issuer shall not remove that portion of the legend required to maintain an exemption under or promulgated pursuant to the 1940 Act.  Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer and the Co-Issuer, if applicable, to the Trustee, the Trustee, at the direction of the Issuer and the Co-Issuer, if applicable, shall authenticate and deliver Notes that do not bear such applicable legend.

(g)               Each beneficial owner of Regulation S Global Securities shall be deemed to make the representations and agreements set forth in Exhibit D-1 hereto.

(h)              Each beneficial owner of Rule 144A Global Securities shall be deemed to make the representations and agreements set forth in Exhibit D-2 hereto.

(i)                  Each Holder of Definitive Notes shall make the representations and agreements set forth in the certificate attached as Exhibit D-3 hereto.

(j)                 Any purported transfer of a Note not in accordance with Section 2.5(a) shall be null and void and shall not be given effect for any purpose hereunder.

(k)              Notwithstanding anything contained in this Indenture to the contrary, neither the Trustee nor the Notes Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A or Regulation S promulgated thereunder), the 1940 Act, ERISA or the Code (or any applicable regulations thereunder); provided, however, that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.5 to be delivered to the Trustee or Notes Registrar prior to registration of transfer of a Note, the Trustee and/or Notes Registrar, as applicable, is required to request, as a condition for registering the transfer of the Note, such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Trustee or Notes Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).

(l)                  If the Trustee determines or is notified by the Issuer, the Co-Issuer or the Loan Obligation Manager that (i) a transfer or attempted or purported transfer of any interest in any Note was consummated in compliance with the provisions of this Section 2.5 on the basis of a materially incorrect certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Trustee any certification required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certification or any deemed representation or agreement of such holder, the Trustee shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

In addition, the Trustee may require that the interest in the Note referred to in (i), (ii) or (iii) in the preceding paragraph be transferred to any person designated by the Issuer or the Loan Obligation Manager at a price determined by the Issuer or the Loan Obligation Manager, as applicable, based upon its estimation of the prevailing price of such interest and each Holder, by acceptance of an interest in a Note, authorizes the Trustee to take such action.  In any case, none of the Issuer, the Trustee nor the Loan Obligation Manager shall be held responsible for any losses that may be incurred as a result of any required transfer under this Section 2.5(l).

(m)          Each Holder of Notes approves and consents to (i) the initial purchase of the Loan Obligations by the Issuer from Affiliates of the Loan Obligation Manager on the Closing Date and (ii) any other transaction between the Issuer and the Loan Obligation Manager or its Affiliates that are permitted under the terms of this Indenture or the Loan Obligation Management Agreement.

(n)              As long as any Note is Outstanding, Notes held by Issuer Parent or an Issuer Parent Disregarded Entity may not be transferred, pledged or hypothecated to any other Person (except to Issuer Parent or an Issuer Parent Disregarded Entity) unless the Issuer receives an opinion of Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel experienced in such matters that such transfer will not cause the Issuer to be treated as a foreign corporation engaged in a trade or business in the United States for federal income tax purposes or to otherwise become subject to federal income tax on a net income basis (or has previously received an opinion of Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel experienced in such matters that the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for federal income tax purposes).

Section 2.6                                    Mutilated, Defaced, Destroyed, Lost or Stolen Note.

If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Co-Issuer, the Trustee and the relevant Transfer Agent (each a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Specified Person such security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless (an unsecured indemnity agreement delivered to the Trustee by an institutional investor with a net worth of at least U.S.$200,000,000 being deemed sufficient to satisfy such security or indemnity requirement), then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer and the Co-Issuer shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer and the Co-Issuer, if applicable, in their discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer and the Co-Issuer, if applicable, may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and the Co-Issuer, if applicable, and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7                                    Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

(a)                                 The Class A Notes shall accrue interest during each Interest Accrual Period at the Class A Rate.  Interest on each Class A Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class A Note bears to the Aggregate Outstanding Amount of all Class A Notes; provided, however, that the payment of interest on the Class A Notes is subordinated to the payment on each Payment Date of certain amounts in accordance with the Priority of Payments.

(b)                                 The Class B Notes shall accrue interest during each Interest Accrual Period at the Class B Rate.  Interest on each Class B Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class B Note bears to the Aggregate Outstanding Amount of all Class B Notes; provided, however, that the payment of interest on the Class B Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including any Class A Defaulted Interest Amount) and certain other amounts in accordance with the Priority of Payments.

(c)                                  The Class C Notes shall accrue interest during each Interest Accrual Period at the Class C Rate.  Interest on each Class C Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class C Note bears to the Aggregate Outstanding Amount of all Class C Notes; provided, however, that the payment of interest on the Class C Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes and the Class B Notes (including any Class A Defaulted Interest Amount and any Class B Defaulted Interest Amount) and certain other amounts in accordance with the Priority of Payments.

(d)                                 Upon any Optional Redemption, Tax Redemption or Clean-up Call, all net proceeds remaining after the sale of the Loan Obligations in accordance with Article 12 hereof and Cash and proceeds from Eligible Investments (other than the Issuer’s right, title and interest in the property described in clause (i) of the definition of “Excepted Assets”), after the payment of the amounts referred to in clauses (1) through (11) of Section 11.1(a)(i) and clauses (1) through (7) of Section 11.1(a)(ii) will be distributed by the Trustee to the Preferred Shares Paying Agent for distribution to the Holders of the Preferred Shares in accordance with the Preferred Share Paying Agency Agreement, whereupon the Preferred Shares will be cancelled and deemed paid in full for all purposes.

(e)                                  Interest shall cease to accrue on each Class of Notes, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date,

whichever occurs first, unless payment of principal is improperly withheld or unless a Default has occurred with respect to such payments of principal.

(f)                                   The principal of each Class of Notes matures at par and is due and payable on the Stated Maturity Date, unless such principal has been previously repaid or unless the unpaid principal of such Class of Notes becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that the payment of principal on the Class B Notes (other than payment of principal pursuant to Section 9.5) may only occur after the principal on the Class A Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and other amounts in accordance with the Priority of Payments and any payment of principal on the Class B Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes have been paid in full; provided, further, that the payment of principal on the Class C Notes (other than payment of principal pursuant to Section 9.5) may only occur after the principal on the Class B Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class B Notes and other amounts in accordance with the Priority of Payments and any payment of principal on the Class C Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class B Notes have been paid in full.  Payments of principal on the Notes in connection with a Clean-up Call, Tax Redemption or Optional Redemption will be made in accordance with Section 9.1 and the Priority of Payments.

(g)                                  As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Issuer shall require certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee, the Preferred Shares Paying Agent and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Security under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.  Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States)) or any successors to such IRS forms.  In addition, each of the Issuer, Co-Issuer, the Trustee, Preferred Shares Paying Agent or any Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets.  Each Holder and each beneficial owner of Notes agree to provide any certification requested pursuant to this Section 2.7(g) and to update or replace such form or certification in accordance with its terms or its subsequent amendments.  Furthermore, (i) if a Holder is a “foreign financial institution” or other foreign financial entity subject to FATCA or (ii) if the Issuer is no longer a Qualified REIT Subsidiary, but is instead a foreign corporation for U.S. federal income tax purposes, the Issuer shall require information to comply with FATCA requirements pursuant to clause (xii) of the representations and warranties set forth under the third paragraph of Exhibit D-1 hereto, as deemed made pursuant to Section 2.5(g) hereto, or pursuant to clause (xiii) of the representations and warranties set forth under the third paragraph of Exhibit D-2 hereto, as deemed made pursuant to Section 2.5(h) hereto, or pursuant to clause (xi) of the representations and warranties set forth under the third paragraph of Exhibit D-3 hereto, made pursuant to Section 2.5(i) hereto, as applicable.  In the event a Holder fails to provide such information, or to the extent the Holder’s ownership of Notes would otherwise cause the Issuer to be subject to any tax under FATCA, (A) the Issuer is authorized to withhold amounts otherwise distributable to the Holder as compensation for any tax imposed under FATCA as a result of such failure or the Holder’s ownership, and (B) to the extent necessary to avoid an adverse effect on the Issuer as a result of such failure or the Holder’s ownership, the Issuer will have the right to compel the Holder to sell its Notes, and, if the Holder does not sell its Notes within 10 Business Days after notice from the Issuer, to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Holder as payment in full for such Notes.  The Issuer may also assign each such Note a separate CUSIP number or CUSIP numbers in the Issuer’s sole discretion.

(h)                                 Payments in respect of interest on and principal on the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register.  The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of a Global Security held by the Depository or its nominee, shall immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Security as shown on the records of the Depository or its nominee.  The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global Security held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers.  Such payments will be the responsibility of the Agent Members.  Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of the Paying Agent (outside of the United States if then required by applicable law in the case of a Definitive Note issued in exchange for a beneficial interest in the Regulation S Global Security) on or prior to such Maturity.  None of the Issuer, the Co-Issuer, the Trustee or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein.  In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity Date thereof) the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Issuer, shall not more than 30 nor fewer than five Business Days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall state the date on which such payment will be made and the amount of such payment and shall specify the place where such Notes may be presented and surrendered for such payment.

(i)                                     Subject to the provisions of Sections 2.7(a) through (h) and Section 2.7(l) hereof, Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date.  All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer and the Co-Issuer to be maintained as provided in Section 7.2 (or returned to the Trustee).

(j)                                    Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(k)                                 Payments of principal to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(l)                                     Interest accrued with respect to the Notes shall be calculated as described in the applicable form of Note attached hereto.

(m)                             All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date, Redemption Date or upon Maturity shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(n)                                 Notwithstanding anything contained in this Indenture to the contrary, the obligations of the Issuer and the Co-Issuer under the Notes, this Indenture and the other Transaction Documents are limited-recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Assets and following realization of the Assets, all obligations of the Co-Issuers and any claims of the Noteholders, the Trustee or any other parties to any Transaction Documents shall be extinguished and shall not thereafter revive.  No recourse shall be had for the payment of any amount owing in respect of the Notes against any Officer, director, employee, shareholder, limited partner or incorporator of the Issuer, the Co-Issuer or any of their respective successors or assigns for any amounts payable under the Notes or this Indenture.  It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture (to the extent it relates to the obligation to make payments on the Notes) until such Assets have been realized, whereupon any outstanding indebtedness or obligation in respect of the Notes, this Indenture and the other Transaction Documents shall be extinguished and shall not thereafter revive.  It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(o)                                 Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(p)                                 Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes (but subject to Sections 2.7(f) and (l)), if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7 hereof.

(q)                                 Payments in respect of the Preferred Shares as contemplated by Sections 11.1(a)(i)(12) and 11.1(a)(ii)(8) shall be made by the Trustee to the Preferred Shares Paying Agent.

Section 2.8                                    Persons Deemed Owners.

The Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee may treat as the owner of a Note the Person in whose name such Note is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Co-Issuer or the Trustee nor any agent of the Issuer, the Co-Issuer or the Trustee shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Securities, and owners of beneficial interests in Global Securities will not be considered the owners of any Notes for the purpose of receiving notices.  With respect to the Preferred Shares, on any Payment Date, the Trustee shall deliver to the Preferred Shares Paying Agent the distributions thereon for distribution to the Preferred Shareholders.

Section 2.9                                    Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and shall be promptly canceled by the Trustee and may not be reissued or resold.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture.  All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer and the Co-Issuer shall direct by an Issuer Order that they be returned to them.  Notes of the most senior Class Outstanding that are held by the

Issuer, the Co-Issuer, the Loan Obligation Manager or any of their respective Affiliates may be submitted to the Trustee for cancellation at any time.

Section 2.10                             Global Securities; Definitive Notes; Temporary Notes.

(a)                                 Definitive Notes.  Definitive Notes shall only be issued in the following limited circumstances:

(i)                                     upon Transfer of Global Securities to an IAI in accordance with the procedures set forth in Section 2.5(e)(ii) or Section 2.5(e)(iii);

(ii)                                  if a holder of a Definitive Note wishes at any time to exchange such Definitive Note for one or more Definitive Notes or transfer such Definitive Note to a transferee who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.10, such holder may effect such exchange or transfer upon receipt by the Trustee or the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee, and (B) duly completed certificates in the form of Exhibit D-3, upon receipt of which the Trustee or the Notes Registrar shall then cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Co-Issuers authenticate and deliver one or more Definitive Notes bearing the same designation as the Definitive Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Definitive Note surrendered by the transferor);

(iii)                               in the event that the Depository notifies the Issuer and the Co-Issuer that it is unwilling or unable to continue as Depository for a Global Security or if at any time such Depository ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depository is not appointed by the Issuer within 90 days of such notice, the Global Securities deposited with the Depository pursuant to Section 2.2 hereof shall be transferred to the beneficial owners thereof subject to the procedures and conditions set forth in this Section 2.10.

(b)                                 Any Global Security that is exchanged for a Definitive Note shall be surrendered by the Depository to the Trustee’s Corporate Trust Office together with necessary instruction for the registration and delivery of a Definitive Note to the beneficial owners (or such owner’s nominee) holding the ownership interests in such Global Security.  Any such transfer shall be made, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Notes of the same Class and authorized denominations.  Any Definitive Notes delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.5(f), bear the applicable legend set forth in Exhibits C-1 or C-2, as applicable, and shall be subject to the transfer restrictions referred to in such applicable legend.  The Holder of each such registered individual Global Security may transfer such Global Security by surrendering it at the Corporate Trust Office of the Trustee, or at the office of the Paying Agent.

(c)                                  Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)                                 In the event of the occurrence of either of the events specified in Section 2.10(a) above, the Issuer and the Co-Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes.

Pending the preparation of Definitive Notes pursuant to this Section 2.10, the Issuer and the Co-Issuer may execute and, upon Issuer Order, the Trustee shall authenticate and deliver, temporary Class A Notes, Class B Notes or Class C Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Definitive Notes may determine, as conclusively evidenced by their execution of such Definitive Notes.

If temporary Definitive Notes are issued, the Issuer and the Co-Issuer shall cause permanent Definitive Notes to be prepared without unreasonable delay.  The Definitive Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable notes exchange, all as determined by the Officers executing such Definitive Notes.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the applicable temporary Class A, Class B or Class C Notes at the office or agency maintained by the Issuer and the Co-Issuer for such purpose, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Class A Notes, Class B Notes or Class C Notes, the Issuer and the Co-Issuer shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations.  Until so exchanged, the temporary Class A Notes, Class B Notes or Class C Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.11                             U.S. Tax Treatment of Notes and the Issuer.

(a)                                 Each of the Issuer and the Co-Issuer intends that, for U.S. federal income tax purposes, the Notes (unless held by Issuer Parent or an Issuer Parent Disregarded Entity) be treated as debt and that the Issuer be treated as a Qualified REIT Subsidiary (unless the Issuer has received an opinion of Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel experienced in such matters opining that the Issuer will be treated as a foreign corporation not engaged in a trade or business in the United States for U.S. federal income tax purposes).  Each prospective purchaser and any subsequent transferee of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note in a manner consistent with the preceding sentence for U.S. federal income tax purposes.

(b)                                 The Issuer and the Co-Issuer shall account for the Notes and prepare any reports to Noteholders and tax authorities consistent with the intentions expressed in Section 2.11(a) above.

(c)                                  Each Holder of Notes shall timely furnish to the Issuer, the Co-Issuer or its agents any U.S. federal income tax form or certification (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States)) or any successors to such IRS forms that the Issuer, the Co-Issuer or its agents may reasonably request and shall update or replace such forms or certification in accordance with its terms or its subsequent amendments.  Furthermore, if the Issuer is no longer treated as a Qualified REIT Subsidiary but is instead a foreign corporation for U.S. federal income tax purposes or if a Noteholder is a “foreign financial institution” or other foreign financial entity subject to FATCA, Noteholders shall timely furnish any information required pursuant to Section 2.7(g).

Section 2.12                             Authenticating Agents.

Upon the request of the Issuer and the Co-Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, pursuant to this Indenture, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.  Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Co-Issuer.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Issuer and the Co-Issuer.  Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

The Trustee agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to

Section 6.7 hereof.  The provisions of Sections 2.9, 6.4 and 6.5 hereof shall be applicable to any Authenticating Agent.

Section 2.13                             Forced Sale on Failure to Comply with Restrictions.

(a)                                 Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a Note or interest therein to a U.S. Person who is determined not to have been both a QIB and a Qualified Purchaser at the time of acquisition of the Note or interest therein shall be null and void and any such proposed transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

(b)                                 If the Issuer determines that any Holder of a Note has not satisfied the applicable requirement described in Section 2.13(a) above (any such person a “Non-Permitted Holder”), then the Issuer shall promptly after discovery that such Person is a Non-Permitted Holder by the Issuer, the Co-Issuer or the Trustee (and notice by the Trustee or the Co-Issuer to the Issuer, if either of them makes the discovery), send notice (or procure that notice is sent) to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice.  If such Non-Permitted Holder fails to so transfer its Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose.  The Issuer, or the Trustee acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder.  However, the Issuer or the Trustee may select a purchaser by any other means determined by it in its sole discretion.  The Holder of such Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer and the Trustee to effect such transfers.  The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder.  The terms and conditions of any sale under this Section 2.13(b) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Note sold as a result of any such sale of exercise of such discretion.

Section 2.14                             No Gross Up.

The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

ARTICLE 3

CONDITIONS PRECEDENT; PLEDGED LOAN OBLIGATIONS

Section 3.1                                    General Provisions.

The Notes to be issued on the Closing Date shall be executed by the Issuer and the Co-Issuer upon compliance with Section 3.2 and shall be delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request and upon receipt by the Trustee of the items described below:

(a)                                 an Officer’s Certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, the Loan Obligation Management Agreement, the Placement Agreement, the Interest Rate Cap Agreements and related documents, the execution, authentication and delivery of the Notes and specifying the Stated Maturity Date of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date, (C) the Directors authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (D) the total aggregate Notional Amount of the Preferred Shares shall have been received in Cash by the Issuer on the Closing Date;

(b)                                 an Officer’s Certificate of the Co-Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture and related documents, the execution, authentication and delivery of the Notes and specifying the Stated Maturity Date of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (C) each Officer authorized to execute and deliver the documents referenced in clause (b)(i) above holds the office and has the signature indicated thereon;

(c)                                  (i) either (A) certificates of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as may have been given, or (B) an Opinion of Counsel of the Issuer reasonably satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as may have been given; and

(ii)                                  either (A) certificates of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Co-Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Notes, or (B) an Opinion of

Counsel of the Co-Issuer reasonably satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as may have been given;

(d)                                 an opinion of Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Co-Issuers, the Loan Obligation Manager and certain Affiliates thereof (which opinions may be limited to the laws of the State of New York and the federal law of the United States and may assume, among other things, the correctness of the representations and warranties made or deemed made by the owners of Notes pursuant to Sections 2.5(g), (h) and (i)) dated the Closing Date, as to certain matters of New York law and certain United States federal income tax and securities law matters, in a form satisfactory to the Co-Placement Agents and the Trustee;

(e)                                  opinions of Cadwalader, Wickersham & Taft LLP, special counsel to the Co-Issuers dated the Closing Date, relating to (i) the validity of the Grant hereunder and the perfection of the Trustee’s security interest in the Assets and (ii) certain bankruptcy matters, in each case, in a form satisfactory to the Trustee;

(f)                                   an opinion of Allen & Overy LLP, special counsel to the Arbor Parent, dated the Closing Date, regarding certain 1940 Act issues, in a form satisfactory to the Trustee;

(g)                                  an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Arbor Parent, dated the Closing Date, regarding its qualification and taxation as a REIT, in a form satisfactory to the Trustee;

(h)                                 an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Co-Issuer, dated the Closing Date, regarding certain issues of Delaware law, in a form satisfactory to the Trustee;

(i)                                     an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to ARMS Equity, dated the Closing Date, regarding certain issues of Delaware law, in a form satisfactory to the Trustee;

(j)                                    an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Loan Obligation Manager, dated the Closing Date, regarding certain issues of Delaware law, in a form satisfactory to the Trustee;

(k)                                 an opinion of (i) General Counsel to the CLO Servicer, dated the Closing Date, regarding certain issues of New York law, in a form satisfactory to the Trustee and (ii) Venable LLP, counsel to Arbor Realty SR, Inc., dated the Closing Date, regarding certain issues of Maryland law, in a form satisfactory to the Trustee;

(l)                                     an opinion of Maples and Calder, Cayman Islands counsel to the Issuer, dated the Closing Date, regarding certain issues of Cayman Islands law, in a form satisfactory to the Trustee;

(m)                             an opinion of Alston & Bird LLP, counsel to U.S. Bank National Association, regarding certain matters of United States, New York and Minnesota law;

(n)                                 an Officer’s Certificate given on behalf of the Issuer and without personal liability, stating that the Issuer is not in Default under this Indenture and that the issuance of the Securities by the Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for and all conditions precedent provided in the Preferred Share Paying Agency Agreement relating to the issuance by the Issuer of the Preferred Shares have been complied with;

(o)                                 an Officer’s Certificate given on behalf of the Co-Issuer stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Notes by the Co-Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with; and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Closing Date have been paid;

(p)                                 executed counterparts of the Loan Obligation Purchase Agreement, the Servicing Agreement, the Loan Obligation Management Agreement, the Advisory Committee Member Agreement, the Placement Agreement, the Preferred Share Purchase Agreement, the Preferred Share Paying Agency Agreement, the Interest Rate Cap Agreements (including an executed collateral assignment of any Interest Rate Cap Agreement) (which may be delivered within 30 days after the Closing Date) and the Securities Account Control Agreement;

(q)                                 an Accountants’ Report comparing and agreeing to the following information as of the Closing Date:  (i) the information with respect to each Loan Obligation set forth on the Schedule of Closing Date Loan Obligations attached hereto as Schedule A by reference to such sources as shall be specified therein and (ii) specifying the procedures undertaken by the accountants to review data and computations relating to the foregoing;

(r)                                    an Officer’s Certificate from the Loan Obligation Manager confirming that Schedule A hereto correctly lists the Closing Date Loan Obligations to be Granted to the Trustee on the Closing Date;

(s)                                   evidence of preparation for filing at the appropriate filing office in the District of Columbia of a financing statement, on behalf of the Issuer, relating to the perfection of the lien of this Indenture in those Assets in which a security interest may be perfected by filing under the UCC;

(t)                                    an Issuer Order executed by the Issuer and the Co-Issuer directing the Trustee to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii) deliver the authenticated Notes as directed by the Issuer and the Co-Issuer; and

(u)                                 such other documents as the Trustee may reasonably require.

Section 3.2                                    Security for Notes.

Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a)                                 Grant of Security Interest; Delivery of Loan Obligations.  The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Assets and the transfer of all Closing Date Loan Obligations acquired in connection therewith purchased by the Issuer on the Closing Date (as set forth in Schedule A hereto) to the Trustee, without recourse (except as expressly provided in each applicable Loan Obligation Purchase Agreement), in the manner provided in Section 3.3(a) and the crediting to the Custodial Account by the Custodial Securities Intermediary of such Closing Date Loan Obligations shall have occurred;

(b)                                 Certificate of the Issuer.  A certificate of an Authorized Officer of the Issuer given on behalf of the Issuer and without personal liability, dated as of the Closing Date, delivered to the Trustee, to the effect that, in the case of each Closing Date Loan Obligation pledged to the Trustee for inclusion in the Assets on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i)                                     the Issuer is the owner of such Closing Date Loan Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date and the liens created pursuant to the Indenture;

(ii)                                  the Issuer has acquired its ownership in such Closing Date Loan Obligation in good faith without notice of any adverse claim, except as described in paragraph (i) above;

(iii)                               the Issuer has not assigned, pledged or otherwise encumbered any interest in such Closing Date Loan Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv)                              the Underlying Instrument with respect to each such Closing Date Loan Obligation does not prohibit the Issuer from Granting a security interest in and assigning and pledging such Closing Date Loan Obligation to the Trustee;

(v)                                 the information set forth with respect to each such Closing Date Loan Obligation in Schedule A is true correct;

(vi)                              the Closing Date Loan Obligations included in the Assets satisfy the requirements of Section 3.2(a); and

(vii)                           (1) the Grant pursuant to the Granting Clauses of this Indenture shall, upon execution and delivery of this Indenture by the parties hereto, result in a valid and continuing security interest in favor of the Trustee for the benefit of the Secured Parties in all of the Issuer’s right, title and interest in and to the Closing Date Loan Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date; and

(2) upon (x) the execution and delivery of the Securities Account Control Agreement and the crediting of each Instrument evidencing the obligations of the borrowers under each Closing Date Loan Obligation to the Custodial Account in the manner set forth in Section 3.3(a)(i) hereof, (y) the delivery of the Instruments evidencing the obligations of the borrowers under each Closing Date Loan Obligation to the Custodial Securities Intermediary as set forth in Section 3.3(a)(iii) hereof and (z) the filing of a UCC-1 financing statement as set forth in Section 3.3(a)(v) hereof, the Trustee’s security interest in all Closing Date Loan Obligations shall be a validly perfected, first priority security interest under the UCC as in effect in each applicable jurisdiction.

(c)                                  Rating Letters.  The Trustee’s receipt of a letter signed by the Rating Agencies and confirming that (i) the Class A Notes have been rated “Aaa(sf)” by Moody’s and “AAA(sf)” by DBRS, (ii) the Class B Notes have been rated at least “Baa2(sf)” by Moody’s and “A(low)(sf)” by DBRS and (iii) the Class C Notes have been rated at least “BBB(low)(sf)” by DBRS and that such ratings are in full force and effect on the Closing Date.

(d)                                 Accounts.  Evidence of the establishment of the Payment Account, the Collection Account, the Unused Proceeds Account, the RDD Funding Account, the Expense Account, the Preferred Share Distribution Account and the Custodial Account.

(e)                                  Deposit to Expense Account.  On the Closing Date, the Issuer shall deposit into the Expense Account from the gross proceeds of the offering of the Securities, U.S.$200,000.

(f)                                   Deposit to Unused Proceeds Account.  On the Closing Date, the Issuer shall deposit into the Unused Proceeds Account, U.S.$ 50,342,074.54.

(g)                                  Issuance of Preferred Shares.  The Issuer shall have delivered to the Trustee evidence that the Preferred Shares have been, or contemporaneously with the issuance of the Notes will be, (i) issued by the Issuer and (ii) acquired in their entirety by ARMS Equity.

Section 3.3                                    Transfer of Assets.

(a)                                 U.S. Bank National Association is hereby appointed as Securities Intermediary (in such capacity, the “Custodial Securities Intermediary”) to hold all Assets delivered to it in physical form at its office in St. Paul, Minnesota.  Any successor to such Securities Intermediary shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer or the Co-Issuer and has capital and surplus of at least U.S.$200,000,000  and whose long-term unsecured debt is rated at least “Baa1” by Moody’s and “AA (low)” by DBRS.  Subject to the limited right to relocate Assets set forth in Section 7.5(b), the Custodial Securities Intermediary, as a Securities Intermediary, shall hold all Loan Obligations in the

Custodial Account, all Eligible Investments and other investments purchased in accordance with this Indenture in the respective Accounts in which the funds used to purchase such investments are held in accordance with Article 10 and, in respect of each Account (other than the Payment Account and the Preferred Share Distribution Account), the Trustee shall have entered into a securities account control agreement with the Issuer, as debtor and the Custodial Securities Intermediary, as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC as in effect in the State of New York) and the Trustee, as secured party (the “Securities Account Control Agreement”) providing, inter alia, that the establishment and maintenance of such Account will be governed by a law satisfactory to the Issuer, the Trustee and the Custodial Securities Intermediary.  To the maximum extent feasible, Assets shall be transferred to the Trustee as Security Entitlements in the manner set forth in clause (i) below.  In the event that the measures set forth in clause (i) below cannot be taken as to any Assets, such Asset may be transferred to the Trustee in the manner set forth in clauses (ii) through (vii) below, as appropriate.  The security interest of the Trustee in Assets shall be perfected and otherwise evidenced as follows:

(i)                    in the case of such Assets consisting of Security Entitlements, by the Issuer (A) causing the Custodial Securities Intermediary, in accordance with the Securities Account Control Agreement, to indicate by book entry that a Financial Asset has been credited to the Custodial Account and (B) causing the Custodial Securities Intermediary to agree pursuant to the Securities Account Control Agreement that it will comply with Entitlement Orders originated by the Trustee with respect to each such Security Entitlement without further consent by the Issuer;

(ii)                 in the case of Assets that are “uncertificated securities” (as such term is defined in the UCC), to the extent that any such uncertificated securities do not constitute Financial Assets forming the basis of Security Entitlements by the Trustee pursuant to clause (i) (the “Uncertificated Securities”), by the Issuer (A) causing the issuer(s) of such Uncertificated Securities to register on their respective books the Trustee as the registered owner thereof upon original issue or transfer thereof or (B) causing another Person, other than a Securities Intermediary, either to become the registered owner of such Uncertificated Securities on behalf of the Trustee, or such Person having previously become the registered owner, to acknowledge that it holds such Uncertificated Securities for the Trustee;

(iii)              in the case of Assets consisting of Certificated Securities in registered form to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Trustee pursuant to clause (i) (the “Registered Securities”), by the Issuer (A) causing (1) the Trustee to obtain possession of such Registered Securities in the State of Minnesota or (2) another Person, other than a Securities Intermediary, either to acquire possession of such Registered Securities on behalf of the Trustee, or having previously acquired such Registered Securities, in either case, in the State of Minnesota, to acknowledge that it holds such Registered Securities for the Trustee and (B) causing (1) the endorsement of such Registered Securities to the Trustee by an effective endorsement or (2) the registration of such Registered Securities in the name of the Trustee by the issuer thereof upon its original issue or registration of transfer;

(iv)             in the case of Assets consisting of Certificated Securities in bearer form, to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Trustee pursuant to clause (i) (the “Bearer Securities”), by the Issuer causing (A) the Trustee to obtain possession of such Bearer Securities in the State of Minnesota or (B) another Person, other than a Securities Intermediary, either to acquire possession of such Bearer Securities on behalf of the Trustee or, having previously acquired possession of such Bearer Securities, in either case, in the State of Minnesota, to acknowledge that it holds such Bearer Securities for the Trustee;

(v)                in the case of Assets that consist of Instruments (the “Minnesota Collateral”), to the extent that any such Minnesota Collateral does not constitute a Financial Asset forming the basis of a Security Entitlement acquired by the Trustee pursuant to clause (i), by the Issuer causing (A) the Trustee to acquire possession of such Minnesota Collateral in the State of Minnesota or (B) another Person (other than the Issuer or a Person controlling, controlled by, or under common control with, the Issuer) (1) to (x) take possession of such Minnesota Collateral in the State of Minnesota and (y) authenticate a record acknowledging that it holds such possession for the benefit of the Trustee or (2) to (x) authenticate a record acknowledging that it will hold possession of such Minnesota Collateral for the benefit of the Trustee and (y) take possession of such Minnesota Collateral in the State of Minnesota; and

(vi)             in the case of Assets that consist of General Intangibles and all other Assets of the Issuer in which a security interest may be perfected by filing a financing statement under Article 9 of the UCC as in effect in the District of Columbia, filing or causing the filing of a UCC financing statement naming the Issuer as debtor and the Trustee as secured party, which financing statement reasonably identifies all such Assets, with the Recorder of Deeds of the District of Columbia.

(b)              The Issuer hereby authorizes the filing of UCC financing statements describing as the collateral covered thereby “all of the debtor’s personal property and assets,” or words to that effect, notwithstanding that such wording may be broader in scope than the Assets described in this Indenture.

(c)               Without limiting the foregoing, the Issuer and the Trustee on behalf of the Bank agree, and the Bank shall cause the Custodial Securities Intermediary, to take such different or additional action as the Trustee may reasonably request in order to maintain the perfection and priority of the security interest of the Trustee in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and Treasury Regulations governing transfers of interests in Government Items (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Section 3.1(d), as to the need to file any financing statements or continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(d)              Without limiting any of the foregoing, in connection with each Grant of a Loan Obligation hereunder, the Issuer shall deliver (or cause to be delivered by the applicable

Seller) to the Custodial Securities Intermediary, in each case to the extent specified on the Closing Document Checklist in the form of Exhibit E attached hereto for such Loan Obligation provided to the Custodial Securities Intermediary by the Issuer (or the applicable Seller) the following documents (collectively, the “Loan Obligation File”):

(i)                    The original mortgage note or promissory note, as applicable, bearing all intervening endorsements, endorsed in blank or endorsed “Pay to the order of US Bank as Trustee without recourse,” and signed in the name of the last endorsee by an authorized Person;

(ii)                 An original of any participation certificate together with any and all intervening endorsements thereon, endorsed in blank on its face or by endorsement or stock power attached thereto (without recourse, representation or warranty, express or implied);

(iii)              An original of any participation agreement relating to any item of collateral that is not evidenced by a promissory note;

(iv)             An original blanket assignment of all unrecorded documents in blank (or, in the case of an Acquired Participation, a copy of any omnibus assignment in blank), in each case in form and substance acceptable for recording;

(v)                The original (or in the case of an Acquired Participation, a copy) of any guarantee executed in connection with the promissory note;

(vi)             The original mortgage with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of the Issuer (or the applicable Seller) certifying that such represents a true and correct copy of the original and that such original has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(vii)          The originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon (or a copy thereof together with an Officer’s Certificate of the Issuer (or the applicable Seller) certifying that such represents a true and correct copy of the original and that such original has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required), together with any other recorded document relating to the Loan Obligation otherwise included in the Loan Obligation File;

(viii)       The original assignment of mortgage in blank or in the name of the Issuer, in form and substance acceptable for recording and signed in the name of the last endorsee;

(ix)             The originals of all intervening assignments of mortgage, if any, with evidence of recording thereon, showing an unbroken chain of title from the originator thereof to the last endorsee, or copies thereof together with an Officer’s Certificate of the

Issuer (or the Seller) certifying that such represent true and correct copies of the originals and that such originals have each been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(x)                An original mortgagee policy of title insurance or a conformed version of the mortgagee’s title insurance commitment either marked as binding for insurance or attached to an escrow closing letter, countersigned by the title company or its authorized agent if the original mortgagee’s title insurance policy has not yet been issued;

(xi)             The original (or, in the case of an Acquired Participation, a copy) of any security agreement, chattel mortgage or equivalent document executed in connection with the Loan Obligation;

(xii)          The original assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of the Issuer certifying that such copy represents a true and correct copy of the original that has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(xiii)       The original assignment of any assignment of leases and rents in blank, in form and substance acceptable for recording;

(xiv)      A filed copy of the UCC-1 financing statements (and, with respect to Senior Participations, to the extent that the Issuer (or the applicable Seller) has been furnished with same) with evidence of filing thereon, and UCC-3 assignments in blank, which UCC-3 assignments shall be in form and substance acceptable for filing;

(xv)         The original (or, in the case of an Acquired Participation, a copy) of any environmental indemnity agreement;

(xvi)      The original (or, in the case of an Acquired Participation, a copy) of any general collateral assignment of all other documents held by the Issuer (or, in the case of an Acquired Participation, by the lead lender) in connection with the Loan Obligation;

(xvii)   An original (or, in the case of an Acquired Participation, a copy) of any disbursement letter from the collateral obligor to the original mortgagee;

(xviii)   An original of the survey of the encumbered property (or, in the case of an Acquired Participation, a copy thereof provided same has been furnished to the Issuer (or the applicable Seller) by the related lead lender);

(xix)      A copy of any opinion of counsel (and, with respect to an Acquired Participation, only to the extent such copy shall have been furnished to the Issuer (or the applicable Seller) by the lead lender);

(xx)         A copy of any property management agreement(s); and

(xxi)      With respect to any Loan Obligation secured by a ground lease, the related ground lease or a copy thereof and any related ground lessor estoppels.

With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the Issuer (or the applicable Seller) in time to permit their delivery hereunder at the time required, the Issuer (or the applicable Seller) shall deliver such original recorded documents to the Custodial Securities Intermediary promptly when received by the Issuer (or the applicable Seller) from the applicable recording office.

(e)               The execution and delivery of this Indenture by the Trustee shall constitute certification by the Trustee that (i) each original note specified to the Trustee by the Issuer (or the applicable Seller) and all allonges thereto, if any, have been received by the Custodial Securities Intermediary; and (ii) such original note has been reviewed by the Custodial Securities Intermediary and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the borrower), (B) appears to have been executed and (C) purports to relate to the Loan Obligation.  The Trustee agrees to review or cause to be reviewed the Loan Obligation File within 30 days after the Closing Date, and to deliver to the Issuer, the CLO Servicer and the Loan Obligation Manager an Asset Detail Report and Trust Receipt, in the form of Exhibit F attached hereto, indicating, subject to any exceptions found by it in such review, (A) those documents referred to in Section 3.3(d) that have been received, and (B) that such documents have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Mortgage Loan.  The Custodial Securities Intermediary shall have no responsibility for reviewing the Loan Obligation File except as expressly set forth in this Section 3.3(e).  Neither the Trustee nor the Custodial Securities Intermediary shall be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 3.3(d), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Underlying Mortgaged Property.

(f)                Upon the first anniversary of the Closing Date, the Custodial Securities Intermediary shall (i) deliver to the Issuer and the Loan Obligation Manager a final exception report as to any remaining documents that are not in the Loan Obligation File and (ii) request that the Issuer cause such document deficiency to be cured.

(g)               Without limiting the generality of the foregoing:

(i)                    from time to time upon the request of the Trustee, Loan Obligation Manager or CLO Servicer, the Issuer shall deliver (or cause to be delivered) to the Custodial Securities Intermediary any Underlying Instrument in the possession of the

Issuer and not previously delivered hereunder (including originals of Underlying Instruments not previously required to be delivered as originals) and as to which the Trustee, Loan Obligation Manager or CLO Servicer, as applicable, shall have reasonably determined to be necessary or appropriate for the administration of such Loan Obligation hereunder or under the Loan Obligation Management Agreement or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture;

(ii)                 in connection with any delivery of documents to the Custodial Securities Intermediary pursuant to clause (i) above, the Trustee shall deliver to the Loan Obligation Manager and the CLO Servicer, on behalf of the Issuer, a trust receipt in the form of Exhibit F acknowledging the receipt of such documents by the Custodial Securities Intermediary and that it is holding such documents subject to the terms of this Indenture; and

(iii)              from time to time upon request of the Loan Obligation Manager or the CLO Servicer, the Custodial Securities Intermediary shall, upon delivery by the Loan Obligation Manager or the CLO Servicer of a duly completed request for release in the form of Exhibit G hereto, release to the Loan Obligation Manager or the CLO Servicer such of the Underlying Instruments then in its custody as the Loan Obligation Manager or the CLO Servicer reasonably so requests.  By submission of any such request for release, the Loan Obligation Manager or the CLO Servicer, as applicable, shall be deemed to have represented and warranted that it has determined in accordance with the Loan Obligation Manager Standard or the Accepted Servicing Practices, respectively, set forth in the Loan Obligation Management Agreement or the Servicing Agreement, as the case may be, that the requested release is necessary for the administration of such Loan Obligation hereunder or under the Loan Obligation Management Agreement or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture.  The Loan Obligation Manager or the CLO Servicer shall return to the Custodial Securities Intermediary each Underlying Instrument released from custody pursuant to this clause (iii) within 20 Business Days of receipt thereof (except such Underlying Instruments as are released in connection with a sale, exchange or other disposition, in each case only as permitted under this Indenture, of the related Loan Obligation that is consummated within such 20-day period).  Notwithstanding the foregoing provisions of this clause (iii), (A) any note, certificate or other instrument evidencing a Pledged Loan Obligation shall be released only for the purpose of (1) a sale, exchange or other disposition of such Pledged Loan Obligation that is permitted in accordance with the terms of this Indenture, (2) presentation, collection, renewal or registration of transfer of such Loan Obligation or (3) in the case of any note, in connection with a payment in full of all amounts owing under such note, and (B) the Custodial Securities Intermediary may refuse to honor any request for release following the occurrence of an Event of Default under this Indenture.

(h)              As of the Closing Date (with respect to the Assets owned or existing as of the Closing Date) and each date on which an Asset is acquired (only with respect to each Asset so acquired or arising after the Closing Date), the Issuer represents and warrants as follows:

(i)                    this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Assets in favor of the Trustee for the benefit of the Secured Parties, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii)                 the Issuer owns and has good and marketable title to such Assets free and clear of any lien, claim or encumbrance of any Person;

(iii)              in the case of each Asset, the Issuer has acquired its ownership in such Asset in good faith without notice of any adverse claim as defined in Section 8-102(a)(1) of the UCC as in effect on the date hereof;

(iv)             other than the security interest granted to the Trustee for the benefit of the Secured Parties pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets;

(v)                the Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Assets other than any financing statement (x) relating to the security interest granted to the Trustee for the benefit of the Secured Parties hereunder or (y) that has been terminated; the Issuer is not aware of any judgment lien, Pension Benefit Guarantee Corporation lien or tax lien filings against the Issuer;

(vi)             the Issuer has received all consents and approvals required by the terms of each Asset and the Underlying Instruments to grant to the Trustee its interest and rights in such Asset hereunder;

(vii)          the Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee for the benefit of the Secured Parties hereunder;

(viii)       each Asset is an Instrument, a General Intangible, a Certificated Security or an Uncertificated Security, or has been or will have been credited to a Securities Account;

(ix)             the Custodial Securities Intermediary has agreed to treat all assets credited to any of the Accounts as Financial Assets;

(x)                the Issuer has delivered a fully executed Securities Account Control Agreement pursuant to which the Custodial Securities Intermediary has agreed to comply with all instructions originated by the Trustee relating to each of the Accounts without further consent of the Issuer; none of the Accounts is in the name of any person other than the Issuer or the Trustee; the Issuer has not consented to the Custodial Securities Intermediary to comply with any Entitlement Orders in respect of the Accounts and any Security Entitlement credited to any of the Accounts originated by any person other than the Trustee;

(xi)             (A) all original executed copies of each promissory note or other writings that constitute or evidence any pledged obligation that constitutes an Instrument have been delivered to the Custodial Securities Intermediary for the benefit of the Trustee, (B) the Issuer has received a written acknowledgement from the Custodial Securities Intermediary that the Custodial Securities Intermediary is acting solely as agent of the Trustee and (C) none of the promissory notes or other writings that constitute or evidence such collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Trustee;

(xii)          each of the Accounts constitutes a Securities Account in respect of which U.S. Bank National Association has accepted to be Custodial Securities Intermediary pursuant to the Securities Account Control Agreement on behalf of the Trustee as secured party under this Indenture.

(i)             The Trustee shall cause all Eligible Investments purchased by the Trustee or the Loan Obligation Manager on behalf of the Issuer to be promptly credited to the applicable Account.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1                                    Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, protections, indemnities and immunities of the Trustee and the specific obligations set forth below hereunder, (v) the rights, obligations and immunities of the Loan Obligation Manager hereunder and under the Loan Obligation Management Agreement, (vi) the rights, protections, indemnities and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement and (vii) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)                                 (i) either:

(1)                                 all Notes theretofore authenticated and delivered to Noteholders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for which payment has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(2)                                 all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) shall become due and payable at their Stated Maturity Date within one year, or (C) are to be called for redemption pursuant to Article 9 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer and the Co-Issuer pursuant to Section 9.3 and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; which obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s in an amount sufficient, as recalculated by a firm of Independent nationally-recognized certified public accountants, to pay and discharge the entire indebtedness (including, in the case of a redemption pursuant to Section 9.1 or Section 9.2, the Redemption Price) on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the respective Stated Maturity Date or the respective Redemption Date, as the case may be or (y) in the event all of the Assets are liquidated following the satisfaction of the conditions specified in Article 5, the Issuer shall have deposited or caused to be deposited with the Trustee, in trust, all proceeds of such liquidation of the Assets, for payment in accordance with the Priority of Payments;

(ii)                                  the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including any amounts then due and payable pursuant to the Collateral Administration Agreement and the Loan Obligation Management Agreement) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer other than Dissolution Expenses;  and

(iii)                               the Co-Issuers have delivered to the Trustee Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that in the case of clause (a)(i)(2)(x) above, the Issuer has delivered to the Trustee an opinion of Cadwalader, Wickersham & Taft LLP, or an opinion of another tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that the Noteholders would recognize no income gain or loss for U.S. federal income tax purposes as a result of such deposit and satisfaction and discharge of this Indenture; or

(b)                                 (i) the Trustee confirms to the Issuer that:

(1)                                 the Trustee is not holding any Assets (other than (x) the Loan Obligation Management Agreement, the Servicing Agreement, the Collateral Administration Agreement, the Interest Rate Cap Agreements and the Securities Account Control Agreement and (y) Cash in an amount not greater than the Dissolution Expenses); and

(2)                                 no assets (other than Excepted Assets or Cash in an amount not greater than the Dissolution Expenses) are on deposit in or to the credit of any Accounts in the name of the Issuer (or the Trustee for the benefit of the Issuer or any Secured Party);

(ii)                                  each of the Co-Issuers has delivered to the Trustee a certificate stating that (1) there are no Assets (other than (x) the Loan Obligation Management Agreement, the Servicing Agreement, the Collateral Administration Agreement, the Interest Rate Cap Agreements and the Securities Account Control Agreement and (y) Cash in an amount not greater than the Dissolution Expenses) that remain subject to the lien of this Indenture, and (2) all funds on deposit in or to the credit of the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Trustee for such purpose; and

(iii)                               the Co-Issuers have delivered to the Trustee Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Co-Issuer, the Trustee, and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7, 7.3 and 14.12 hereof shall survive.

Section 4.2                                    Application of Amounts held in Trust.

All amounts deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture (including, without limitation, the Priority of Payments) to the payment of the principal and interest, either directly or through any Paying Agent, as the Trustee may determine, and such amounts shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3                                    Repayment of Amounts Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all amounts then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer and the Co-Issuer, be remitted to the Trustee to be held and applied pursuant to Section 7.3 hereof and, in the case of amounts payable on the Notes, in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 4.4                                    Limitation on Obligation to Incur Company Administrative Expenses.

If at any time after an Event of Default has occurred and the Notes have been declared immediately due and payable, the sum of (i) Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer in Cash during the current Due Period (as certified by the Loan Obligation Manager in its reasonable judgment) is less than the sum of Dissolution Expenses and any accrued and unpaid Company Administrative Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Company Administrative Expenses as otherwise required by this Indenture to any Person other than the Trustee and its Affiliates, and failure to pay such amounts or provide or obtain such opinions, reports or services no longer required hereunder shall not constitute a Default hereunder, and the Trustee shall have no liability for any failure to obtain or receive any of the foregoing opinions, reports or services.

ARTICLE 5

REMEDIES

Section 5.1                                    Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                 a default in the payment of any interest on any Note when the same becomes due and payable and the continuation of any such default for three Business Days after a trust officer of the Trustee has actual knowledge or receives notice from any holder of Notes of such payment default; provided that in the case of a failure to disburse funds due to an administrative error or omission by the Loan Obligation Manager, Trustee, Collateral Administrator or any paying agent, such failure continues for five Business Days after a trust officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission; or

(b)                                 a default in the payment of principal (or the related Redemption Price, if applicable) of any Class A Note when the same becomes due and payable, at its Stated Maturity Date or any Redemption Date, or if there are no Class A Notes Outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class B Note when the same becomes due and payable at its Stated Maturity Date or any Redemption Date, or if there are no Class B Notes Outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class C Note when the same becomes due and payable at its Stated Maturity Date or any Redemption Date; provided, in each case, that in the case of a failure to disburse funds due to an administrative error or omission by the Loan Obligation Manager, Trustee, Collateral Administrator or any paying agent, such failure continues for five Business Days after a trust officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c)                                  the failure on any Payment Date to disburse amounts available in the Payment Account in accordance with the Priority of Payments set forth under Section 11.1(a) (other than (i) a default in payment described in clause (a) or (b) above and (ii) unless the holders of the Preferred Shares object, a failure to disburse any amounts to the Preferred Shares Paying Agent for distribution to the holders of the Preferred Shares), which failure continues for a period of three Business Days or, in the case of a failure to disburse such amounts due to an administrative error or omission by the Trustee or Paying Agent, which failure continues for five Business Days;

(d)                                 any of the Issuer, the Co-Issuer or the pool of Assets becomes an investment company required to be registered under the 1940 Act;

(e)                                  a default in any material respect in the performance, or breach, of any other covenant or other agreement of the Issuer or Co-Issuer (other than the covenant to make the payments described in clauses (a), (b) or (c) above or to meet the Note Protection Tests) or any representation or warranty of the Issuer or Co-Issuer hereunder or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made, and the continuation of such default or breach for a period of 30 days (or, if such default, breach or failure has an adverse effect on the validity, perfection or priority of the security interest granted hereunder, 15 days) after either the Issuer, the Co-Issuer or the Loan Obligation Manager has actual knowledge thereof or after notice thereof to the Issuer, the Co-Issuer and the Loan Obligation Manager by the Trustee or to the Issuer, the Co-Issuer, the Loan Obligation Manager and the Trustee by Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class;

(f)                                   the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(g)                                  the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action;

(h)                                 one or more final judgments being rendered against the Issuer or the Co-Issuer which exceed, in the aggregate, U.S.$1,000,000 and which remain unstayed, undischarged and unsatisfied for 30 days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by the Rating Agencies) a No Downgrade Confirmation has been received from each Rating Agency;

(i)                                     the Issuer loses its status as a Qualified REIT Subsidiary or other disregarded entity of the Arbor Parent for U.S. federal income tax purposes, unless (A) within 90 days, the Issuer either (1) delivers an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that, notwithstanding the Issuer’s loss of Qualified REIT Subsidiary or disregarded entity status for U.S. federal income tax purposes, the Issuer is not, and has not been, an association (or publicly traded partnership) taxable as a corporation, or is not, and has not been, otherwise subject to U.S. federal income tax on a net basis and the Noteholders are not otherwise materially adversely affected by the loss of Qualified REIT Subsidiary or disregarded entity status for U.S. federal income tax purposes or (2) receives an amount from the Preferred Shareholders sufficient to discharge in full the amounts then due and unpaid on the Notes and amounts and expenses described in clauses (1) through (11) under Section 11.1(a)(i) in accordance with the Priority of Payments or (B) all Classes of the Notes are subject to a Tax Redemption announced by the Issuer in compliance with this Indenture, and such redemption has not been rescinded; or

(j)                                    if the aggregate principal balance of (1) all Non-Controlling Participations owned by the Issuer and (2) all other assets that do not qualify as “qualifying interests” in real estate for purposes of Rule 3(c)(5)(c) of the 1940 Act (as described in the related no-action letters and other guidance provided by the SEC) owned by the Issuer is in excess of 35% of the aggregate principal balance of all Loan Obligations and other assets then owned by the Issuer.

Upon becoming aware of the occurrence of an Event of Default, the Issuer, shall promptly notify (or shall procure the prompt notification of) the Trustee, the Preferred Shares Paying Agent and the Preferred Shareholders in writing.  If the Loan Obligation Manager has actual knowledge of the occurrence of an Event of Default, the Loan Obligation Manager shall promptly notify, in writing, the Trustee, the Noteholders and the Rating Agencies of the occurrence of such Event of Default.

Section 5.2                                    Acceleration of Maturity; Rescission and Annulment.

(a)                                 If an Event of Default shall occur and be continuing (other than the Events of Default specified in Section 5.1(f) or 5.1(g)), the Trustee may (and shall at the direction of a Majority, by outstanding principal amount, of each Class of Notes voting as a separate Class (excluding any Notes owned by the Loan Obligation Manager or any of its Affiliates or by any accounts managed by them), declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable (and any such acceleration shall automatically terminate the Replacement Period).  Upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable thereunder in accordance with the Priority of Payments will become immediately due and payable (except that in the case of an Event of Default described in Section 5.1(f) or 5.1(g) above, such an acceleration shall occur automatically and without any further action and any such acceleration shall automatically terminate the Replacement Period).  If the Notes are accelerated, payments shall be made in the order and priority set forth in Section 11.1(a) hereof.  If the Notes are accelerated (whether such acceleration is automatic or otherwise), the Issuer (or the Loan Obligation Manager on its behalf) shall take the actions described in Section 18.1(c) herein.

(b)                                 At any time after such a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(e), 5.1(h) or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)                                     the Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)               all unpaid installments of interest on and principal on the Notes that would be due and payable hereunder if the Event of Default giving rise to such acceleration had not occurred;

(B)               all unpaid taxes of the Issuer and the Co-Issuer, Company Administrative Expenses and other sums paid or advanced by or otherwise due and payable to the Trustee hereunder;

(C)               with respect to the Advancing Agent and the Backup Advancing Agent, any amount due and payable for unreimbursed Interest Advances and Reimbursement Interest; and

(D)               with respect to the Loan Obligation Management Agreement, any Loan Obligation Manager Fee then due and any Company Administrative Expense due and payable to the Loan Obligation Manager thereunder; and

(ii)                                  the Trustee has determined that all Events of Default of which it has actual knowledge, other than the non-payment of the interest and principal on the Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.14.

At any such time that the Trustee, subject to Section 5.2(b), shall rescind and annul such declaration and its consequences as permitted hereinabove, the Trustee shall preserve the Assets in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided, however, that if such preservation of the Assets is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c)                                  Subject to Sections 5.4 and 5.5, a Majority of the Controlling Class shall have the right to direct the Trustee in the conduct of any Proceedings for any remedy available to the Trustee or in the sale of any or all of the Assets; provided that (i) such direction will not conflict with any rule of law or this Indenture; (ii) the Trustee may take any other action not inconsistent with such direction; (iii) the Trustee determines that such action will not subject it to liability (unless the Trustee has received satisfactory indemnity or reasonable security against any such liability); and (iv) any direction to undertake a sale of the Assets may be made only as described in Section 5.17.

(d)                                 As security for the payment by the Issuer of the compensation and expenses of the Trustee and any sums the Trustee may be entitled to receive as indemnification by the Issuer, the Issuer hereby grants the Trustee a lien on the Assets, which lien is senior to the lien of the Noteholders.  The Trustee’s lien shall be subject to the Priority of Payments and exercisable by the Trustee only if the Notes have been declared due and payable following an Event of Default and such acceleration has not been rescinded or annulled.

(e)                                  A Majority of the Aggregate Outstanding Amount of Notes of the Controlling Class, may, prior to the time a judgment or decree for the payment of amounts due has been obtained by the Trustee, waive any past Default on behalf of the holders of all the Notes and its consequences in accordance with Section 5.14.

Section 5.3                                    Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)                                 The Issuer covenants that if a Default shall occur in respect of the payment of any interest on any Class A Note, the payment of principal on any Class A Note (but only after interest with respect to the Class A Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class B Note (but only after interest with respect to the Class A Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class B Note (but only after interest and principal with respect to the Class A Notes and interest with respect to the Class B Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class C Note (but only after interest with respect to the Class A Notes and Class B Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full) or the payment of principal on any Class C Note (but only after interest and principal with respect to the Class A Notes and the Class B Notes and interest with respect to the Class C Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the Issuer and Co-Issuer shall, upon demand of the Trustee or any affected Noteholder, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest or other payment with interest on the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and such Noteholder and their respective agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and the Co-Issuer or any other obligor upon the Notes and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee shall proceed to protect and enforce its rights and the rights of the Noteholders by such Proceedings (x) as directed by a Majority of the Controlling Class or (y) in the absence of direction by a Majority of the Controlling Class, as deemed most effectual by the Trustee; provided, that (a) such direction must not conflict with any rule of law or with any express provision of this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, (c) the Trustee has been provided with security or indemnity reasonably satisfactory to it, and (d) notwithstanding the foregoing, any direction to the Trustee to undertake a sale of Assets may be given only in accordance with the preceding paragraph, in connection with any sale and liquidation of all or a portion of the Assets, the preceding sentence, and, in all cases, the applicable provisions of this Indenture.  Such Proceedings shall be used for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In the case where (x) there shall be pending Proceedings relative to the Issuer or the Co-Issuer under the Bankruptcy Code, any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands, or any other applicable bankruptcy, insolvency or other similar law, (y) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the Co-Issuer, or their respective property, or (z) there shall be any other comparable Proceedings relative to the Issuer or the Co-Issuer, or the creditors or property of the Issuer or the Co-Issuer, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration, or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, the Trustee shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(b)                                 to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(c)                                  unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or of a Person performing similar functions in comparable Proceedings; and

(d)                                 to collect and receive any amounts or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its own negligence, willful misconduct or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, vote for, accept or adopt, on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, shall be applied as set forth in Section 5.7.

In any Proceedings brought by the Trustee on behalf of the Noteholders, the Trustee shall be held to represent all the Holders of the Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless the conditions specified in Section 5.5(a) are met.

Section 5.4                                    Remedies.

(a)                                 If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer and the Co-Issuer agree that the Trustee may, after notice to the Noteholders, and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)                                     institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture (whether by declaration or otherwise), enforce any judgment obtained and collect from the Assets any amounts adjudged due;

(ii)                                  sell all or a portion of the Assets or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii)                               institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)                              exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v)                                 exercise any other rights and remedies that may be available at law or in equity;

provided, however, that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless either of the conditions specified in Section 5.5(a) is met.

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation with demonstrated capabilities in structuring and distributing notes or certificates similar to the Notes as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Notes and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)                                 If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)                                  Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder, Preferred Shareholder or the Loan Obligation Manager or any of its Affiliates may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes).  Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall either be returned to the Holders thereof after proper notation has been made thereon to show partial payment or a new note shall be delivered to the Holders reflecting the reduced interest thereon.

Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee or of the Officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall (x) bind the Issuer, the Co-Issuer, the Trustee, the Noteholders and the Preferred Shareholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold and (y) be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)                                 Notwithstanding any other provision of this Indenture or any other Transaction Document, none of the Advancing Agent, the Trustee or any other Secured Party, any other party to any Transaction Document or third party beneficiary of this Indenture may, prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands) after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Issuer Permitted Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws of any jurisdiction.  Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Advancing Agent, the Trustee or any other Secured Party or any other party to any Transaction Document (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee or any other Secured Party or any other party to any Transaction Document, or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 5.5                                    Preservation of Assets.

(a)                                 Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, the Trustee shall (except as otherwise expressly permitted or required under this Indenture) retain the Assets securing the Notes, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Articles 10, 12 and 13 and shall not sell or liquidate the Assets, unless either:

(i)                                     the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes, Company Administrative Expenses due and payable pursuant to the Priority of Payments, the Loan Obligation Manager Fees due and payable pursuant to the Priority of Payments and amounts due and payable to the Advancing Agent and the Backup Advancing Agent, in respect of unreimbursed Interest Advances and Reimbursement Interest, and the holders of a Majority of the Controlling Class agrees with such determination;

(ii)                                  the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of each Class of Notes (each voting as a separate Class) direct, subject to the provisions of this Indenture, the sale and liquidation of all or a portion of the Assets; or

(iii)                               an Event of Default as described in Section 5.1(j) occurs and is continuing, in which case the Loan Obligation Manager shall promptly proceed to liquidate the Assets (or such portion of the Assets as is necessary to cure such Event of Default).

In the event of a sale of a portion of the Assets pursuant to clause (ii) above, the Trustee shall sell those Assets identified by requisite Noteholders pursuant to a written direction in form and substance satisfactory to the Trustee and all proceeds of such sale shall be distributed in the order set forth in Section 11.1(a)(iii).

The Trustee shall give written notice of the retention of the Assets to the Issuer, the Co-Issuer, the Loan Obligation Manager and the Rating Agencies.  So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist.

(b)                                 Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Notes if the conditions set forth in Section 5.5(a) are not satisfied.  Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.

(c)                                  To assist the Trustee in determining whether the condition specified in Section 5.5(a)(i) exists, the Loan Obligation Manager shall obtain bid prices with respect to each Pledged Loan Obligation from two dealers (Independent of the Loan Obligation Manager and any of its Affiliates) at the time making a market in such Loan Obligations (or, if there is only one market maker, then the Loan Obligation Manager shall obtain a bid price from that market maker or, if no market maker, from a pricing service).  The Loan Obligation Manager shall compute the anticipated proceeds of sale or liquidation on the basis of the lowest of such bid prices for each such Pledged Loan Obligation and provide the Trustee with the results thereof.  For the purposes of determining issues relating to the market value of any Pledged Loan Obligation and the execution of a sale or other liquidation thereof, the Trustee may, but need not, retain at the expense of the Issuer and rely on an opinion of an Independent investment banking firm of national reputation in connection with a determination (notwithstanding that such opinion will not be the basis for such determination) as to whether the condition specified in Section 5.5(a)(i) exists.

The Trustee shall promptly deliver to the Noteholders a report stating the results of any determination required to be made pursuant to Section 5.5(a)(i).  If requested by a Majority of the Controlling Class, the Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days of such request.

Section 5.6                                    Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust.  Any recovery of judgment in respect of the Notes shall be applied as set forth in Section 5.7 hereof.

In any Proceedings brought by the Trustee (and in any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) in respect of the Notes, the Trustee shall be deemed to represent all the Holders of the Notes.

Section 5.7                                    Application of Amounts Collected.

Any amounts collected by the Trustee with respect to the Notes pursuant to this Article 5 and any amounts that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied subject to Section 13.1 hereof and in accordance with the Priority of Payments set forth in Section 11.1 hereof, at the date or dates fixed by the Trustee.

Section 5.8                                    Limitation on Suits.

No Holder of any Notes shall have any right to institute any Proceedings (the right of a Noteholder to institute any proceeding with respect to the Indenture is subject to any non-petition covenants set forth in the Indenture), judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such Holder has previously given to the Trustee written notice of an Event of Default;

(b)                                 except as otherwise provided in Section 5.9 hereof, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(c)                                  the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d)                                 no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 hereof and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.9                                    Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture (except for Section 2.7(e) and 2.7(n)), the Holder of any Class of Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Class of Note as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, and, subject to the provisions of Sections 5.4 and 5.8 to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the right of such Holder to institute proceedings for the enforcement of any such payment shall not be subject to the 25% threshold requirement set forth in Section 5.8(b).

Section 5.10                             Restoration of Rights and Remedies.

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then (and in every such case) the Issuer, the Co-Issuer, the Trustee, and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.11                             Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default.  Every right and remedy given by this Article 5 or by law to the Trustee, or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, or by the Noteholders, as the case may be.

Section 5.13                             Control by the Controlling Class.

Notwithstanding any other provision of this Indenture, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, a Majority of the Controlling Class shall have the right to cause the institution of, and direct the time, method and place of conducting, any Proceeding for any remedy available to the Trustee and for exercising any trust, right, remedy or power conferred on the Trustee in respect of the Notes; provided that:

(a)                                 such direction shall not conflict with any rule of law or with this Indenture;

(b)                                 the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee shall not be required to take any action that it reasonably determines might subject it to liability;

(c)                                  the Trustee shall have been provided with indemnity satisfactory to it; and

(d)                                 any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Notes secured thereby representing at least 66-2/3% of the Aggregate Outstanding Amount of each Class of Notes.

Section 5.14                             Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the amounts due has been obtained by the Trustee, as provided in this Article 5, a Majority of each and every Class of Notes (voting as a separate Class) may, on behalf of the Holders of all the Notes, waive any past Default in respect of the Notes and its consequences, except a Default:

(a)                                 in the payment of principal of any Note;

(b)                                 in the payment of interest in respect of the Controlling Class;

(c)                                  in respect of a covenant or provision hereof that, under Section 8.2, cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby; or

(d)                                 in respect of any right, covenant or provision hereof for the individual protection or benefit of the Trustee, without the Trustee’s express written consent thereto.

In the case of any such waiver, the Issuer, the Co-Issuer, the Trustee, and the Holders of the Notes shall be restored to their respective former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.  The Trustee shall promptly give written notice of any such waiver to the Loan Obligation Manager and each Noteholder.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15                             Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by (x) the Trustee, (y) any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class or (z) any Noteholder for the enforcement of the payment of the principal of or interest on any Note or any other amount payable hereunder on or after the Stated Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16                             Waiver of Stay or Extension Laws.

Each of the Issuer and the Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including but not limited to filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and each of the Issuer and the Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17                             Sale of Assets.

(a)                                 The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until all amounts secured by the Assets shall have been paid or if there are insufficient proceeds to pay such amount until the entire Assets shall have been sold.  The Trustee may, upon notice to the Securityholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than three Business Days after the date of the determination by the Trustee pursuant to Section 5.5(a)(i) hereof, such Sale shall not occur unless and until the Trustee has again made the determination required by Section 5.5(a)(i) hereof.  The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

(b)                                 The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof.  The

Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes.  The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)                                  If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the SEC or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.  In no event shall the Trustee be required to register Unregistered Securities under the Securities Act.

(d)                                 The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof.  In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale.  No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or to see to the application of any amounts.

(e)                                  In the event of any Sale of the Assets pursuant to Section 5.4 or Section 5.5, payments shall be made in the order and priority set forth in Section 11.1(a) in the same manner as if the Notes had been accelerated.

Section 5.18                             Action on the Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the application for or obtaining of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or the Co-Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE 6

THE TRUSTEE

Section 6.1                                    Certain Duties and Responsibilities.

(a)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of manifest error, or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s Certificate furnished by the Loan Obligation Manager, notify the party delivering the same if such certificate or opinion does not conform.  If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b)                                 In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class (or other Noteholders to the extent provided in Article 5 hereof), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)                                  If, in performing its duties under this Indenture, the Trustee is required to decide between alternative courses of action, the Trustee may request written instructions from the Loan Obligation Manager as to courses of action desired by it.  If the Trustee does not receive such instructions within two Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action.  The Trustee shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.  The Trustee shall be entitled to rely on the advice of legal counsel and Independent accountants in performing its duties hereunder and be deemed to have acted in good faith if it acts in accordance with such advice.

(d)                                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this subsection shall not be construed to limit the effect of Section 6.1(a);

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer in accordance with this Indenture and/or the Controlling Class relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee in respect of any Note or exercising any trust or power conferred upon the Trustee under this Indenture;

(iv)                              no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(3) and Section 11.1(a)(ii)(1) net of the amounts specified in Section 6.7(a)(i), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to its ordinary services under this Indenture, except where this Indenture provides otherwise; and

(v)                                 the Trustee shall not be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Co-Issuer, the Loan Obligation Manager, the Controlling Class and/or a Noteholder under circumstances in which such direction is required or permitted by the terms of this Indenture.

(e)                                  For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(d), 5.1(f), 5.1(g), 5.1(h), 5.1(i) or 5.1(j) or any Default described in Section 5.1(e) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references, as applicable, the Notes generally, the Issuer, the Assets or this Indenture.  For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(f)                                   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 6.1(a), (b), (c), (d) and (e).

(g)                                  The Trustee shall, upon reasonable prior written notice, permit the Issuer, the Co-Issuer, the Loan Obligation Manager or the Rating Agencies, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Person) and to discuss the Trustee’s actions, as such actions relate to the Trustee’s duties with respect to the Notes, with the Trustee’s officers and employees responsible for carrying out the Trustee’s duties with respect to the Notes.

Section 6.2                                    Notice of Default.

Promptly (and in no event later than three Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Loan Obligation Manager, the Rating Agencies (for so long as any Class of Notes is Outstanding and rated by the Rating Agencies) and to all Holders of Notes as their names and addresses appear on the Notes Register, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

Section 6.3                                    Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a)                                 the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)                                  whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)                                 as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel (including with respect to any matters, other than factual matters, in connection with the execution by the Trustee of a supplemental indenture pursuant to Section 8.3) shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)                                   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of a Majority of the Controlling Class, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed and shall have received indemnification reasonably acceptable to the Trustee, and, the Trustee shall be entitled, on reasonable prior notice to the Issuer, the Co-Issuer, the Loan Obligation Manager and the CLO Servicer, to examine the books and records relating to the Notes and the Assets, as applicable, at the premises of the Issuer, the Co-Issuer and the Loan Obligation Manager, personally or by agent or attorney during the Issuer’s, the Co-Issuer’s or the

Loan Obligation Manager’s normal business hours upon not less than three Business Days’ prior written notice; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder (except with respect to its duty to make any Interest Advance under the circumstances specified in Section 10.9) either directly or by or through agents or attorneys provided that the Trustee shall not be responsible for any willful misconduct or negligence on the part of any agent appointed and supervised, or attorney appointed, with due care by it hereunder (other than for affiliates of the Collateral Administrator); provided, however, that the Trustee in any event shall remain responsible for the performance of its duties hereunder;

(h)                                 the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;

(i)                                     the Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, the Depository, any Transfer Agent (other than the Trustee itself acting in that capacity), Clearstream, Luxembourg, Euroclear, any Calculation Agent (other than the Trustee itself acting in that capacity) or any Paying Agent (other than the Trustee itself acting in that capacity);

(j)                                    the Trustee shall not be liable for the actions or omissions of the Loan Obligation Manager; and without limiting the foregoing, the Trustee shall not (except to the extent, if at all, otherwise expressly stated in this Indenture) be under any obligation to monitor, evaluate or verify compliance by the Loan Obligation Manager with the terms hereof or the Loan Obligation Management Agreement, or to verify or independently determine the accuracy of information received by it from the Loan Obligation Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Loan Obligations;

(k)                                 to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States in effect from time to time (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to Section 10.12 as to the application of GAAP in such connection, in any instance; and

(l)                                     neither the Trustee nor the Collateral Administrator shall have any responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Loan Obligation Manager on behalf of the Issuer); provided, however, that the Trustee shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgement or other agreement with the Independent accountants required for the Trustee to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgement that the

Issuer has agreed that the “agreed upon procedures” between the Issuer and the Independent accountants are sufficient for its purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims and acknowledgement of other limitation of liability in favor of the Independent accounts, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accounts (including to the Holders).  Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent accountants that the Trustee determines adversely affects it in its individual capacity.

Section 6.4                                    Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer and the Co-Issuer, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes.  The Trustee shall not be accountable for the use or application by the Issuer or the Co-Issuer of the Notes or the proceeds thereof or any amounts paid to the Issuer or the Co-Issuer pursuant to the provisions hereof.

Section 6.5                                    May Hold Notes.

The Trustee, the Paying Agent, the Notes Registrar or any other agent of the Issuer or the Co-Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer and the Co-Issuer with the same rights it would have if it were not Trustee, Paying Agent, Notes Registrar or such other agent.

Section 6.6                                    Amounts Held in Trust.

Amounts held by the Trustee hereunder shall be held in trust to the extent required herein.  The Trustee shall be under no liability for interest on any amounts received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7                                    Compensation and Reimbursement.

(a)                                 Subject to the Priority of Payments, the Issuer agrees:

(i)                                     to pay the Trustee on each Payment Date in accordance with the Priority of Payments reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)                                  except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances (except as otherwise provided herein with respect to Interest Advances) incurred or made by the

Trustee in accordance with any provision of this Indenture (including securities transaction charges to the extent not waived due to the Trustee’s receipt of payments from a financial institution with respect to certain Eligible Investments, as specified by the Loan Obligation Manager and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 10.11 or 10.13 hereof, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith);

(iii)                               to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(iv)                              to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

(b)                                 The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from amounts on deposit in the Payment Account in accordance with the Priority of Payments.

(c)                                  The Trustee, in its capacity as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar, hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Permitted Subsidiary until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture.  This provision shall survive termination of this Indenture.

(d)                                 The Trustee agrees that the payment of all amounts to which it is entitled pursuant to Sections 6.7(a)(i), (a)(ii), (a)(iii) and (a)(iv) shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Assets and following realization of the Assets, any such claims of the Trustee against the Issuer, and all obligations of the Issuer, shall be extinguished.  The Trustee will have a lien upon the Assets to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 hereof for enforcement of the lien of this Indenture for the benefit of the Noteholders.

Fees shall be accrued on the actual number of days in the related Interest Accrual Period.  The Trustee shall receive amounts pursuant to this Section 6.7 and Section 11.1(a) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default.

Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due to it hereunder.  No direction by a Majority of the Controlling Class shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

If on any Payment Date when any amount shall be payable to the Trustee pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which a fee shall be payable and sufficient funds are available therefor in accordance with the Priority of Payments.

Section 6.8                                    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or State authority, having a rating of at least “Baa1” by Moody’s and “A” by DBRS or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s))  (or such other lower rating as may be approved by the Rating Agencies from time to time) and having an office within the United States.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.9                                    Resignation and Removal; Appointment of Successor.

(a)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by such successor Trustee under Section 6.10.

(b)                                 The Trustee may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Loan Obligation Manager, the Noteholders and the Rating Agencies.  Upon receiving such notice of resignation, the Issuer and the Co-Issuer shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Noteholder and the Loan Obligation Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class.  If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, the Controlling Class of Notes or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee may be removed (i) at any time by Act of at least 66-2/3% of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) or (ii) at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class, in each case, upon written notice delivered to the Trustee and to the Issuer and the Co-Issuer.

(d)                                 If at any time:

(i)                                     the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer, the Co-Issuer, or by any Holder; or

(ii)                                  the Trustee shall become incapable of acting or there shall be instituted any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (a) the Issuer or the Co-Issuer, by Issuer Order, may remove the Trustee or (b) subject to Section 5.15, a Majority of the Controlling Class or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Issuer and the Co-Issuer, by Issuer Order, subject to the written consent of the Loan Obligation Manager, shall promptly appoint a successor Trustee.  If the Issuer and the Co-Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of a Majority of the Controlling Class delivered to the Issuer, the Co-Issuer, the Loan Obligation Manager and the retiring Trustee.  The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer and the Co-Issuer.  If no successor Trustee shall have been so appointed by the Issuer and the Co-Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Controlling Class or any Holder may, on behalf of itself or himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                   The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies, the Preferred Shares Paying Agent, the Loan Obligation Manager and to the Holders of the Notes as their names and addresses appear in the Notes Register.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.  If the Issuer or the Co-Issuer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer or the Co-Issuer, as the case may be.

Section 6.10                             Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Co-Issuer, the Loan Obligation Manager, the CLO Servicer and the retiring Trustee an instrument accepting such appointment.  Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer and the Co-Issuer or a Majority of the Controlling Class or the Loan Obligation Manager or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and amounts held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d).  Upon request of any such successor Trustee, the Issuer and the Co-Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless (a) at the time of such acceptance such successor shall be qualified and eligible under this Article 6, (b) such successor shall have long-term debt rated within the four highest rating categories by the Rating Agencies, and (c) the Rating Agency Condition is satisfied.

Section 6.11                             Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation or banking association shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12                             Co-Trustees and Separate Trustee.

At any time or times, including for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer, the Co-Issuer and the Trustee shall have power to appoint, one or more Persons to act as co-trustee jointly with the Trustee of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

Each of the Issuer and the Co-Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee.  If the Issuer and the Co-Issuer do not both join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment on its own.

Should any written instrument from the Issuer or the Co-Issuer be required by any co-trustee, so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer or the Co-Issuer, as the case may be.  The Issuer agrees to pay (but only from and to the extent of the Assets) to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.

Every co-trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)                                 the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)                                 the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly in the case of the appointment of a co-trustee as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

(c)                                  the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer and the Co-Issuer evidenced by an Issuer Order, may accept the resignation of, or remove, any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer or the Co-Issuer.  A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)                                 no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)                                  the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)                                   any Act of Securityholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13                             Certain Duties of Trustee Related to Delayed Payment of Proceeds.

In the event that in any month the Trustee shall not have received a Scheduled Distribution, (a) the Trustee shall promptly notify the Issuer and the Loan Obligation Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the obligor of such Asset, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request.  In the event that such payment is not made within such time period, the Trustee, subject to the provisions of Section 6.1(d)(iv), shall take such action as the Loan Obligation Manager reasonably shall direct in writing.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture.  In the event that the Issuer or the Loan Obligation Manager requests a release of an Asset in connection with any such action under the Loan Obligation Management Agreement, such release shall be subject to Section 10.12 and Article 12 of this Indenture, as the case may be.  Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14                             Representations and Warranties of the Trustee.

The Trustee represents and warrants that:

(a)                                 the Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as trustee under this Indenture;

(b)                                 this Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c)                                  neither the execution or delivery by the Trustee of this Indenture nor the performance by the Trustee of its obligations under this Indenture requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Trustee;

(d)                                 neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or assets, (ii) will violate the provisions of the Governing Documents of the Trustee or (iii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Trustee is a party or by which it or any of its property is bound, the violation of which would have a material adverse effect on the Trustee or its property; and

(e)                                  there are no proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Assets or the performance by the Trustee of its obligations under this Indenture.

Section 6.15                             Requests for Consents.

In the event that the Trustee receives written notice of any proposed amendment, consent or waiver under the Underlying Instruments of any Loan Obligation (before or after any default) or in the event any action is required to be taken in respect to an Underlying Instrument, the Trustee shall promptly contact the Issuer and the Loan Obligation Manager.  The Loan Obligation Manager may, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, with respect to which a Loan Obligation as to which a consent or waiver under the Underlying Instruments of such Loan Obligation (before or after any default) has been proposed or with respect to action required to be taken in respect of an Underlying Instrument, give consent, grant a waiver, vote or exercise any or all other rights or remedies with respect to any such Loan Obligation in accordance with such Issuer Order.  In the absence of any instruction from the Loan Obligation Manager, the Trustee shall not engage in any vote or take any action with respect to such a Loan Obligation.

Section 6.16                             Withholding.

If any amount is required to be deducted or withheld from any payment to any Noteholder, such amount shall reduce the amount otherwise distributable to such Noteholder.  The Trustee is hereby authorized to withhold or deduct from amounts otherwise distributable to any Noteholder sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and legally withholding payment of such tax, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to any Noteholder shall be treated as Cash distributed to such Noteholder at the time it is deducted or withheld by the Issuer or the Trustee, as applicable, and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.16.  If any Noteholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.  Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

ARTICLE 7

COVENANTS

Section 7.1                                    Payment of Principal and Interest.

The Issuer and the Co-Issuer shall duly and punctually pay the principal of and interest on each Class of Notes in accordance with the terms of this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer and the Co-Issuer, and, with respect to the Preferred Shares, by the Issuer, to such Preferred Shareholder for all purposes of this Indenture.

The Trustee shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Securityholder of any such withholding requirement no later than ten days prior to the related Payment Date from which amounts are required (as directed by the Issuer (or the Loan Obligation Manager on behalf of the Issuer)) to be withheld, provided that, despite the failure of the Trustee to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer and the Co-Issuer, as provided above.

Section 7.2                                    Maintenance of Office or Agency.

The Issuer and the Co-Issuer hereby appoint the Trustee as a Paying Agent for the payment of principal of and interest on the Notes and where Notes may be surrendered for registration of transfer or exchange and the Issuer and the Co-Issuer hereby appoint CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as their agent where notices and demands to or upon the Co-Issuer in respect of the Notes or this Indenture, or the Issuer in respect of the Notes or this Indenture, may be served.

The Issuer or the Co-Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer and the Co-Issuer, if applicable, will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer and the Co-Issuer in respect of the Notes and this Indenture may be served, and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax. The Issuer or the Co-Issuer, as the case may be, shall give prompt written notice to the Trustee, the Rating Agencies and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer and the Co-Issuer, if applicable, shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer and the Co-Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Issuer and the Co-Issuer hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3                                    Amounts for Note Payments to be Held in Trust.

(a)                                 All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer and the Co-Issuer by the Trustee or a Paying Agent (in each case, from and to the extent of available funds in the Payment Account and subject to the Priority of Payments) with respect to payments on the Notes.

When the Paying Agent is not also the Notes Registrar, the Issuer and the Co-Issuer shall furnish, or cause the Notes Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders of Notes and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Paying Agent is not also the Trustee, the Issuer, the Co-Issuer, and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due pursuant to the terms of this Indenture (to the extent funds are then available for such purpose in the Payment Account, and subject to the Priority of Payments), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer and the Co-Issuer shall promptly notify the Trustee of its action or failure so to act. Any amounts deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article 11.  Any such Paying Agent shall be deemed to agree by assuming such role not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Permitted Subsidiary for the non-payment to the Paying Agent of any amounts payable thereto until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order of the Issuer and Issuer Order of the Co-Issuer with written notice thereof to the Trustee; provided, however, that so long as any Class of the Notes are rated by a Rating Agency and with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a long-term debt rating of “Aa3” or higher by Moody’s, “AA-”or higher by Fitch and “AA-” or higher by S&P and “AA (low)” or higher by DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs (which may include Moody’s)) or a short-term debt rating of “P-1” by Moody’s, “F1+” by Fitch and “A-1+” by S&P or (ii) each of the Rating Agencies confirms that employing such Paying Agent shall not adversely affect the then-current ratings of the Notes.  In the event that such successor Paying Agent ceases to have a long-term debt rating of “Aa3” or higher by Moody’s, “AA-”or higher by Fitch, “AA-” or higher by S&P or “AA (low)” or higher by DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs (which may include Moody’s)) or a short-term debt rating of at least “P-1” by Moody’s, “F1+” by Fitch and “A-1+” by S&P, the Issuer and the Co-Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer and the Co-Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer and the Co-Issuer shall cause the Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)                                 allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and Redemption Date among such Holders in the proportion specified in the applicable report or Redemption Date Statement, as the case may be, in each case to the extent permitted by applicable law;

(b)                                 hold all sums held by it for the payment of amounts due with respect to the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)                                  if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)                                 if such Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)                                  if such Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

The Issuer or the Co-Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Trustee all sums held by the Issuer or the Co-Issuer or held by the Paying Agent for payment of the Notes, such sums to be held by the Trustee in trust for the same Noteholders as those upon which such sums were held by the Issuer, the Co-Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such amounts.

Except as otherwise required by applicable law, any amounts deposited with the Trustee in trust or deposited with the Paying Agent for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Trustee or the Paying Agent with respect to such amounts (but only to the extent of the amounts so paid to the Issuer or the Co-Issuer, as applicable) shall thereupon cease. The Trustee or the Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer or the Co-Issuer, as the case may be, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.

Section 7.4                                    Existence of the Issuer and Co-Issuer.

(a)                                 So long as any Note is Outstanding, the Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as an exempted company incorporated with limited liability under the laws of the Cayman Islands and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of registration from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes or the Preferred Shares, (ii) written notice of such change shall have been given by the Trustee to the Holders of the Notes or Preferred Shares, the Preferred Shares Paying Agent and the Rating Agencies 15 Business Days prior to such change and (iii) on or prior to the 15th Business Day following such notice the Trustee shall not have received written notice from a Majority of the Controlling Class or a Majority of Preferred Shareholders objecting to such change.  So long as any Note is Outstanding, the Issuer will maintain at all times at least one director who is Independent of the Loan Obligation Manager and its Affiliates.

(b)                                 So long as any Note is Outstanding, the Co-Issuer shall maintain in full force and effect its existence and rights as a limited liability company organized under the laws of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture or the Notes; provided, however, that the Co-Issuer shall be entitled to change its jurisdiction of formation from Delaware to any other jurisdiction reasonably selected by the Co-Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes, (ii) written notice of such change shall have been given by the Trustee to the Holders of the Notes and the Rating Agencies 15 Business Days prior to such change and (iii) on or prior to the 15th Business Day following such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.  So long as any Note is Outstanding, the Co-Issuer shall maintain at all times at least one manager who is Independent of the Loan Obligation Manager and its Affiliates.

(c)                                  So long as any Note is Outstanding, the Issuer shall ensure that all corporate or other formalities regarding its existence are followed (including correcting any known misunderstanding regarding its separate existence).  So long as any Note is Outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.  So long as any Note is Outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer’s obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer’s obligations hereunder.  Without limiting the foregoing, so long as any Note is Outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds and (B) use separate stationery, invoices and checks, (C) hold itself out and identify itself as a separate and distinct entity under its own name and (ii) the Issuer shall not (A) have any subsidiaries (other than a Permitted Subsidiary and, in the case of the Issuer, the Co-Issuer), (B) have any employees (other than its directors), (C) engage in any transaction with any shareholder that is not permitted under the terms of the Loan Obligation Management Agreement, (D) pay dividends other than in accordance with the terms of this Indenture, its governing documents and the Preferred Share Paying Agency Agreement, (E) conduct business under an assumed name (i.e., no “DBAs”), (F) commingle its funds or assets with those of any other Person, or (G) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions; provided that the foregoing shall not prohibit the Issuer from entering into the transactions contemplated by the Registered Office Agreement with the registered office provider, the Company Administration Agreement with the Company Administrator, the Preferred Share Paying Agency Agreement with the Share Registrar and any other agreement contemplated or permitted by the Loan Obligation Management Agreement or this Indenture.

(d)                                 So long as any Note is Outstanding, the Co-Issuer shall ensure that all limited liability company or other formalities regarding its existence are followed, as well as correcting any known misunderstanding regarding its separate existence.  The Co-Issuer shall not take any action or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.  The Co-Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Co-Issuer’s obligations hereunder, and the Co-Issuer shall at all times keep and maintain, or cause to be kept and maintained, books, records, accounts and other information customarily maintained for the performance of the Co-Issuer’s obligations hereunder.  Without limiting the foregoing, the Co-Issuer shall not (A) have any subsidiaries, (B) have any employees (other than its managers), (C) join in any transaction with any member that is not permitted under the terms of the Loan Obligation Management Agreement, (D) pay dividends other than in accordance with the terms of this Indenture, (E) commingle its funds or assets with those of any other

Person, or (F) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions with an unrelated party.

Section 7.5                                    Protection of Assets.

(a)                                 The Trustee, on behalf of the Issuer, pursuant to any Opinion of Counsel received pursuant to Section 7.5(d) shall execute and deliver all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders and to:

(i)                                     Grant more effectively all or any portion of the Assets;

(ii)                                  maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii)                               perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)                              enforce any of the Assets or other instruments or property included in the Assets;

(v)                                 preserve and defend title to the Assets and the rights of the Trustee, the Holders of the Notes in the Assets against the claims of all persons and parties; and

(vi)                              pursuant to Sections 11.1(a)(i)(1) and 11.1(a)(ii)(1), pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5.  The Trustee agrees that it will from time to time execute and cause to be filed Financing Statements and continuation statements (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel described in Section 7.5(d), at the expense of the Issuer, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b)                                 The Trustee shall not (except in accordance with Section 10.12(a), (b) or (c) and except for payments, deliveries and distributions otherwise expressly permitted under this Indenture) (i) remove any portion of the Assets that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(d) or (B) from the possession of the Person who held it on such date or (ii) cause or permit the Custodial Account or the Custodial Securities Intermediary to be located in a different jurisdiction from the jurisdiction in which such securities accounts and Custodial Securities Intermediary were located on the Closing Date, unless the Trustee shall have first received an

Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c)                                  The Issuer shall (i) pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Assets that secure the Notes and timely file all tax returns and information statements as required, (ii) take all actions necessary or advisable to prevent the Issuer from becoming subject to any withholding or other taxes or assessments and to allow the Issuer to comply with FATCA, and (iii) if required to prevent the withholding or imposition of United States income tax, deliver or cause to be delivered a United States Internal Revenue Service Form W-9 (or the applicable form W-8, if appropriate) or successor applicable form, to each borrower, counterparty or paying agent with respect to (as applicable) an item included in the Assets at the time such item is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

(d)                                 For so long as the Notes are Outstanding, (i) on January 31, 2019 and (ii) every 60 months after such date, the Issuer (or the Loan Obligation Manager on behalf of the Issuer) shall deliver to the Trustee for the benefit of the Trustee, the Loan Obligation Manager and the Rating Agencies, at the expense of the Issuer, an Opinion of Counsel stating what is required, in the opinion of such counsel, as of the date of such opinion, to maintain the lien and security interest created by this Indenture with respect to the Assets, and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(d), with regard to the perfection and priority of such security interest (and such Opinion of Counsel may likewise be subject to qualifications and assumptions similar to those set forth in the Opinion of Counsel delivered pursuant to Section 3.1(d)).

Section 7.6                                    Notice of Any Amendments.

Each of the Issuer and the Co-Issuer shall give notice to each Rating Agency of, and satisfy the Rating Agency Condition with respect to, any amendments to its Governing Documents.

Section 7.7                                    Performance of Obligations.

(a)                                 Each of the Issuer and the Co-Issuer shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and as otherwise required hereby.

(b)                                 The Issuer or the Co-Issuer may, with the prior written consent of the Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders), contract with other Persons, including the Loan Obligation Manager or the Trustee, for the performance of actions and obligations to be performed by the Issuer or the Co-Issuer, as the case may be, hereunder by such Persons and the performance of the actions and other obligations with respect to the Assets of the nature set forth in the Loan Obligation Management Agreement by the Loan Obligation Manager. Notwithstanding any such arrangement, the Issuer or the Co-Issuer, as the case may be, shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer or the Co-Issuer; and the Issuer or the Co-Issuer shall punctually perform, and use commercially reasonable efforts to cause the Loan Obligation Manager or such other Person to perform, all of their obligations and agreements contained in the Loan Obligation Management Agreement or such other agreement.

(c)                                  Unless the Rating Agency Condition is satisfied with respect thereto, the Issuer shall maintain the Servicing Agreement in full force and effect so long as any Notes remain Outstanding and shall not terminate the Servicing Agreement with respect to any Loan Obligation except upon the sale or other liquidation of such Loan Obligation in accordance with the terms and conditions of this Indenture.

(d)                                 If the Co-Issuers receive a notice from the Rating Agencies stating that they are not in compliance with Rule 17g-5, the Co-Issuers shall take such action as mutually agreed between the Co-Issuers and the Rating Agencies in order to comply with Rule 17g-5.

Section 7.8                                    Negative Covenants.

(a)                                 The Issuer and the Co-Issuer shall not:

(i)                                     sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as otherwise expressly permitted by this Indenture or the Loan Obligation Management Agreement;

(ii)                                  claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Assets;

(iii)                               (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby; (B) issue any additional class of securities, other than the Notes, the Preferred Shares, the ordinary shares of the Issuer and the limited liability company membership interests of the Co-Issuer; or (C) issue any additional shares of stock, other than the ordinary shares of the Issuer and the Preferred Shares;

(iv)                              (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby; (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Assets or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby; or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets, except as may be expressly permitted hereby;

(v)                                 amend the Loan Obligation Management Agreement, except pursuant to the terms thereof;

(vi)                              amend the Preferred Share Paying Agency Agreement, except pursuant to the terms thereof;

(vii)                           to the maximum extent permitted by applicable law, dissolve or liquidate in whole or in part, except as permitted hereunder;

(viii)                        make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture and, in the case of the Issuer, the Preferred Share Paying Agency Agreement;

(ix)                              become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to its shareholders, except with respect to the Preferred Shares in accordance with the Priority of Payments;

(x)                                 maintain any bank accounts other than the Accounts and the bank account in the Cayman Islands in which (inter alia) the proceeds of the Issuer’s issued share capital and the transaction fees paid to the Issuer for agreeing to issue the Securities will be kept;

(xi)                              conduct business under an assumed name, or change its name without first delivering at least 30 days’ prior written notice to the Trustee, the Noteholders and the Rating Agencies and an Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee or the Secured Parties;

(xii)                           take any action that would result in it failing to qualify as a Qualified REIT Subsidiary of the Arbor Parent for federal income tax purposes (including, but not limited to, an election to treat the Issuer as a “taxable REIT subsidiary,” as defined in Section 856(l) of the Code), unless (A) based on an Opinion of Counsel, the Issuer will be treated as a Qualified REIT Subsidiary of a REIT other than Arbor Parent, or (B) based on an Opinion of Counsel, the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes;

(xiii)                        except for any agreements involving the purchase and sale of Loan Obligations having customary purchase or sale terms and documented with customary loan trading documentation, enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions;

(xiv)                       amend their respective organizational documents without satisfaction of the Rating Agency Condition in connection therewith;

(xv)                          with respect to any Loan Obligation that by its terms permits the conversion from a LIBOR-based interest rate to a fixed interest rate, convert such Loan Obligation from a LIBOR-based interest rate to a fixed interest rate; or

(xvi)                       acquire (whether directly or indirectly, in any Account or in any sub-account) any assets that do not consist of Loan Obligations, Eligible Investments or cash (or the proceeds with respect to the foregoing).  The foregoing is not intended to limit the Issuer’s ability to enter into or enforce its rights under the Loan Obligation Management Agreement, each Loan Obligation Purchase Agreement (including any Loan Obligation Purchase Agreement entered into after the Closing Date) or the Servicing Agreement.

(b)                                 Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Assets, or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted or required by this Indenture or the Loan Obligation Management Agreement.

(c)                                  The Co-Issuer shall not invest any of its assets in “securities” (as such term is defined in the 1940 Act) and shall keep all of the Co-Issuer’s assets in Cash.

(d)                                 For so long as any of the Notes are Outstanding, the Co-Issuer shall not issue any limited liability company membership interests of the Co-Issuer to any Person other than the Issuer Parent or an Issuer Parent Disregarded Entity.

(e)                                  The Issuer shall not enter into any material new agreements (other than any Loan Obligation, Loan Obligation Purchase Agreement or other agreement (including, without limitation, in connection with the sale of Assets by the Issuer) contemplated by this Indenture) without the prior written consent of the Holders of a Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) and shall provide notice of all new agreements (other than any Loan Obligation or other agreement specifically contemplated by this Indenture) to the Holders of the Notes.  The foregoing notwithstanding, the Issuer may agree to any material new agreements; provided that (i) the Issuer (or the Loan Obligation Manager on behalf of the Issuer) determines that such new agreements would not, upon or after becoming effective, adversely affect the rights or interests of any Class or Classes of Noteholders and (ii) subject to satisfaction of the Rating Agency Condition.

(f)                                   As long as any Note is Outstanding, Issuer Parent or any Issuer Parent Disregarded Entity may not transfer, pledge or hypothecate any retained or repurchased Notes or Preferred Shares (whether issued on the Closing Date or reissued in a single or multiple classes on a later date) or ordinary shares of the Issuer to any other Person (except to Issuer Parent or any Issuer Parent Disregarded Entity) unless the Issuer receives an opinion of Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel experienced in such matters that such transfer, pledge or hypothecation will not cause the Issuer to be treated as a foreign corporation engaged in a trade or business in the United States for federal income tax purposes or to otherwise become subject to federal income tax on a net income basis, or has previously received an opinion of Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel experienced in such matters that the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for federal income tax purposes.

Section 7.9                                    Statement as to Compliance.

On or before January 31, in each calendar year, commencing in 2016 or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee (which will deliver a copy to each Rating Agency) an Officer’s Certificate given on behalf of the Issuer and without personal liability stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of the knowledge, information and belief of such Officer, the Issuer has fulfilled all of its obligations under this Indenture or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.

Section 7.10                             Issuer and Co-Issuer May Consolidate or Merge Only on Certain Terms.

(a)                                 The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by the Governing Documents and Cayman Islands law and unless:

(i)                                     the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall be an entity organized and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of each and every Class of the Notes (each voting as a separate Class), and a Majority of Preferred Shareholders; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of registration pursuant to Section 7.4 hereof; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and other amounts payable hereunder and under the Loan Obligation Management Agreement and the performance and observance of every covenant of this Indenture and the Loan Obligation Management Agreement on the part of the Issuer to be performed or observed, all as provided herein;

(ii)                                  the Rating Agency Condition shall be satisfied;

(iii)                               if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Assets pursuant to Article 5, Article 9 or Article 12;

(iv)                              if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have delivered to the Trustee, the Loan Obligation Manager and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Assets securing any of the Notes, such Notes, (B) the Trustee continues to have a valid perfected first priority security interest in the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes, or, in the case of any transfer or conveyance of the Assets securing any of the Notes, such Notes and (C) such other matters as the Trustee, the Loan Obligation Manager or any Noteholder may reasonably require;

(v)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi)                              the Issuer shall have delivered to the Trustee, the Preferred Shares Paying Agent, the Loan Obligation Manager and each Noteholder, an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with;

(vii)                           the Issuer has received an opinion from Cadwalader, Wickersham & Taft LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that the Issuer or the Person referred to in clause (a) either will (a) be treated as a Qualified REIT Subsidiary or (b) be treated as (or part of) a foreign corporation not engaged in a U.S. trade or business or otherwise not subject to U.S. federal income tax on a net income tax basis;

(viii)                        the Issuer has received an opinion from Cadwalader, Wickersham & Taft LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that such action will not adversely affect the tax treatment of the Noteholders as described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent; and

(ix)                              after giving effect to such transaction, the Issuer shall not be required to register as an investment company under the 1940 Act.

(b)                                 The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless no Notes remain Outstanding or:

(i)                                     the Co-Issuer shall be the surviving entity, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall be a company organized and existing under the laws of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and the performance and observance of every covenant of this Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

(ii)                                  the Rating Agency Condition has been satisfied;

(iii)                               if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(iv)                              if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall have delivered to the Trustee and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(b)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); such other matters as the Trustee or any Noteholder may reasonably require;

(v)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi)                              the Co-Issuer shall have delivered to the Trustee, the Preferred Shares Paying Agent and each Noteholder an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Holders of the Notes or the Preferred Shareholders; and

(vii)                           after giving effect to such transaction, the Co-Issuer shall not be required to register as an investment company under the 1940 Act.

Section 7.11                             Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein.  In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12                             No Other Business.

The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto, issuing its ordinary shares and issuing and selling the Preferred Shares in accordance with its Governing Documents, the Loan Obligation Management Agreement, and acquiring, owning, holding, disposing of and pledging the Assets in connection with the Notes and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The Co-Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Section 7.13                             Reporting.

At any time when the Issuer and/or the Co-Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer and/or the Co-Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined below) to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner or to the Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or beneficial owner.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).  The Trustee shall reasonably cooperate with the Issuer and/or the Co-Issuer in mailing or otherwise distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s and/or the Co-Issuer’s written direction the foregoing materials prepared by or on behalf of the Issuer and/or the Co-Issuer; provided, however, that the Trustee shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.

Section 7.14                             Calculation Agent.

(a)                                 The Issuer and the Co-Issuer hereby agree that for so long as any Notes remain Outstanding there shall at all times be an agent appointed to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Schedule B attached hereto (the “Calculation Agent”).  The Issuer and the Co-Issuer initially have appointed the Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Accrual Period.  The Calculation Agent may be removed by the Issuer at any time.  The Calculation Agent may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Loan Obligation Manager, the Noteholders and the Rating Agencies.  If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR or the Interest Distribution Amount for any Class of Notes for any Interest Accrual Period, the Issuer shall promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Issuer or its Affiliates.  The Calculation Agent may not resign its duties without a successor having been duly appointed.  If no successor Calculation Agent shall have been appointed within 30 days after giving of a notice of resignation, the resigning Calculation Agent, a Majority of the Notes or any Holder of a Note, on behalf of himself and all others similarly situated, may petition a court of competent jurisdiction for the appointment of a successor Calculation Agent.

(b)                                 The Calculation Agent shall be required to agree that, as soon as practicable after 11:00 a.m. (London time) on each LIBOR Determination Date (as defined in Schedule B attached hereto), but in no event later than 11:00 a.m. (New York time) on the London Banking Day immediately following each LIBOR Determination Date, the Calculation Agent shall calculate LIBOR for the next Interest Accrual Period and will communicate such rates to the Issuer, the Co-Issuer, the Trustee, the Loan Obligation Manager, the Paying Agent and, if any Note is in the form of a Regulation S Global Security, to Euroclear and Clearstream, Luxembourg.  The Calculation Agent shall also specify to the Issuer and the Co-Issuer the quotations upon which LIBOR is based, and in any event the Calculation Agent shall notify the Issuer and the Co-Issuer before 5:00 p.m. (New York time) on each LIBOR Determination Date if it has not determined and is not in the process of determining LIBOR and the Interest Distribution Amounts for each Class of Notes, together with the reasons therefor.  The determination of the Class A Rate, Class B Rate and Class C Rate and the related Class A Interest Distribution Amount, Class B Interest Distribution Amount and Class C Interest Distribution Amount, respectively, by the Calculation Agent shall, absent manifest error, be final and binding on all parties.

Section 7.15                             REIT Status.

(a)                                 The Issuer Parent shall not take any action that results in the Issuer failing to qualify as a Qualified REIT Subsidiary of the Issuer Parent for federal income tax purposes, unless (A) based on an Opinion of Counsel, the Issuer will be treated as a Qualified REIT Subsidiary of a REIT other than Issuer Parent, or (B) based on an Opinion of Counsel, the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes.

(b)                                 If the Issuer is no longer a Qualified REIT Subsidiary, prior to the time that:

(i)                                     any Loan Obligation would cause the Issuer to be treated as engaged in a trade or business in the United States or to become subject to U.S. federal tax on a net income basis,

(ii)                                  the Issuer would acquire or receive any asset in connection with a workout or restructuring of a Loan Obligation that could cause the Issuer to be treated as engaged in a trade or business in the United States or to become subject to U.S. federal tax on a net income basis,

(iii)                               the Issuer would acquire the real property underlying any Loan Obligation pursuant to a foreclosure or deed-in-lieu of foreclosure, or

(iv)                              any Loan Obligation is modified in such a manner that could cause the Issuer to be treated as engaged in a trade or business in the United States or to become subject to U.S. federal tax on a net income basis, the Issuer will either (x) organize one or more Permitted Subsidiaries and contribute the subject property to such Permitted Subsidiary, (y) contribute such Loan Obligation to an existing Permitted Subsidiary, or (z) sell such Loan Obligation in accordance with Section 12.1.

Section 7.16                             Permitted Subsidiaries.

Notwithstanding any other provision of this Indenture, the Loan Obligation Manager on behalf of the Issuer shall be permitted to sell to a Permitted Subsidiary at any time any Sensitive Asset for consideration consisting entirely of the equity interests of such Permitted Subsidiary (or for an increase in the value of equity interests already owned).  The Trustee shall, upon receipt of an Issuer Order certifying that the sale of a Sensitive Asset is being made in accordance with satisfaction of all requirements of this Indenture, release such Sensitive Asset and shall deliver such Sensitive Asset as specified in such Issuer Order.  The following provisions shall apply to all Sensitive Assets and Permitted Subsidiaries:

(a)                                 For all purposes under this Indenture, any Sensitive Asset transferred to a Permitted Subsidiary shall be treated as if it were an asset owned directly by the Issuer.

(b)                                 Any distribution of Cash by a Permitted Subsidiary to the Issuer shall be characterized as Interest Proceeds or Principal Proceeds to the same extent that such Cash would have been characterized as Interest Proceeds or Principal Proceeds if received directly by the Issuer and each Permitted Subsidiary shall cause all proceeds of and collections on each Sensitive Asset owned by such Permitted Subsidiary to be deposited into the applicable Collection Account.

(c)                                  To the extent applicable, the Issuer shall form one or more Securities Accounts with the Custodial Securities Intermediary for the benefit of each Permitted Subsidiary and shall, to the extent applicable, cause Sensitive Assets to be credited to such Securities Accounts.

(d)                                 Notwithstanding the complete and absolute transfer of a Sensitive Asset to a Permitted Subsidiary, for purposes of measuring compliance with the Note Protection Tests, the ownership interests of the Issuer in a Permitted Subsidiary or any property distributed to the Issuer by a Permitted Subsidiary shall be treated as a continuation of its ownership of the Sensitive Asset that was transferred to such Permitted Subsidiary (and shall be treated as having the same characteristics as such Sensitive Asset).

(e)                                  If the Trustee or any other authorized party takes any action under this Indenture to sell, liquidate or dispose of all or substantially all of the Assets, the Issuer or the Loan Obligation Manager on the Issuer’s behalf shall cause each Permitted Subsidiary to sell each Sensitive Asset and all other assets held by such Permitted Subsidiary and distribute the proceeds of such sale, net of any amounts necessary to satisfy any related expenses and tax liabilities, to the Issuer in exchange for the equity interest in such Permitted Subsidiary held by the Issuer.

Section 7.17                             Repurchase Requests.

If the Issuer, the Trustee or the Loan Obligation Manager receives or otherwise becomes aware of any request or demand whether oral or written that a Loan Obligation be repurchased or replaced arising from any breach of a representation or warranty made with respect to such Loan Obligation (any such request or demand, a “Repurchase Request”) or a withdrawal of a Repurchase Request from any Person other than the CLO Servicer, then the

Trustee or the Loan Obligation Manager on behalf of the Issuer, as applicable, shall promptly forward or otherwise provide written notice of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, to the CLO Servicer, and include the following statement in the related correspondence:  “This is a “[Repurchase Request]/[withdrawal of a Repurchase Request]” under Section 3.01(c) of the Servicing Agreement relating to Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd. requiring action by you as the “Repurchase Request Recipient” thereunder.”  Upon receipt of such Repurchase Request or withdrawal of a Repurchase Request by the Trustee or Loan Obligation Manager pursuant to the prior sentence, the CLO Servicer shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, and shall be responsible for complying with the procedures set forth in Section 3.01(c) of the Servicing Agreement with respect to such Repurchase Request.  If the Trustee, the Issuer or the Loan Obligation Manager receives notice or has knowledge of a withdrawal of a Repurchase Request of which notice has been previously received or given, and such notice was not received from or copied to the CLO Servicer, then the Trustee or the Loan Obligation Manager on behalf of the Issuer, as applicable, shall promptly give notice of such withdrawal to the CLO Servicer.

Section 7.18                             Purchase of Additional Loan Obligations.

The Issuer (or the Loan Obligation Manager on behalf of the Issuer) shall, prior to the Portfolio Finalization Date, use commercially reasonable efforts to apply amounts on deposit in the Unused Proceeds Account to purchase Additional Loan Obligations in accordance with Section 10.4(d) (which shall be, and hereby are, Granted to the Trustee pursuant to the Granting Clause of this Indenture) for inclusion in the Assets upon receipt by the Trustee of an Issuer Order executed by the Issuer (or the Loan Obligation Manager on behalf of the Issuer) with respect thereto directing the Trustee to pay out the amount specified therein against delivery of the Additional Loan Obligation specified therein and a certificate of an Authorized Officer of the Issuer (or the Loan Obligation Manager), dated as of the trade date, and delivered to the Trustee on or prior to the date of such purchase and Grant, to the effect that after giving effect to such purchase and Grant of the Additional Loan Obligations, except for Closing Date Loan Obligations acquired during the Post-Closing Acquisition Period, the Eligibility Criteria are met with respect to the Additional Loan Obligations purchased.  Each Additional Loan Obligation, except for Closing Date Loan Obligations acquired during the Post-Closing Acquisition Period, shall satisfy the applicable Eligibility Criteria.

Section 7.19                             Portfolio Finalization Date Actions.

(a)                                 The Issuer (or the Loan Obligation Manager on behalf of the Issuer) shall cause to be delivered to the Trustee and the Rating Agencies on the Portfolio Finalization Date an amended Schedule A listing all Loan Obligations Granted to the Trustee pursuant to Section 7.18 on or before the Portfolio Finalization Date and included in the Assets on the Portfolio Finalization Date, which schedule shall supersede any prior Schedule A delivered to the Trustee.

(b)                                 Within 30 Business Days after the Portfolio Finalization Date, the Issuer shall provide, or (at the Issuer’s expense) cause the Loan Obligation Manager to provide, the following documents to the Trustee and the Rating Agencies: (A) a report of the Collateral

Administrator (x) confirming the name of the borrower, the unpaid principal balance, coupon, maturity date and Moody’s Rating with respect to each Additional Loan Obligation owned by the Issuer as of the Portfolio Finalization Date, and (y) confirming that, as of the Portfolio Finalization Date, the Note Protection Tests were satisfied (the “Portfolio Finalization Date Report”) and (B) a certificate of the Loan Obligation Manager on behalf of the Issuer (x) certifying the satisfaction of the items set forth in clause (A) above, and the receipt of an accountants’ report specifying the agreed-upon procedures performed, at the request of the Issuer, on the items set forth in the Portfolio Finalization Date Report and (y) certifying that each Additional Loan Obligation satisfied all of the Eligibility Criteria applicable to Additional Loan Obligations.  If the Portfolio Finalization Date Report provided by the Collateral Administrator confirms that the immediately foregoing subclause (A) have been met, then a Moody’s Portfolio Finalization Date Deemed Rating Confirmation shall occur.  If, within such 30 Business Day period the Issuer, or the Loan Obligation Manager on behalf of the Issuer, fails to provide the items described in foregoing subclauses (A) and (B) or any rating assigned as of the Closing Date to any Class of Notes has been downgraded or withdrawn, a “Rating Confirmation Failure” shall occur; provided that Issuer Parent or an Issuer Parent Disregarded Entity may contribute additional Cash, Eligible Investments and/or Loan Obligations to the Issuer in accordance with Section 12.2(c) of this Agreement.

For the avoidance of doubt, the Loan Obligation Manager’s certificate described in the foregoing clause (B) shall not include the Accountants’ Report.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1                                    Supplemental Indentures Without Consent of Securityholders.

(a)                                 Without the consent of the Holders of any Notes or any Preferred Shareholders, the Issuer, the Co-Issuer, when authorized by Board Resolutions of the Co-Issuers, and when authorized by the Trustee, the Trustee and, at any time and from time to time subject to the requirement provided below in this Section 8.1, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)                                     evidence the succession of any Person to the Issuer or the Co-Issuer and the assumption by any such successor of the covenants of the Issuer or the Co-Issuer, as applicable, herein and in the Notes;

(ii)                                  add to the covenants of the Issuer, the Co-Issuer or the Trustee for the benefit of the Holders of the Notes, Preferred Shareholders or to surrender any right or power herein conferred upon the Issuer or the Co-Issuer, as applicable;

(iii)                               convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv)                              evidence and provide for the acceptance of appointment hereunder of a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)                                 correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subject to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject any additional property to the lien of this Indenture;

(vi)                              modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer and the Co-Issuer to rely upon any exemption from registration under the Securities Act, the Exchange Act or the 1940 Act or to remove restrictions on resale and transfer to the extent not required thereunder;

(vii)                           accommodate the issuance, if any, of Notes in global or book-entry form through the facilities of DTC or otherwise;

(viii)                        otherwise correct any inconsistency or cure any ambiguity, omission or mistake;

(ix)                              take any action commercially reasonably necessary or advisable for the Issuer to comply with FATCA or to prevent the Issuer from failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes or from being treated as a foreign corporation engaged in a trade or business in the United States for federal income tax purposes, or to prevent the Issuer, the Holders of the Notes, the Holders of the Preferred Shares or the Trustee from being subject to withholding or other taxes, fees or assessments or otherwise subject to U.S. federal, state, local or foreign income or franchise tax on a net income tax basis;

(x)                                 evidence any waiver or elimination by a Rating Agency of any requirement or condition of such Rating Agency set forth herein or to amend or supplement any provision of this Indenture to the extent necessary to maintain the then-current ratings assigned to the Notes;

(xi)                              accommodate the settlement of the Notes in book-entry form through the facilities of DTC, Euroclear or Clearstream, Luxembourg or otherwise;

(xii)                           authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes required or advisable in connection with the listing of any Class of Notes on any stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith;

(xiii)                        evidence changes to applicable laws and regulations;

(xiv)                       reduce the minimum denominations required for transfer of the Notes;

(xv)                          modify the provisions of this Indenture with respect to reimbursement of Nonrecoverable Interest Advances if (a) the Loan Obligation Manager determines that the commercial mortgage securitization industry standard for such provisions has changed, in order to conform to such industry standard and (b) such modification does not adversely affect the status of Issuer for federal income tax purposes, as evidenced by an Opinion of Counsel;

(xvi)                       modify the procedures set forth in this Indenture relating to compliance with Rule 17g-5 of the Exchange Act; provided that the change would not materially increase the obligations of the Loan Obligation Manager, the Trustee, any paying agent, the servicer or the special servicer (in each case, without such party’s consent) and would not adversely affect in any material respect the interests of any Noteholder or holder of the Preferred Shares; provided, further, that the Loan Obligation Manager must provide a copy of any such amendment to the Information Agent for posting to the Rule 17g-5 Website and provide notice of any such amendment to the Rating Agencies;

(xvii)                    make any change to any other provisions with respect to matters or questions arising under this Indenture; provided that the required action will not adversely affect in any material respect the interests of any Noteholder not consenting thereto, as evidenced by (A) an Opinion of Counsel or (B) an Officer’s Certificate of the Loan Obligation Manager; and

(xviii)                 make any modification or amendment determined by the Issuer or the Loan Obligation Manager (in consultation with legal counsel of national reputation experienced in such matters and independent of the Issuer and any Affiliates thereof) as necessary or advisable (A) for any Class of Notes to not be considered an “ownership interest” as defined for purposes of the Volcker Rule or (B) (1) to enable the Issuer to rely upon the exemption or exclusion from registration as an investment company provided by Rule 3a-7 under the Investment Company Act or another exemption or exclusion from registration as an investment company under the Investment Company Act (other than Section 3(c)(1) or Section 3(c)(7) thereof) or (2) for the Issuer to not otherwise be considered a “covered fund” as defined for purposes of the Volcker Rule, in each case so long as any such modification or amendment would not have a material adverse effect on any Class of Notes.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

If any Class of Notes is Outstanding and rated, the Trustee shall not enter into any such supplemental indenture unless the Rating Agency Condition has been satisfied, the notice of which may be in electronic form.  At the cost of the Issuer, the Trustee shall provide to each Noteholder and each holder of Preferred Shares and, for so long as any Class of Notes shall remain Outstanding and is rated, the Trustee shall provide to the Rating Agencies a copy of any proposed supplemental indenture at least 15 Business Days prior to the execution thereof by the Trustee, and, for so long as such Notes are Outstanding and so rated, request written confirmation, which may be in electronic form, from each noteholder and holder of Preferred Shares, that such proposed supplemental indenture will not materially and adversely affect such Noteholder or holder of Preferred Shares, and, as soon as practicable after the execution by the Trustee, the Issuer and the Co-Issuer of any such supplemental indenture, provide to the Rating Agencies a copy of the executed supplemental indenture.  Following such initial 15 Business Day period, the Trustee will provide an additional 15 Business Days’ notice to any Noteholder or holder of Preferred Shares that did not respond to the initial notice and, unless the Trustee is notified (after giving such initial 15 Business Days’ notice and second 15 Business Days’ notice, as applicable) by such Noteholder or such holder of Preferred Shares that such Person will be materially and adversely affected by the proposed supplemental indenture, the interests of such Person will be deemed not to be materially and adversely affected by such proposed supplemental indenture.

The Trustee shall not enter into any such supplemental indenture if such action would adversely affect the tax treatment of the Holders of the Notes as described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent or otherwise cause any of the statements described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to be inaccurate or incorrect to any material extent.  The Trustee shall be entitled to rely upon (i) the receipt of notice from the Rating Agencies or the Requesting Party, which may be in electronic form, that the Rating Agency Condition has been satisfied and (ii) receipt of an Officer’s Certificate of the Loan Obligation Manager certifying that, following provision of notice of such supplemental indenture to the Noteholders and holders of the Preferred Shares and expiry of the time period set forth in the above paragraph, that the Holders of Securities would not be materially and adversely affected by such supplemental indenture.  Such determination shall be conclusive and binding on all present and future Holders of Securities.  The Trustee shall not be liable for any such determination made in good faith and in reliance upon such Officer’s Certificate.

Furthermore, the Trustee shall not enter into any such supplemental indenture unless the Trustee has received an Opinion of Counsel from Cadwalader, Wickersham & Taft LLP or other nationally recognized U.S. tax counsel experienced in such matters that the proposed supplemental indenture will not cause the Issuer to (x) fail to be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes or (y) be treated as a foreign corporation that is engaged in a trade or business in the United States for U.S. federal income tax purposes or to otherwise become subject to U.S. federal income tax on a net income basis.

(b)                                 Notwithstanding Section 8.1(a) or any other provision of this Indenture, without the consent of the Holders of any Notes or any Preferred Shareholders, the Issuer, the Co-Issuer, when authorized by Board Resolutions of the Co-Issuers, and when authorized by the Trustee, the Trustee, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)                                     conform this Indenture to the provisions described in the Offering Memorandum (or any supplement thereto);

(ii)                                  to correct any defect or ambiguity in this Indenture in order to address any manifest error in any provision of this Indenture; and

(iii)                               to update this Indenture for any Moody’s Test Modification in the manner set forth in Section 12.4 hereof.

Section 8.2                                    Supplemental Indentures with Consent of Securityholders.

Except as set forth below, the Trustee and the Co-Issuers may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of any Class of Notes or the Preferred Shares under this Indenture only (x) with the written consent of the Holders of a Majority in Aggregate Outstanding Amount of the Notes of each Class materially and adversely affected thereby (excluding any Notes owned by the Loan Obligation Manager or any of its Affiliates or by any accounts managed by them) and the Holder of Preferred Shares if materially and adversely affected thereby, by Act of said Securityholders delivered to the Trustee and the Co-Issuers, and (y) subject to satisfaction of the Rating Agency Condition, notice of which may be in electronic form.  Unless the Trustee is notified (after giving (x) 15 Business Days’ notice of such change to the Holders of each Class of Notes and the Holder of the Preferred Shares requesting notification by such Noteholders and holders of the Preferred Shares if any such Noteholders or holders of the Preferred Shares would be materially and adversely affected by the proposed supplemental indenture and (y) following such initial 15 Business Day period, an additional 15 Business Days’ notice to any holder of Notes or Preferred Shares that did not respond to the initial notice) by Holders of a Majority in Aggregate Outstanding Amount of the Notes of any Class that such Class of Notes will be materially and adversely affected by the proposed supplemental indenture (and upon receipt of an Officer’s Certificate of the Loan Obligation Manager), the interests of such Class and the interests of the Preferred Shares will be deemed not to be materially and adversely affected by such proposed supplemental indenture and the Trustee will be permitted to enter into such supplemental indenture.  Such determinations shall be conclusive and binding on all present and future Noteholders.  The consent of the Holders of the Preferred Shares shall be binding on all present and future Holders of the Preferred Shares.  The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Officer’s Certificate of the Loan Obligation Manager.

Without the consent of (x) all of the Holders of each Outstanding Class of Notes materially adversely affected and (y) all of the Holders of the Preferred Shares materially adversely affected thereby, no supplemental indenture may:

(a)                                 change the Stated Maturity Date of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the Note Interest Rate thereon or the Redemption Price with respect to any Note, change the date of any scheduled distribution on the Preferred Shares, or the Redemption Price with respect thereto, change the earliest date on which any Note may be redeemed at the option of the Issuer, change the provisions of this Indenture that apply proceeds of any Assets to the payment of principal of or interest on Notes or of distributions to the Preferred Shares Paying Agent for the payment of distributions in respect of the Preferred Shares or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(b)                                 reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class or the Notional Amount of Preferred Shares of the Holders thereof whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

(c)                                  impair or adversely affect the Assets except as otherwise permitted in this Indenture;

(d)                                 permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note, or the Holder of any Preferred Share as an indirect beneficiary, of the security afforded to such Holder by the lien of this Indenture;

(e)                                  reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5 hereof;

(f)                                   modify any of the provisions of this Section 8.2, except to increase the percentage of Outstanding Notes whose holders’ consent is required for any such action or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g)                                  modify the definition of the term “Outstanding” or the provisions of Section 11.1 or Section 13.1 hereof;

(h)                                 modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Note on any Payment Date or of distributions to the Preferred Shares Paying Agent for the payment of distributions in respect of the Preferred Shares on any Payment Date (or any other date) or to affect the rights of the Holders of Securities to the benefit of any provisions for the redemption of such Securities contained herein;

(i)                                     reduce the permitted minimum denominations of the Notes below the minimum denomination necessary to maintain an exemption from the registration requirements of the Securities Act or the 1940 Act; or

(j)                                    modify any provisions regarding non- recourse or non-petition covenants with respect to the Issuer and the Co-Issuer.

The Trustee shall be entitled to rely upon an Officer’s Certificate of the Issuer or the Loan Obligation Manager on behalf of the Issuer in determining whether or not the Holders of Securities would be adversely affected by such change (after giving notice of such change to the Holders of Securities).  Such determination shall be conclusive and binding on all present and future Holders of Securities.  The Trustee shall not be liable for any such determination made in good faith and in reliance upon such Officer’s Certificate of the Issuer or the Loan Obligation Manager on behalf of the Issuer, as described in Section 8.3 hereof.

It shall not be necessary for any Act of Securityholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Co-Issuer and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Issuer, shall mail to the Securityholders, the Preferred Shares Paying Agent, the Loan Obligation Manager, and, so long as the Notes are Outstanding and so rated, the Rating Agencies a copy thereof based on an outstanding rating.  Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.3                                    Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate of the Issuer or the Loan Obligation Manager on behalf of the Issuer stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  The Loan Obligation Manager will be bound to follow any amendment or supplement to this Indenture of which it has received written notice at least ten Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture which may, in the judgment of the Loan Obligation Manager adversely affect the Loan Obligation Manager, the Loan Obligation Manager shall not be bound (and the Issuer agrees that it will not permit any such amendment to become effective) unless the Loan Obligation Manager gives written consent to the Trustee and the Issuer to such amendment.  The Issuer and the Trustee shall give written notice to the Loan Obligation Manager of any amendment made to this Indenture pursuant to its terms.  In addition, the Loan Obligation Manager’s written consent shall be required prior to any amendment to this Indenture by which it is adversely affected.

Section 8.4                                    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder, and every Holder of Preferred Shares, shall be bound thereby.

Section 8.5                                    Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Trustee shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuer and the Co-Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer and the Co-Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and the Co-Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.  Notwithstanding the foregoing, any Note authenticated and delivered hereunder shall be subject to the terms and provisions of this Indenture, and any supplemental indenture.

ARTICLE 9

REDEMPTION OF SECURITIES; REDEMPTION PROCEDURES

Section 9.1                                    Clean-up Call; Tax Redemption and Optional Redemption.

(a)                                 The Notes may be redeemed by the Issuer at the option of and at the direction of the Loan Obligation Manager (such redemption, a “Clean-up Call”), in whole but not in part, at a price equal to the applicable Redemption Prices on any Payment Date (the “Clean-up Call Date”) on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

(b)                                 The Notes and the Preferred Shares shall be redeemable, in whole but not in part, by Act of a Majority of Preferred Shareholders delivered to the Trustee, on the Payment Date (the “Tax Redemption Date”) following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices (such redemption, a “Tax Redemption”); provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.  Upon the occurrence of a Tax Event, the Issuer and the Co-Issuer, at the direction of the Loan Obligation Manager shall provide written notice thereof to the Trustee and the Rating Agencies.

(c)                                  The Notes and the Preferred Shares shall be redeemable, in whole but not in part, at a price equal to the applicable Redemption Prices, on any Payment Date after the end of the Non-call Period, at the direction of the Issuer (such redemption, an “Optional Redemption”) by Act of a Majority of Preferred Shareholders delivered to the Trustee; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.  Notwithstanding anything herein to the contrary, the Issuer shall not sell any Asset to the Loan Obligation Manager or any Affiliate of the Loan Obligation Manager other than ARMS Equity in connection with an Optional Redemption.

(d)                                 The election by the Loan Obligation Manager to redeem the Notes pursuant to a Clean-up Call shall be evidenced by an Officer’s Certificate from the Loan Obligation Manager directing the Trustee to make the payment to the Paying Agent of the applicable Redemption Price of all of the Notes to be redeemed from funds in the Payment Account in accordance with the Priority of Payments.  In connection with a Tax Redemption, the occurrence of a Tax Event and satisfaction of the Tax Materiality Condition shall be evidenced by an Issuer Order from the Issuer or from the Loan Obligation Manager on behalf of the Issuer certifying that such conditions for a Tax Redemption have occurred.  The election by the Loan Obligation Manager to redeem the Notes pursuant to an Optional Redemption shall be evidenced by an Officer’s Certificate from the Loan Obligation Manager on behalf of the Issuer certifying that the conditions for an Optional Redemption have occurred.

(e)                                  A redemption pursuant to Section 9.1(a), 9.1(b) or 9.1(c) shall not occur unless (i) at least six Business Days before the scheduled Redemption Date, (A) the Loan Obligation Manager shall have certified to the Trustee that the Loan Obligation Manager, on behalf of the Issuer, has entered into a binding agreement or agreements with (1) one or more financial institutions whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) have a credit rating from Moody’s and DBRS (if rated by DBRS) at least equal to the highest rating of any Notes then Outstanding or whose short-term unsecured debt obligations have a credit rating of “P-1” by Moody’s (as long as the term of such agreement is 90 days or less) and “A-1” by S&P or (2) one or more Affiliates of the Loan Obligation Manager, to sell all or part of the Assets not later than the Business Day immediately preceding the scheduled Redemption Date or (B) the Trustee shall have received written confirmation that the method of redemption satisfies the Rating Agency Condition and (ii) the related Sale Proceeds (in immediately available funds), together with all other available funds (including proceeds from the sale of the Assets, Eligible Investments maturing on or prior to the scheduled Redemption Date, all amounts in the Collection Accounts and available Cash), shall be an aggregate amount sufficient to pay all amounts, payments, fees and expenses in accordance with the Priority of Payments due and owing on such Redemption Date.

Section 9.2                                    Notice of Redemption.

(a)                                 In connection with an Optional Redemption, a Clean-up Call or a Tax Redemption pursuant to Section 9.1, the Trustee on behalf of the Issuer and the Co-Issuer shall (i) set the applicable Record Date and (ii) at least 45 days prior to the proposed Redemption Date, notify the Loan Obligation Manager, the Rating Agencies, the Preferred Share Paying Agent and each Preferred Shareholder at such Preferred Shareholder’s address in the register maintained by the Share Registrar, of such proposed Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1.  The Redemption Price shall be determined no earlier than 60 days prior to the proposed Redemption Date.

(b)                                 Any such notice of an Optional Redemption, a Clean-up Call or a Tax Redemption may be withdrawn by the Issuer and the Co-Issuer at the direction of the Loan Obligation Manager up to the fourth Business Day prior to the scheduled Redemption Date by written notice to the Trustee, the Preferred Share Paying Agent, to each Holder of Notes to be redeemed, and the Loan Obligation Manager only if the Loan Obligation Manager is unable to deliver the sale agreement or agreements or certifications referred to in Section 9.1(e), as the case may be.

Section 9.3                                    Notice of Redemption or Maturity by the Issuer.

Notice of redemption pursuant to Section 9.1 or the Maturity of any Notes shall be given by first class mail, postage prepaid, mailed not less than ten Business Days (or four Business Days where the notice of an Optional Redemption, a Clean-up Call or a Tax Redemption is withdrawn pursuant to Section 9.2(b)) prior to the applicable Redemption Date or Maturity, to each Holder of Notes to be redeemed, at its address in the Notes Register.

All notices of redemption shall state:

(a)                                 the applicable Redemption Date;

(b)                                 the applicable Redemption Price;

(c)                                  that all the Notes are being paid in full and that interest on the Notes shall cease to accrue on the Redemption Date specified in the notice; and

(d)                                 the place or places where such Notes to be redeemed in whole are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Paying Agent as provided in Section 7.2.

Notice of redemption shall be given by the Issuer and Co-Issuer, or at their request, by the Trustee in their names, and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.

Section 9.4                                    Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price and accrued interest thereon) the Notes shall cease to bear interest on the Redemption Date.  Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Issuer, the Co-Issuer and the Trustee such security or indemnity as may be required by them to hold each of them harmless (an unsecured indemnity agreement delivered to the Issuer, the Co-Issuer and the Trustee by an institutional investor with a net worth of at least U.S.$200,000,000 being deemed to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Co-Issuer and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender.  Payments of interest on Notes of a Class so to be redeemed whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such

Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(g).

If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding.

Section 9.5                                    Mandatory Redemption.

On any Payment Date on which any of the Note Protection Tests applicable to any Class of Notes is not satisfied as of the most recent Measurement Date, the Notes shall be redeemed (a “Mandatory Redemption”), first from Interest Proceeds, net of amounts set forth in Section 11.1(a)(i)(1) through (7), and then from Principal Proceeds, as set forth in clause (1) of Section 11.1(a)(ii), in an amount necessary, and only to the extent necessary, to cause each of the Note Protection Tests to be satisfied).  Such Principal Proceeds and Interest Proceeds shall be applied to each of the Outstanding Classes of Notes in accordance with its relative seniority in accordance with the Priority of Payments.  On or promptly after such Mandatory Redemption, the Issuer and the Co-Issuer shall certify or cause to be certified to the Rating Agencies and the Trustee whether the Note Protection Tests have been met.

ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1                             Collection of Amounts; Custodial Account.

(a)                                 Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all amounts and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets in accordance with the terms and conditions of such Assets.  The Trustee shall segregate and hold all such amounts and property received by it in trust for the Secured Parties, and shall apply it as provided in this Indenture.

(b)                                 The Trustee shall credit all Loan Obligations and Eligible Investments to an Eligible Account in the name of the Issuer for the benefit of the Secured Parties designated as the “Custodial Account.”

Section 10.2                             Collection Accounts.

(a)                                 The Trustee shall, prior to the Closing Date, establish a Securities Account with the Custodial Securities Intermediary which shall be designated as the “Collection Account” (which may be a subaccount of the Custodial Account) and shall consist of two subaccounts, the “Interest Collection Account” and the “Principal Collection Account” (collectively, the “Collection Accounts”), which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties, into which Collection Accounts, as applicable, the Trustee shall from time to time deposit (i) all Sale Proceeds (unless simultaneously reinvested in Replacement Loan Obligations in accordance with terms set forth in Section 12.2(a)) and (ii) all Interest Proceeds and all Principal Proceeds.  In addition, the Issuer may, but under no circumstances shall, be required to, deposit from time to time such amounts in the Collection Accounts as it deems, in its sole discretion, to be advisable.  All amounts deposited from time to time in the Collection Accounts pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided.  The Collection Accounts shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating at least equal to “Aa3” by Moody’s and a short-term debt rating at least equal to “P-1” by Moody’s.

(b)                                 All distributions of principal or interest received in respect of the Assets, and any Sale Proceeds from the sale or disposition of a Loan Obligation or other Assets received by the Trustee shall be immediately credited to the Interest Collection Account or the Principal Collection Account, as Interest Proceeds or Principal Proceeds, respectively (unless, in the case of proceeds received from the sale or disposition of any Assets, such proceeds are simultaneously reinvested pursuant to Section 10.2(d) in Replacement Loan Obligations, in accordance with Section 12.2(a)).  Subject to Sections 10.2(d), 10.2(e) and 11.2, all such property, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Trustee in the Collection Accounts as part of the Assets subject to disbursement and withdrawal as provided in this Section 10.2.  Subject to Section 10.2(e) by Issuer Order (which may be in the form of standing instructions), the Issuer (or the Loan Obligation Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Collection Accounts during a Due Period, and amounts received in prior Due Periods and retained in the Collection Accounts, as so directed in Eligible Investments having stated maturities no later than the Business Day immediately preceding the next Payment Date.  The Trustee, within one Business Day after receipt of any Scheduled Distribution or other proceeds in respect of the Assets which is not Cash, shall so notify the Issuer and the Loan Obligation Manager and the Issuer (or the Loan Obligation Manager on behalf of the Issuer) shall, within five Business Days of receipt of such notice from the Trustee, sell such Scheduled Distribution or other non-Cash proceeds for Cash in an arm’s length transaction to a Person which is not an Affiliate of the Issuer or the Loan Obligation Manager and deposit the proceeds thereof in the applicable Collection Account for investment pursuant to this Section 10.2; provided, however, that the Issuer (or the Loan Obligation Manager on behalf of the Issuer) need not sell such Scheduled Distributions or other non-Cash proceeds if it delivers an Officer’s Certificate to the Trustee certifying that such Scheduled Distributions or other proceeds constitute Loan Obligations or Eligible Investments.

(c)                                  If prior to the occurrence of an Event of Default, the Issuer (or the Loan Obligation Manager on behalf of the Issuer) shall not have given any investment directions pursuant to Section 10.2(b), the Trustee shall seek instructions from the Issuer (or the Loan Obligation Manager on behalf of the Issuer) within three Business Days after transfer of such funds to the applicable Collection Account.  If the Trustee does not thereupon receive written instructions from the Issuer (or the Loan Obligation Manager on behalf of the Issuer) within five Business Days after transfer of such funds to the applicable Collection Account, it shall invest and reinvest the funds held in the applicable Collection Account in one or more Eligible

Investments described in clause (ii) of the definition of Eligible Investments maturing no later than the Business Day immediately preceding the next Payment Date.  If after the occurrence of an Event of Default, the Issuer (or the Loan Obligation Manager on behalf of the Issuer) shall not have given investment directions to the Trustee pursuant to Section 10.2(b) for three consecutive days, the Trustee shall invest and reinvest such amounts as fully as practicable in Eligible Investments described in clause (ii) of the definition of Eligible Investments with maturities of less than 30 days and that are sold by the Issuer not later than two Business Days immediately preceding the next Payment Date.  All interest and other income from such investments shall be deposited in the applicable Collection Account, any gain realized from such investments shall be credited to the applicable Collection Account, and any loss resulting from such investments shall be charged to the applicable Collection Account.  The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such applicable Collection Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof.

(d)                                 During the Replacement Period (and up to 60 days thereafter to the extent necessary to acquire Loan Obligations pursuant to binding commitments entered into during the Replacement Period using Principal Proceeds received during or after the Replacement Period), the Loan Obligation Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, reinvest Principal Proceeds in Loan Obligations selected by the Loan Obligation Manager as permitted under and in accordance with the requirements of Article 12 and such Issuer Order.  Any Principal Proceeds standing to the credit of the Principal Collection Account may be designated by the Loan Obligation Manager for application to reinvestment in Replacement Loan Obligations (such Principal Proceeds, “Designated Principal Proceeds”) and, if and for so long as such Principal Proceeds are Designated Principal Proceeds, such Principal Proceeds shall remain in the Principal Collection Account (or invested in Eligible Investments) until the earlier of (i) the time the Loan Obligation Manager notifies the Trustee in writing that such Principal Proceeds are no longer so designated, (ii) the Loan Obligation Manager notifies the Trustee in writing that such Principal Proceeds are to be applied to the purchase of Replacement Loan Obligations in accordance with Section 12.2(a) and (iii) the later of (x) the first Business Day after the last day of the Replacement Period and (y) if after the last day of the Replacement Period, the last settlement date within 60 days of the last day of the Replacement Period with respect to the last Replacement Loan Obligation that the Issuer has entered into an irrevocable commitment to purchase.  Any Principal Proceeds that are not Designated Principal Proceeds as of the Determination Date related to any Payment Date shall be applied pursuant to clauses (4) through (8) of Section 11.1(a)(ii) or pursuant to Section 11.1(a)(iii), as applicable.

(e)                                  The Trustee shall transfer to the Payment Account for application pursuant to Section 11.1(a) and in accordance with the calculations and the instructions contained in the Monthly Report prepared by the Trustee on behalf of the Issuer pursuant to Section 10.11(e), on or prior to the Business Day prior to each Payment Date, any amounts then held in the Collection Accounts other than (i) Interest Proceeds or Principal Proceeds received after the end of the Due Period with respect to such Payment Date and (ii) amounts that the Issuer is entitled to reinvest in accordance with Section 12.2 and which the Issuer so elects to reinvest in accordance with the terms of this Indenture, except that, to the extent that Principal Proceeds in the Principal Collection Account as of such date are in excess of the amounts required to be applied pursuant to the Priority of Payments up to and including the next Payment Date as shown in the Monthly Report with respect to such Payment Date, the Issuer may direct the Trustee to retain such excess amounts in the Principal Collection Account and not to transfer such excess amounts to the Payment Account and the Trustee shall do so.

Section 10.3                             Payment Account.

The Trustee shall, prior to the Closing Date, establish a Securities Account with the Custodial Securities Intermediary which shall be designated as the “Payment Account,” which shall be held in trust for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and the sole right of withdrawal.  Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Secured Parties.  Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be (i) to pay the interest on and the principal on the Notes and make other payments in respect of the Notes in accordance with their terms and the provisions of this Indenture, (ii) to pay the Preferred Shares Paying Agent for deposit into the Preferred Share Distribution Account for distributions to the Preferred Shareholders in accordance with the terms and the provisions of the Preferred Share Paying Agency Agreement, (iii) upon Issuer Order, to pay other amounts specified therein, and (iv) otherwise to pay amounts payable pursuant to and in accordance with the terms of this Indenture, each in accordance with the Priority of Payments.  The Trustee agrees to give the Issuer and the Co-Issuer immediate notice if it becomes aware that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  Neither the Issuer nor the Co-Issuer shall have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments.  The Payment Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating of at least “Aa3” by Moody’s and “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)) or a short-term debt rating of at least “P-1” by Moody’s and the equivalent by DBRS (if rated by DBRS) (or, in each case, such lower rating as the applicable Rating Agency shall approve).  Amounts on deposit in the Payment Account shall remain uninvested.

Section 10.4                             Unused Proceeds Account.

(a)                                 The Trustee shall, on or prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Unused Proceeds Account” which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties, into which the amount specified in Section 3.2(f) shall be deposited.  All amounts credited from time to time to the Unused Proceeds Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided.

(b)                                 The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Unused Proceeds Account or any funds on deposit therein, or otherwise to the credit of the Unused Proceeds Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process.  The Unused Proceeds Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating of at least “Aa3” by Moody’s or a short-term debt rating of at least “P-1” by Moody’s.

(c)                                  Amounts remaining in the Unused Proceeds Account shall, on the Business Day after the Portfolio Finalization Date, be transferred by the Trustee to the Principal Collection Account (for subsequent transfer to the Payment Account) and treated as Principal Proceeds and applied in accordance with the Priority of Payments on the next Payment Date after the Portfolio Finalization Date.

(d)                                 During the Post-Closing Acquisition Period, the Issuer (or the Loan Obligation Manager on behalf of the Issuer) may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, apply amounts on deposit in the Unused Proceeds Account to acquire Additional Loan Obligations selected by the Loan Obligation Manager as permitted under and in accordance with the requirements of Section 7.18 and such Issuer Order.

(e)                                  To the extent not applied pursuant to Section 7.18, the Loan Obligation Manager, on behalf of the Issuer, may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Unused Proceeds Account in Eligible Investments designated by the Loan Obligation Manager.  All interest and other income from such investments shall be deposited in the Unused Proceeds Account, any gain realized from such investments shall be credited to the Unused Proceeds Account, and any loss resulting from such investments shall be charged to the Unused Proceeds Account.  The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of the Unused Proceeds Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof.  If the Trustee does not receive investment instructions from an Authorized Officer of the Loan Obligation Manager, the Trustee may invest funds received in the Unused Proceeds Account in Eligible Investments of the type described in clause (ii) of the definition thereto.

Section 10.5                             Reserved.

Section 10.6                             RDD Funding Account.

(a)                                 In the event any RDD Obligation is purchased by the Issuer, the Trustee will establish a Securities Account with the Custodial Securities Intermediary (the “RDD Funding Account”) which shall be held in trust for the benefit of the Secured Parties, into which the Issuer will be required to deposit the full amount of all funding amounts with respect to such RDD Obligation.  All amounts in the RDD Funding Account shall be deposited in overnight funds in Eligible Investments and released to fulfill such commitments.  If a RDD Obligation is sold or otherwise disposed before the full commitment thereunder has been drawn, or if excess funds remain following the termination of the funding obligation giving rise to the deposit of such funds in the RDD Funding Account, such Eligible Investments on deposit in the RDD Funding Account for the purpose of fulfilling such commitment shall be transferred to the Principal Collection Account, treated as Principal Proceeds and applied in accordance with the Priority of Payments.  The RDD Funding Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating from Moody’s at least equal to “A-” or “A2,” as applicable, and “A (low)” by DBRS (or, if not rated by DBRS, an equivalent

(or higher) rating by any two other NRSROs (which may include Moody’s)) or a short-term debt rating at least equal to “A-1,” “P-1” or “F1,” as applicable, and the equivalent by DBRS (if rated by DBRS) (or, in each case, such lower rating as the applicable Rating Agency shall approve).

(b)                                 Except as provided in Section 10.6(c) below, funds in the RDD Funding Account shall be available solely to fund RDD Funding Advances under any RDD Obligations included in the Loan Obligations.

(c)                                  The Loan Obligation Manager or the CLO Servicer, as applicable, shall direct the Trustee to withdraw funds from the RDD Funding Account to fund any required RDD Funding Advances for any RDD Obligation.  Pursuant to an Issuer Order, all or a portion of the funds, as specified in such Issuer Order, on deposit in the RDD Funding Account in respect of amounts previously held on deposit in respect of unfunded commitments for RDD Obligations that have been sold or otherwise disposed of before such commitments thereunder have been drawn or as to which excess funds remain shall be transferred by the Trustee to the Collection Account as Principal Proceeds.

Section 10.7                             Expense Account.

(a)                                 The Trustee shall prior to the Closing Date establish a Securities Account with the Custodial Securities Intermediary which shall be designated as the “Expense Account” which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties.  The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Account shall be to pay (on any day other than a Payment Date), accrued and unpaid Company Administrative Expenses (other than accrued and unpaid expenses and indemnities payable to the Loan Obligation Manager under the Loan Obligation Management Agreement); provided that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of a Company Administrative Expense on any day other than a Payment Date if, in its reasonable determination, taking into account the Priority of Payments, the payment of such amounts is likely to leave insufficient funds available to pay in full each of the items payable prior thereto in the Priority of Payments on the next succeeding Payment Date.  On the Closing Date, Arbor Parent or its Affiliates shall deposit into the Expense Account an amount equal to U.S.$200,000.  On or after the first Payment Date, any amount remaining in the Expense Account may, at the election of the Loan Obligation Manager be designated as Interest Proceeds.  On the date on which all or substantially all of the Issuer’s assets have been sold or otherwise disposed of, the Issuer by Issuer Order executed by an Authorized Officer of the Loan Obligation Manager shall direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, transfer all amounts on deposit in the Expense Account to the Interest Collection Account for application pursuant to Section 11.1(a)(i) as Interest Proceeds.  Amounts credited to the Expense Account may be applied on or prior to the Determination Date preceding the first Payment Date to pay amounts due in connection with the offering of the Notes.

(b)                                 On each Payment Date, the Loan Obligation Manager may designate Interest Proceeds (in an amount not to exceed U.S.$100,000 on such Payment Date) after application of amounts payable pursuant to clauses (1) through (10) of Section 11.1(a)(i) for deposit into the Expense Account.

(c)                                  The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Expense Account or any funds on deposit therein, or otherwise to the credit of the Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  The Issuer shall not have any legal, equitable or beneficial interest in the Expense Account.  The Expense Account shall remain at all times with the Corporate Trust Office or a financial institution having capital and surplus of at least U.S.$200,000,000 and a long-term debt rating at least equal to “Baa1” by Moody’s and “AA (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher)  rating by any two other NRSROs (which may include Moody’s)).

(d)                                 The Loan Obligation Manager, on behalf of the Issuer, may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Expense Account in Eligible Investments designated by the Loan Obligation Manager.  All interest and other income from such investments shall be deposited in the Expense Account, any gain realized from such investments shall be credited to the Expense Account, and any loss resulting from such investments shall be charged to the Expense Account.  The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Expense Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof.  If the Trustee does not receive investment instructions from an Authorized Officer of the Loan Obligation Manager, the Trustee shall invest funds received in the Expense Account in Eligible Investments of the type described in clause (ii) of the definition thereto.

Section 10.8                             Interest Rate Cap Termination Receipts Account.

(a)                                 The Trustee shall, on or prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Interest Rate Cap Termination Receipts Account” which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties, into which any Interest Rate Cap Termination Receipts shall be deposited.  All amounts credited from time to time to the Interest Rate Cap Termination Receipts Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided.

(b)                                 The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Interest Rate Cap Termination Receipts Account or any funds on deposit therein, or otherwise to the credit of the Interest Rate Cap Termination Receipts Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process.  The Interest Rate Cap Termination Receipts Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating of at least “Aa3” by Moody’s or a short-term debt rating of at least “P-1” by Moody’s.

(c)                                  Amounts on deposit in the Interest Rate Cap Termination Receipts Account shall be applied at the direction of the Loan Obligation Manager to satisfy any costs attributable to entering into any replacement Interest Rate Cap Agreement.  Amounts remaining in the Interest Rate Cap Termination Receipts Account shall, on the first Determination Date following the date on which (1) any such replacement Interest Rate Cap Agreement is entered into and the costs of which have been paid out of Interest Rate Cap Termination Receipts or (2)

the Loan Obligation Manager determines not to purchase a replacement Interest Rate Cap Agreement, be transferred by the Trustee to the Principal Collection Account (for subsequent transfer to the Payment Account) and treated as Principal Proceeds and applied in accordance with the Priority of Payments on the next Payment Date.

(d)                                 Notwithstanding anything to the contrary contained herein, the Issuer (or the Arbor Parent on behalf of the Issuer) may only enter into a replacement Interest Rate Cap Agreement from time to time on or after the Closing Date if either (x) it obtains an Opinion of Counsel that such replacement Interest Rate Cap Agreement would not cause the Issuer or Loan Obligation Manager to be required to register with the CFTC or that the Issuer and Loan Obligation Manager would be eligible for an exemption to the requirement to register with the CFTC (a “CFTC Event”) or (y) the Loan Obligation Manager has registered or will register as a commodity pool operator and will comply with the requirements of the CFTC relating thereto.  The Issuer represents and warrants that its execution of the initial Interest Rate Cap Agreement does not result in a CFTC Event.

Section 10.9                             Interest Advances.

(a)                                 With respect to each Determination Date for which the sum of Interest Proceeds and, if applicable, Principal Proceeds, collected during the related Due Period that are available to pay interest on the Notes in accordance with the Priority of Payments, are insufficient to remit the interest due and payable with respect to the Notes on the following Payment Date as a result of interest shortfalls on the Loan Obligations (the amount of such insufficiency, an “Interest Shortfall”), the Trustee shall provide the Advancing Agent with written notice of such Interest Shortfall no later than the close of business on the Business Day following such Determination Date.  The Trustee shall provide the Advancing Agent with notice, prior to any funding of an Interest Advance by the Advancing Agent, of any additional interest remittances received by the Trustee after delivery of such initial notice that reduce such Interest Shortfall.  No later than 5:00 p.m. (New York time) on the Business Day immediately preceding the related Payment Date (but in any event no earlier than one Business Day following the Advancing Agent’s receipt of notice of such Interest Shortfall), the Advancing Agent shall advance the difference between such amounts (each such advance, an “Interest Advance”) by deposit of an amount equal to such Interest Advance in the Payment Account, subject to a determination of recoverability by the Advancing Agent as described in Section 10.9(b), and subject in all events to a maximum limit in respect of any Payment Date equal to the lesser of (i) the aggregate of such Interest Shortfalls that would otherwise occur on the Notes and (ii) the aggregate of the interest payments not received in respect of Loan Obligations.  Notwithstanding the foregoing, in no circumstance will the Advancing Agent be required to make an Interest Advance in respect of a Loan Obligation to the extent that the aggregate outstanding amount of all unreimbursed Interest Advances would exceed the aggregate outstanding principal amount of the Notes.  Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Trustee on the same Business Day that such Interest Advance was made (or, if such Interest Advance is made prior to final determination by the Trustee of such Interest Shortfall, on the Business Day of such final determination).  The Advancing Agent shall provide the Trustee written notice of a determination by the Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Interest Advance no later than the close of business on the Business Day immediately preceding the related Payment Date (or, in the event that the Advancing Agent did not receive notice of the related Interest Shortfall on the related Determination Date, no later than the close of business on the Business Day immediately following the Advancing Agent’s receipt of notice of such Interest Shortfall).  If the Advancing Agent shall fail to make any required Interest Advance at or prior to the time at which distributions are to be made pursuant to Section 11.1(a), the Backup Advancing Agent shall be required to make such Interest Advance, subject to a determination of recoverability by the Backup Advancing Agent as described in Section 10.9(b).  The Backup Advancing Agent shall be entitled to conclusively rely on any affirmative determination by the Advancing Agent that an Interest Advance would constitute a Nonrecoverable Interest Advance.  Based upon available information at the time, the Backup Advancing Agent, the Loan Obligation Manager or the Advancing Agent will provide 15 days prior notice to the Rating Agencies if recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall on the next succeeding Payment Date.  No later than the close of business on the Determination Date related to a Payment Date on which the recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall, the Loan Obligation Manager will provide the Rating Agencies notice of such recovery.

(b)                                 Notwithstanding anything herein to the contrary, neither the Advancing Agent nor the Backup Advancing Agent, as applicable, shall be required to make any Interest Advance unless such Person determines, in its sole discretion, exercised in good faith that such Interest Advance, or such proposed Interest Advance, plus interest expected to accrue thereon at the Reimbursement Rate, will be recoverable from subsequent payments or collections with respect to all Loan Obligations and has determined in its reasonable judgment that the recovery would not result in an Interest Shortfall.  In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Interest Advance, the Advancing Agent or the Backup Advancing Agent, as applicable, will take into account:

(i)                                     amounts that may be realized on each Underlying Mortgaged Property in its “as is” or then-current condition and occupancy;

(ii)                                  the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and

(iii)                               the possibility and effects of future adverse changes with respect to the Underlying Mortgaged Properties, and

(iv)                              the fact that Interest Advances are intended to provide liquidity only and not credit support to the Holders of the Class A Notes, the Class B Notes and the Class C Notes.

For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Interest Advance, an Interest Advance will be deemed to be nonrecoverable if the Advancing Agent or the Backup Advancing Agent, as applicable, determines that future Interest Proceeds and Principal Proceeds may be ultimately insufficient to fully reimburse such Interest Advance, plus interest thereon at the Reimbursement

Rate within a reasonable period of time.  Absent bad faith, the determination by the Advancing Agent or the Backup Advancing Agent, as applicable, as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Holders of the Notes.

(c)                                  Each of the Advancing Agent and the Backup Advancing Agent will be entitled to recover any previously unreimbursed Interest Advance made by it (including any Nonrecoverable Interest Advance to the extent made), together with interest thereon, first, from Interest Proceeds and second (to the extent that there are insufficient Interest Proceeds for such reimbursement), from Principal Proceeds to the extent that such reimbursement would not trigger an additional Interest Shortfall; provided that if at any time an Interest Advance is determined to be a Nonrecoverable Interest Advance, the Advancing Agent or the Backup Advancing Agent shall be entitled to recover all outstanding Interest Advances from the Collection Accounts on any Business Day during any Interest Accrual Period prior to the related Determination Date (or on a Payment Date prior to any payment of interest on or principal of the Notes in accordance with the Priority of Payments).  The Advancing Agent shall be permitted (but not obligated) to defer or otherwise structure the timing of recoveries of Nonrecoverable Interest Advances in such manner as the Advancing Agent determines is in the best interest of the Class A Notes, the Class B Notes and the Class C Notes, as a collective whole, which may include being reimbursed for Nonrecoverable Interest Advances in installments.

(d)                                 The Advancing Agent and the Backup Advancing Agent will each be entitled with respect to any Interest Advance made by it (including any Nonrecoverable Interest Advance to the extent made) to interest accrued on the amount of such Interest Advance for so long as it is outstanding at the Reimbursement Rate.

(e)                                  The obligations of the Advancing Agent and the Backup Advancing Agent to make Interest Advances in respect of the Loan Obligations will continue through the Stated Maturity Date, unless the Class A Notes, the Class B Notes and the Class C Notes are previously redeemed or repaid in full.

(f)                                   In no event will the Advancing Agent, in its capacity as such hereunder or the Trustee, in its capacity as Backup Advancing Agent hereunder, be required to advance any amounts in respect of payments of principal of any Loan Obligation.

(g)                                  In consideration of the performance of its obligations hereunder, the Advancing Agent shall be entitled to receive, at the times set forth herein and subject to the Priority of Payments, to the extent funds are available therefor, the Advancing Agent Fee.  In consideration of the Backup Advancing Agent’s obligations hereunder, the Backup Advancing Agent shall be entitled to receive, at the times set forth herein and subject to the Priority of Payments, to the extent funds are available therefor, the Backup Advancing Agent Fee.  If the Backup Advancing Agent makes an Interest Advance that the Advancing Agent failed to make and did not determine to be nonrecoverable, the Backup Advancing Agent will be entitled to receive the Advancing Agent’s Fee for so long as such Interest Advance is outstanding.

(h)                                 The determination by the Advancing Agent or the Backup Advancing Agent, as applicable, (i) that it has made a Nonrecoverable Interest Advance or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Interest Advance, shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Issuer and the Rating Agencies, setting forth the basis for such determination; provided that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent or the Backup Advancing Agent, entitlement to reimbursement with respect to, any Interest Advance.

(i)                                     If a Scheduled Distribution on any Loan Obligation is not paid to the Trustee on the Due Date therefor, the Trustee shall provide the Advancing Agent with notice of such default on the Business Day immediately following such default.  In addition, upon request, the Trustee shall provide the Advancing Agent (either electronically or in hard-copy format), with copies of all reports received from any trustee, trust administrator, master servicer or similar administrative entity with respect to the Loan Obligations and the Trustee shall promptly make available to the Advancing Agent any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder to permit the Advancing Agent to make a determination of recoverability with respect to any Interest Advance and to otherwise perform its advancing functions under this Indenture.

Section 10.10                      Reports by Parties.

(a)                                 The Trustee shall supply, in a timely fashion, to the Issuer, the Co-Issuer, the Preferred Shares Paying Agent and the Loan Obligation Manager any information regularly maintained by the Trustee that the Issuer, the Co-Issuer, the Preferred Shares Paying Agent or the Loan Obligation Manager may from time to time request with respect to the Assets or the Accounts and provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.11 or to permit the Loan Obligation Manager to perform its obligations under the Loan Obligation Management Agreement.  The Trustee shall forward to the Loan Obligation Manager copies of notices and other writings received by it from the borrower with respect to any Loan Obligation advising the holders of such Loan Obligation of any rights that the holders might have with respect thereto as well as all periodic financial reports received from such borrower with respect to such borrower.  Each of the Issuer and Loan Obligation Manager shall promptly forward to the Trustee any information in their possession or reasonably available to them concerning any of the Assets that the Trustee reasonably may request or that reasonably may be necessary to enable the Trustee to prepare any report or perform any duty or function on its part to be performed under the terms of this Indenture.

Section 10.11                      Reports; Accountings.

(a)                                 The Collateral Administrator shall monitor the Assets on an ongoing basis and provide access to the information maintained by the Collateral Administrator to, and upon reasonable request of the Loan Obligation Manager, shall assist the Loan Obligation Manager in performing its duties under the Loan Obligation Management Agreement, each in accordance with this Indenture.

(b)                                 The Collateral Administrator shall perform the following functions during the term of this Indenture:

(i)                    create and maintain a database with respect to the Loan Obligations (the “Database”);

(ii)                 permit access to the information contained in the Database by the Loan Obligation Manager and the Issuer;

(iii)              on a monthly basis monitor and update the Database for ratings changes;

(iv)             update the Database for Loan Obligations or Eligible Investments acquired or sold or otherwise disposed of;

(v)                prepare and arrange for the delivery to the Rating Agencies, the Loan Obligation Manager, Co-Placement Agents and upon request therefor, any Holder of a Note shown on the Notes Registrar, any Preferred Shareholder shown on the register maintained by the Share Registrar;

(vi)             prepare and arrange for the delivery to the Loan Obligation Manager and upon request therefor, any Holder of a Note shown on the register maintained by the Notes Registrar, any Preferred Shareholder shown on the register maintained by the Share Registrar, the firm of Independent certified public accountants appointed pursuant to Section 10.13(a) hereof, the Rating Agencies, the Depository (with instructions to forward it to each of its participants who are holders of any Notes);

(vii)          assist in preparing and arrange for the delivery to the Loan Obligation Manager of the Redemption Date Statement;

(viii)       arrange for the delivery to the Rating Agencies of all information or reports required under this Indenture, including, but not limited to, providing the Rating Agencies with (A) written notice of (1) any breaches under any of the Transaction Documents and (2) the termination or change of any parties to the Transaction Documents, in each case, for which the Collateral Administrator has received prior written notice pursuant to the terms of the Transaction Document and (B) each Monthly Report in Microsoft Excel spreadsheet format; and

(ix)             assist the Independent certified public accountants in the preparation of those reports required under Section 10.13 hereof by providing access to the information contained in the Database.

(c)             The Collateral Administrator, on behalf of the Issuer, shall compile and provide or make available on its website initially located at https://usbtrustgateway.usbank.com to the Rating Agencies, the Trustee, the Loan Obligation Manager, the Co-Placement Agents and upon request therefor, any Holder of a Note shown on the Notes Register, any Preferred Shareholder shown on the register maintained by the Share Registrar, the firm of Independent certified public accountants appointed pursuant to Section 10.13(a) hereof and the Depository, on each Payment Date, determined as of the preceding Determination Date, a monthly report (the “Monthly Report”).  The Monthly Report shall contain the following information and instructions with respect to the Loan Obligations and Eligible Investments included in the Assets based in part on information provided by the Loan Obligation Manager:

(i)                    the Aggregate Principal Balance of all Loan Obligations, together with a calculation, in reasonable detail, of the sum of (A) the Aggregate Principal Balance of all Loan Obligations (other than Defaulted Obligations) plus (B) the Principal Balance of each Asset which is a Defaulted Obligation;

(ii)                 the balance of all Eligible Investments and Cash in each of the Interest Collection Account, the Principal Collection Account, the RDD Funding Account and the Expense Account;

(iii)              the nature, source and amount of any proceeds in the Collection Accounts, including Interest Proceeds, Principal Proceeds, Unscheduled Principal Payments and Sale Proceeds, received since the date of determination of the last Monthly Report;

(iv)             with respect to each Loan Obligation and each Eligible Investment that is part of the Assets, its Principal Balance, annual interest rate, average life, borrower and Moody’s Rating;

(v)                the identity of each Loan Obligation that was sold or disposed of pursuant to Section 12.1 (indicating whether such Loan Obligation is a Defaulted Obligation or a Credit Risk Obligation (in each case, as reported in writing to the Issuer by the Loan Obligation Manager) and whether such Loan Obligation was sold pursuant to Section 12.1(a)(i) or (ii)) or Granted to the Trustee since the date of determination of the most recent Monthly Report;

(vi)             the identity of each Loan Obligation which became a Defaulted Obligation or a Credit Risk Obligation since the date of determination of the last Monthly Report;

(vii)          the Aggregate Principal Balance of all Loan Obligations that are backed or otherwise invested in properties located in any single U.S. state (for each such state) based on information provided by the Loan Obligation Manager;

(viii)       the Par Value Ratio and the Interest Coverage Ratio, and a statement as to whether the Interest Coverage Test and the Par Value Test are satisfied;

(ix)             the Weighted Average Spread;

(x)                based upon information supplied by the Loan Obligation Manager, the Average Life of each Loan Obligation and the Weighted Average Life of all the Loan Obligations;

(xi)             based upon information supplied by the Loan Obligation Manager, the Moody’s Rating Factor of each Loan Obligation and the Moody’s Weighted Average Rating Factor;

(xii)          the Principal Balance of each Loan Obligation that is on credit watch with negative implications;

(xiii)       the Principal Balance of each Loan Obligation that is on credit watch with positive implications;

(xiv)      the amount of the current portion and the unpaid and unwaived portion, if any, of the Loan Obligation Manager Fee with respect to the related Payment Date;

(xv)         the amount of all RDD Funding Advances that were advanced;

(xvi)      the percentage (based on the outstanding Aggregate Principal Balances of the Loan Obligations) of the Loan Obligations which have a maturity date occurring on or prior to each Payment Date;

(xvii)   Principal Proceeds and Interest Proceeds received by the Issuer received in the related Due Period;

(xviii)  the Net Outstanding Portfolio Balance as of the close of business on the last Business Day of each Due Period after giving effect to the Principal Proceeds as of the last Business Day of such Due Period, principal collections received from Loan Obligations in the related Due Period, the reinvestment of such proceeds in Eligible Investments during such Due Period and the Loan Obligations that were released during such Due Period;

(xix)      the Aggregate Outstanding Amount of the Notes of each Class at the beginning of the Due Period and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class, the amount of principal payments to be made on the Notes of each Class on the next Payment Date, the Aggregate Outstanding Amount of the Notes of each Class after giving effect to the payment of principal on the related Payment Date and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class;

(xx)         the Class A Interest Distribution Amount, the Class B Interest Distribution Amount and the Class C Interest Distribution Amount for the related Payment Date and the aggregate amount paid for all prior Payment Dates in respect of such amounts;

(xxi)      with the assistance of the Loan Obligation Manager, the Company Administrative Expenses on an itemized basis, the Loan Obligation Manager Fee payable by the Issuer on the related Payment Date;

(xxii)   with the assistance of the Loan Obligation Manager as set forth in Section 10.11(f), (A) the balance on deposit in the Interest Collection Account and the Principal Collection Account at the end of the related Due Period, (B) the amounts payable from the Collection Accounts to the Payment Account in order to make payments pursuant to Section 11.1(a) on the related Payment Date (the amounts payable pursuant to each such clause to be set forth and identified separately) and (C) the balance of Principal Proceeds and the balance of Interest Proceeds remaining in the Collection Accounts immediately after all payments and deposits to be made on the related Payment Date;

(xxiii)  the calculation of the amount to be paid by each counterparty in each case as provided by the calculation agent under the Interest Rate Cap Agreement, specifying (a) the amount to be paid under each Interest Rate Cap Agreement (other than any payments due and payable upon a termination of the related Interest Rate Cap Agreement) and (b) the amount owing as a result of a termination with respect to each Interest Rate Cap Agreement;

(xxiv)  the amount to be paid to the Advancing Agent or the Backup Advancing Agent, as applicable, as reimbursement of Interest Advances and Reimbursement Interest and calculate the amount of the Nonrecoverable Interest Advances to be paid to the Advancing Agent or the Backup Advancing Agent, as applicable;

(xxv)   the amount on deposit in the Expense Account, the Unused Proceeds Account and the RDD Funding Account;

(xxvi)  the nature, source and amount of any proceeds in the Collection Accounts, including Interest Proceeds, Principal Proceeds, Unscheduled Principal Payments and Sale Proceeds, received since the date of determination of the last Monthly Report; and

(xxvii) with respect to each Loan Obligation and each Eligible Investment that is part of the Assets, its Principal Balance, annual interest rate, average life, issuer and Moody’s Rating;

(xxviii) the identity of each Loan Obligation that was sold or disposed of pursuant to Section 12.1 (indicating whether such Loan Obligation is a Defaulted Obligation or Credit Risk Obligation or otherwise (in each case, as reported in writing to the Issuer by the Loan Obligation Manager) and whether such Loan Obligation was sold pursuant to Section 12.1(a) or (b)) or Granted to the Trustee since the date of determination of the most recent Monthly Report;

(xxix)   the identity of each Loan Obligation which became a Defaulted Obligation or a Credit Risk Obligation since the date of determination of the last Monthly Report; and

(xxx)    subject to the availability of such information to the Loan Obligation Manager and the delivery of such information by the Loan Obligation Manager to the Collateral Administrator, with respect to each Loan Obligation on a semi-annual basis, the net cash flow on each real property underlying or related to such Loan Obligation;

(xxxi)    the identity of each bond, note and other security held by the Issuer (together with a notation with respect thereto as to whether such bond, note or other security is a Permitted Exchange Security);

(xxxii)   confirmation that the Loan Obligation Manager has received written confirmation from ARMS Equity (in such capacity, the “Retention Holder”) and Arbor Parent that the Retention Holder continues to retain the Retained Interest, that Arbor Parent continues to retain a 100% ownership interest in the Retention Holder; and that none of the Retention Holder, Arbor Parent and any of its respective affiliates has sold, hedged or otherwise mitigated its credit risk under or associated with the Retained Interest, the 100% ownership interest in the Retention Holder or the underlying portfolio of Loan Obligations, except to the extent permitted in accordance with Article 405(1); and

(xxxiii)  such other information as the Loan Obligation Manager, the Collateral Administrator or the Trustee may reasonably request.

(d)                                       The Collateral Administrator, on behalf of the Issuer and upon request of the Loan Obligation Manager shall calculate the Par Value Ratio and the Interest Coverage Ratio in respect of each Measurement Date and indicate pursuant to clause (viii) of each Monthly Report whether the Par Value Test and the Interest Coverage Test are met and report to the Issuer, the Co-Issuer and the Loan Obligation Manager on each Measurement Date.

(e)                                        Upon receipt of each Monthly Report and each Redemption Date Statement, the Loan Obligation Manager shall compare the information contained in its records with respect to the Assets and shall, within five Business Days after receipt of each such Monthly Report or such Redemption Date Statement, notify the Issuer and the Collateral Administrator whether such information contained in the Monthly Report or the Redemption Date Statement, as the case may be, conforms to the information maintained by the Loan Obligation Manager with respect to the Assets, or detail any discrepancies.  If any discrepancy exists, the Collateral Administrator, the Issuer and the Loan Obligation Manager shall attempt to resolve the discrepancy.  If such discrepancy cannot be promptly resolved, the Collateral Administrator shall cause the firm of Independent certified public accountants appointed by the Issuer pursuant to Section 10.13 hereof to review such Monthly Report or Redemption Date Statement, as the case may be, and the Loan Obligation Manager’s records and the Collateral Administrator’s records to determine the cause of such discrepancy.  If such review reveals an error in the Monthly Report or Redemption Date Statement, as the case may be, or the Collateral Administrator’s or the Loan Obligation Manager’s records, the Monthly Report or Redemption Date Statement, as the case may be, or the Collateral Administrator’s or the Loan Obligation Manager’s records, shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture.  The Rating Agencies (in each case only so long as any Class of Notes is rated), the Co-Placement Agents and the Loan Obligation Manager shall be notified in writing of any such revisions by the Collateral Administrator, on behalf of the Issuer.

(f)                                         All information made available on the Collateral Administrator’s website will be restricted and the Collateral Administrator will only provide access to such reports to those parties entitled thereto pursuant to this Indenture.  In connection with providing access to its website, the Collateral Administrator may require registration and the acceptance of a disclaimer.

The Monthly Report shall also contain the following statements:

“Instruction to Participant:  Please send
this to the beneficial owners of the Notes”

Reminder to Owners of each Class of Notes:

Each owner or beneficial owner of Notes must be (A) either (1) a U.S. Person who is a QIB or (2) solely with respect to Notes issued as Definitive Notes, a U.S. Person who is an IAI that is, in each case, also a Qualified Purchaser as defined by the Investment Company Act of 1940 or an entity owned exclusively by one or more Qualified Purchasers or (B) not a U.S. Person, and if a U.S. Person, can represent as follows:

(i)                    it is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25 million in securities of unaffiliated issuers;

(ii)                 it is not a participant-directed employee plan such as a 401(k) plan or a trust fund that holds the assets of such a plan;

(iii)              it is acting for its own account or for the account of another person who is a QIB and a Qualified Purchaser that is not included in (i) or (ii) above;

(iv)             it is not formed for the purpose of investing in the Notes;

(v)                it, and each account for which it holds the Notes, shall hold at least the minimum denomination therefor; and

(vi)             it will provide notice of these transfer restrictions to any transferee from it.

(g)             Each Monthly Report (after approval by the Loan Obligation Manager after giving effect to any revisions thereto in accordance with Section 10.11(f)) shall constitute instructions from the Loan Obligation Manager, on behalf of the Issuer, to the Trustee to transfer funds from the Collection Accounts to the Payment Account pursuant to Section 10.2(d) and to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in the Monthly Report, as applicable, in the manner specified, and in accordance with the priorities established, in Section 11.1 hereof.

(h)            Not more than five Business Days after receiving an Issuer Request requesting information regarding a redemption of the Notes of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Loan Obligation Manager (which shall review such statement in the manner provided for in Section 10.11(f)), the Preferred Shares Paying Agent:

(i)                  the Aggregate Outstanding Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;

(ii)                 the amount of accrued interest due on such Notes as of the last day of the Interest Accrual Period immediately preceding such Redemption Date;

(iii)              the Redemption Price;

(iv)             the sum of all amounts due and unpaid under Section 11.1(a) (other than amounts payable on the Notes being redeemed or to the Noteholders thereof); and

(v)                the amount in the Accounts (other than the Preferred Share Distribution Account) available for application to the redemption of such Notes.

Section 10.12                                                 Release of Loan Obligations; Release of Assets.

(a)            If no Event of Default has occurred and is continuing and subject to Article 12 hereof, the Issuer (or the Loan Obligation Manager on behalf of the Issuer) may direct the Trustee to release such Pledged Loan Obligation from the lien of this Indenture, by Issuer Order delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a Pledged Loan Obligation certifying that (i) it has sold such Pledged Loan Obligation pursuant to and in compliance with Article 12 or (ii) in the case of a redemption pursuant to Section 9.1, the proceeds from any such sale of Loan Obligations are sufficient to redeem the Notes pursuant to Section 9.1, and, upon receipt of such Issuer Order, the Trustee shall deliver any such Pledged Loan Obligation, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order, or, if such Pledged Loan Obligation is represented by a Security Entitlement, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order.  If requested, the Trustee may deliver any such Pledged Loan Obligation in physical form for examination (prior to receipt of the sales proceeds) in accordance with street delivery custom.  The Trustee shall (i) deliver any agreements and other documents in its possession relating to such Pledged Loan Obligation and (ii) if applicable, duly assign each such agreement and other document, in each case, to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order.

(b)            The Issuer (or the Loan Obligation Manager on behalf of the Issuer) may, by Issuer Order, delivered to the Trustee at least three Business Days prior to the date set for redemption or payment in full of a Pledged Loan Obligation, certifying that such Pledged Loan Obligation is being paid in full, direct the Trustee, or at the Trustee’s instructions, the Custodial Securities Intermediary, to deliver such Pledged Loan Obligation and the related Loan Obligation File therefor on or before the date set for redemption or payment, in each case against receipt of the applicable redemption price or payment in full thereof.

(c)             With respect to any Loan Obligation subject to a workout or restructured, the Issuer (or the Loan Obligation Manager on behalf of the Issuer) may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Loan Obligation is subject to a workout or restructuring and setting forth in reasonable detail the procedure for response thereto, direct the Trustee or at the Trustee’s instructions, the Custodial Securities Intermediary, to deliver any Assets in accordance with such Issuer Order, in each case against receipt of payment therefor.

(d)            The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Loan Obligation in the Principal Collection Account unless simultaneously applied to the purchase of Replacement Loan Obligations, subject to the Replacement Criteria, or Eligible Investments under and in accordance with the requirements of Article 12 and this Article 10.  Neither the Trustee nor the Custodial Securities Intermediary shall be responsible for any loss resulting from delivery or transfer of any such proceeds prior to receipt of payment in accordance herewith.

(e)             The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Assets from the lien of this Indenture.

(f)              Upon receiving actual notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Loan Obligation, the Trustee on behalf of the Issuer will promptly notify the Loan Obligation Manager and the CLO Servicer of such request, and the Trustee shall grant any waiver or consent, and enter into any amendment or other modification as instructed in writing by the CLO Servicer in accordance with the Servicing Agreement.  In the case of any modification or amendment that results in the release of the related Loan Obligation, notwithstanding anything to the contrary in Section 5.5(a), the Trustee shall release of the related Loan Obligation and the related Loan Obligation File from the lien of this Indenture upon the written instruction of the CLO Servicer in accordance with the Servicing Agreement.  In the absence of such instruction from the CLO Servicer, the Trustee shall have no obligation to take any such action.

Section 10.13                      Reports by Independent Accountants.

(a)                                 On or about the Closing Date, the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture.  The Loan Obligation Manager, on behalf of the Issuer, shall have the right to remove such firm or any successor firm.  Upon any resignation by or removal of such firm, the Loan Obligation Manager, on behalf of the Issuer, shall promptly appoint, by Issuer Order delivered to the Trustee, a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation.  If the Loan Obligation Manager, on behalf of the Issuer, shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned or been removed, within 30 days after such resignation or removal, the Issuer shall promptly notify the Trustee of such failure in writing. If the Loan Obligation Manager, on behalf of the Issuer, shall not have appointed a successor within ten days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation.  The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as provided in the Priority of Payments.

(b)                                 Within 60 days after December 31 of each year (commencing with December 31, 2015), the Issuer shall cause to be delivered to the Trustee and the Loan Obligation Manager an Accountants’ Report specifying the procedures applied and the associated findings with respect to the Monthly Reports and any Redemption Date Statements prepared in the year ending on such date.  If at any time a successor firm of Independent certified public accountants is appointed, prior to the Payment Date following the date of such appointment), the Issuer shall deliver to the Trustee a draft of an (or form of) Accountant’s Report specifying in advance the procedures that such firm will be applying in making the aforementioned findings throughout the term of its service as accountants to the Issuer.  The Trustee shall promptly forward a copy of such draft of an (or form of) Accountant’s Report to the Loan Obligation Manager.

Section 10.14                      Reports to Rating Agencies.

(a)                                 In addition to the information and reports specifically required to be provided to the Rating Agencies pursuant to the terms of this Indenture, the Trustee shall provide the Rating Agencies with all information or reports delivered by the Trustee hereunder, and such additional information as the Rating Agencies may from time to time reasonably request and the Trustee determines in its sole discretion may be obtained and provided without unreasonable burden or expense.  The Issuer shall promptly notify the Trustee and the Preferred Shares Paying Agent if a Rating Agency’s rating of any Class of Notes has been, or it is known by the Issuer that such rating will be, downgraded or withdrawn.

(b)                                 The Issuer (or the Loan Obligation Manager on behalf of the Issuer) shall provide the Rating Agencies with all information and reports delivered to the Trustee hereunder.

(c)                                  All additional reports to be sent to the Rating Agencies pursuant to clause (a) above shall be reviewed prior to such transmission by the Loan Obligation Manager.

(d)                                 The Issuer shall cause to be provided all 17g-5 Information to the Rating Agencies in the manner specified in Section 14.13.

For the avoidance of doubt, any such information referred to in this Section 10.14 shall not include any of the Accountants’ Reports.

Section 10.15                      Certain Procedures.

(a)                                 For so long as the Notes may be transferred only in accordance with Rule 144A or another exemption from registration under the Securities Act, the Issuer (or the Loan Obligation Manager on behalf of the Issuer) will ensure that any Bloomberg screen containing information about the Rule 144A Global Securities includes the following (or similar) language:

(i)                                    the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Securities will state: “Iss’d Under 144A/3c7”;

(ii)                                 the “Security Display” page will have the flashing red indicator “See Other Available Information”; and

(iii)                              the indicator will link to the “Additional Security Information” page, which will state that the Notes “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are both (i) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (ii) qualified purchasers (as defined under Section 3(c)(7) under the 1940 Act of 1940).

(b)                                 For so long as the Rule 144A Global Securities are registered in the name of DTC or its nominee, the Issuer (or the Loan Obligation Manager on behalf of the Issuer) will instruct DTC to take these or similar steps with respect to the Rule 144A Global Securities:

(i)                                    the DTC 20-character security descriptor and 48-character additional descriptor will indicate with marker “3c7” that sales are limited to (i) QIBs and (ii) Qualified Purchasers;

(ii)                                 where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, it will have the 20-character security descriptor printed on it.  Where the DTC deliver order ticket is electronic, it will have a “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restriction; and

(iii)                              DTC will send an “Important Notice” outlining the 3(c)(7) restrictions applicable to the Rule 144A Global Securities to all DTC participants in connection with the initial offering of Notes by the Co-Issuers.

ARTICLE 11

APPLICATION OF AMOUNTS

Section 11.1                             Disbursements of Amounts from Payment Account.

(a)                                 Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 hereof, on each Payment Date, the Trustee shall disburse amounts transferred to the Payment Account from the Interest Collection Account and the Principal Collection Account pursuant to Section 10.2 hereof in accordance with the following priorities (the “Priority of Payments”):

(i)                                    Interest Proceeds. On each Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Notes as a result of an Event of Default, Interest Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1)                                 to the payment of taxes and filing fees (including any registered office and government fees) owed by the Issuer, if any;

(2)                                 (a) first, to the extent not previously reimbursed, to the Advancing Agent or the Backup Advancing Agent, the aggregate amount of any Nonrecoverable Interest Advances due and payable to such party, (b) second, to the Advancing Agent or the Backup Advancing Agent (if the Advancing Agent has failed to make any Interest Advance required to be made by the Advancing Agent pursuant to the terms hereof), the Advancing Agent Fee and any previously due but unpaid Advancing Agent Fee (unless waived by the Advancing Agent) (provided that the Advancing Agent or Backup Advancing Agent, as applicable, has not failed to make any Interest Advance required to be made in respect of any

Payment Date pursuant to the terms of this Indenture) and (c) third, to the Advancing Agent and the Backup Advancing Agent, (i) to the extent due and payable to such party, Reimbursement Interest and (ii) reimbursement of any outstanding Interest Advances not (in the case of this clause (ii)) to exceed the amount that would result in an Interest Shortfall with respect to such Payment Date;

(3)                                 (a) first, to the Backup Advancing Agent, the Backup Advancing Agent Fee and any previously due but unpaid Backup Advancing Agent Fees (provided that the Backup Advancing Agent has not failed to make any Interest Advance required to be made in respect of any Payment Date pursuant to the terms of this Indenture), (b) second, to the payment to the Trustee of the accrued and unpaid fees in respect of its services equal to the greater of (i) 0.023% per annum of the Aggregate Collateral Balance and (ii) U.S.$10,000 per annum, (c) third, to the payment of other accrued and unpaid Company Administrative Expenses of the Trustee, the Collateral Administrator, the Custodial Securities Intermediary, the Paying Agent, the Preferred Shares Paying Agent and the Calculation Agent, (d) fourth, to the CLO Servicer for payment of the Servicing Fee under the Servicing Agreement (but only in the event that Arbor Commercial Mortgage LLC or an affiliate thereof is not acting as the servicer of the Loan Obligations and only to the extent such fees were not previously retained by the CLO Servicer out of amounts collected in respect of the Loan Obligations in accordance with the terms of the Servicing Agreement) and (e) fifth, to the payment of any other accrued and unpaid Company Administrative Expenses, the aggregate of all such amounts in clauses (c), (d) and (e) above (including such amounts paid since the previous Payment Date from the Expense Account) not to exceed the greater of (i) 0.10% per annum of the Aggregate Collateral Balance and (ii) U.S.$125,000 per annum;

(4)                                 to the payment of the Loan Obligation Manager Fee and any previously due but unpaid Loan Obligation Manager Fees (but only in the event that Arbor Realty Collateral Management, LLC or an affiliate thereof is not acting as Loan Obligation Manager);

(5)                                 to the payment of the Class A Interest Distribution Amount, plus, any Class A Defaulted Interest Amount;

(6)                                 to the payment of the Class B Interest Distribution Amount, plus, any Class B Defaulted Interest Amount;

(7)                                 to the payment of the Class C Interest Distribution Amount, plus, any Class C Defaulted Interest Amount;

(8)                                 if either of the Note Protection Tests are not satisfied as of the Determination Date relating to such Payment Date, to the payment of, first, principal on the Class A Notes, second, principal on the Class B Notes, and third, principal on the Class C Notes, in each case to the extent necessary to cause each of the Note Protection Tests to be satisfied or, if sooner, until the Class A Notes, Class B Notes and Class C Notes have been paid in full;

(9)                                 on each Payment Date following the occurrence of a Rating Confirmation Failure, to the payment of principal of each Class of Notes, (i) first, to the Class A Notes, (ii) second, to the Class B Notes and (iii) third, to the Class C Notes, in each case until the rating assigned on the Closing Date to each Class of Notes has been reinstated or such Class has been paid in full;

(10)                          to the payment of any Company Administrative Expenses not paid pursuant to clause (3) above in the order specified therein;

(11)                          upon direction of the Loan Obligation Manager, for deposit into the Expense Account in an amount not to exceed U.S.$100,000 in respect of such Payment Date; and

(12)                          any remaining Interest Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Shares Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Holder of the Preferred Shares as payments of the Preferred Shares Distribution Amount subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

(ii)                                  Principal Proceeds. On each Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Notes as a result of an Event of Default, Principal Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1)                                 to the payment of the amounts referred to in clauses (1) through (9) of Section 11.1(a)(i) in the same order of priority specified therein, without giving effect to any limitations on amounts payable set forth therein, but only to the extent not paid in full thereunder;

(2)                                 on the Payment Date following the Portfolio Finalization Date, to the payment of principal, in an amount equal to all amounts remaining in the Unused Proceeds Account as of the Portfolio Finalization Date, (i) first, to the Class A Notes, (ii) second, to the Class B Notes and (iii) third, to the Class C Notes, in each case until such Class has been paid in full;

(3)                                 on each Payment Date following the occurrence of a Rating Confirmation Failure, to the extent that application of Interest Proceeds pursuant to Section 11.1(a)(i)(9) is insufficient to cause the ratings assigned to each Class of Notes to be reinstated or to cause any affected Class to be paid in full, to the payment of principal (i) first, to the Class A Notes, (ii) second, to the Class B Notes and (iii) third, to the Class C Notes, in each case until the rating assigned on the Closing Date to each Class of Notes has been reinstated or such Class has been paid in full;

(4)                                 during the Replacement Period, so long as the Issuer is permitted to purchase Replacement Loan Obligations in accordance with Section 12.2, at the direction of the Loan Obligation Manager, the amount designated by the Loan Obligation Manager during the related Interest Accrual Period for payment of the purchase price of Replacement Loan Obligations;

(5)                                 to the payment of principal of the Class A Notes until the Class A Notes have been paid in full;

(6)                                 to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(7)                                 to the payment of principal of the Class C Notes until the Class C Notes have been paid in full; and

(8)                                 any remaining Principal Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Shares Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Holders of the Preferred Shares as payments of the Preferred Shares Distribution Amount subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

(iii)                               Redemption Dates During Events of Default.  On any Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Notes as result of an Event of Default, Interest Proceeds and Principal Proceeds with respect to the related Due Period will be distributed in the following order of priority:

(1)                                 to the payment of the amounts referred to in clauses (1) through (4) of Section 11.1(a)(i) in the same order of priority specified therein, but without giving effect to any limitations on amounts payable set forth therein;

(2)                                 to the payment of any out-of-pocket fees and expenses of the Issuer and Trustee (including legal fees and expenses) incurred in connection with an acceleration of the Notes following an Event of Default, including in connection with sale and liquidation of any of the Assets in connection therewith;

(3)                                 to the payment of the Class A Interest Distribution Amount, plus, any Class A Defaulted Interest Amount;

(4)                                 to the payment in full of principal of the Class A Notes;

(5)                                 to the payment of the Class B Interest Distribution Amount, plus, any Class B Defaulted Interest Amount;

(6)                                 to the payment in full of principal of the Class B Notes;

(7)                                 to the payment of the Class C Interest Distribution Amount, plus, any Class C Defaulted Interest Amount;

(8)                                 to the payment in full of principal of the Class C Notes; and

(9)                                 any remaining Principal Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Shares Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the holder of the Preferred Shares as payments of the Preferred Shares Distribution Amount subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

(b)                                 On or before the Business Day prior to each Payment Date, the Issuer shall, pursuant to Section 10.2(e), remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

(c)                                  If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Trustee pursuant to Section 10.11(e) hereof, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1 hereof, to the extent funds are available therefor.

(d)                                 If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period are insufficient to make the full amount of the disbursements required by any lettered clause of Section 11.1(a)(i), Section 11.1(a)(ii) or Section 11.1(a)(iii), the Trustee shall make the disbursements called for by such clause ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor.

(e)                                  In the event that Interest Proceeds or Principal Proceeds on any Payment Date are to be applied to the payment of principal of or interest on any Class of Notes pursuant to Section 11.1(a)(i), Section 11.1(a)(ii) or Section 11.1(a)(iii), such payments will be made to Noteholders of each applicable Class, as to each such Section, pro rata based on the amounts thereof then due and payable.

(f)                                   In connection with any required payment by the Issuer to the CLO Servicer pursuant to the Servicing Agreement of any amount scheduled to be paid from time to time between Payment Dates from amounts received with respect to the Loan Obligations, such amounts shall be distributed to the CLO Servicer pursuant to the terms of the Servicing Agreement.

Section 11.2                             Securities Accounts.

All amounts held by, or deposited with the Trustee in the Collection Accounts, the Payment Account, the Expense Account, the Unused Proceeds Account or the RDD Funding Account pursuant to the provisions of this Indenture, and not invested in Eligible Investments as herein provided, shall be credited to one or more securities accounts established and maintained pursuant to the Securities Account Control Agreement at the Corporate Trust Office of the Trustee, in its capacity as Custodial Securities Intermediary or at another financial institution whose long-term rating is at least equal to, “A2” by Moody’s and “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)) (or, in each case, such lower rating as the applicable Rating Agency shall approve) and agrees to act as a Securities Intermediary on behalf of the Trustee on behalf of the Secured Parties pursuant to an account control agreement in form and substance similar to the Securities Account Control Agreement.  To the extent amounts deposited in such trust account exceed amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and are not fully collateralized by direct obligations of the United States of America, such excess shall be invested in Eligible Investments as directed by Issuer Order.

ARTICLE 12

SALE OF LOAN OBLIGATIONS

Section 12.1                             Sales of Loan Obligations.

(a)                                 Except as otherwise expressly permitted or required by this Indenture, the Issuer shall not sell or otherwise dispose of any Loan Obligation.  The Loan Obligation Manager, on behalf of the Issuer, acting pursuant to the Loan Obligation Management Agreement may direct the Trustee in writing to sell:

(i)                                       any Defaulted Obligation at any time;

(ii)                                    a Buy/Sell Interest at any time; and

(iii)                                 any Credit Risk Obligation on or prior to the last day of the Replacement Period unless (x) either of the Note Protection Tests were not satisfied as of the immediately preceding Determination Date and have not been cured as of the proposed sale date or (y) the Trustee, upon written direction of a majority of the Controlling Class, has provided written notice to the Loan Obligation Manager that no further sales of Credit Risk Obligations shall be permitted.  The Trustee shall sell any Loan Obligation in any sale permitted pursuant to this Section 12.1(a), as directed by the Loan Obligation Manager.

(b)                                 In addition with respect to any Defaulted Obligation or Credit Risk Obligation permitted to be sold pursuant to Section 12.1(a), the Loan Obligation Manager may, on behalf of the Issuer, instruct the Trustee to dispose of such Defaulted Obligation or Credit Risk Obligation in one of the following additional manners:

(i)                                     by purchasing or causing its affiliate to purchase (x) such Credit Risk Obligation or Defaulted Obligation from the Issuer for a cash purchase price that will be equal to the sum of (i) the Principal Balance thereof plus (ii) all accrued and unpaid interest thereon (such purchase, a “Credit Risk/Defaulted Obligation Cash Purchase”) (and no Advisory Committee consent will be required in connection with a Credit Risk/Defaulted Obligation Cash Purchase); or

(ii)                 upon disclosure to, and with the prior consent of, the Advisory Committee, directing the Issuer to exchange such Defaulted Obligation for (1) a substitute Loan Obligation owned by an affiliate of the Loan Obligation Manager that satisfies the Eligibility Criteria (such Replacement Loan Obligation, an “Exchange Obligation”) or (2) a combination of an Exchange Obligation and cash (such exchange, a “Defaulted Obligation Exchange”); provided that:

(1)                                 the sum of (1) the Principal Balance of such Exchange Obligation plus (2) all accrued and unpaid interest thereon plus (3) the Cash amount (if any) to be paid to the Issuer in respect of such exchange by such affiliate of the Loan Obligation Manager, is equal to or greater than:

(2)                                 the sum of (1) the Principal Balance of the Defaulted Obligation sought to be exchanged plus (2) all accrued and unpaid interest thereon.

If a Loan Obligation that is a Defaulted Obligation is not sold by the Issuer (at the direction of the Loan Obligation Manager) within three years of such Loan Obligation becoming a Defaulted Obligation, the Loan Obligation Manager, on behalf of the Issuer, will use its commercially reasonable efforts to sell such Loan Obligation as soon as commercially practicable thereafter.

(c)                                  After the Issuer has notified the Trustee of an Optional Redemption, a Clean-Up Call or a Tax Redemption in accordance with Section 9.1, the Loan Obligation Manager, on behalf of the Issuer, and acting pursuant to the Loan Obligation Management Agreement, may at any time direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Loan Obligation Manager in writing, any Loan Obligation without regard to the foregoing limitations in Section 12.1(a); provided that:

(i)                                     the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Section 9.1, and upon any such sale the Trustee shall release such Loan Obligation pursuant to Section 10.12;

(ii)                                  the Issuer may not direct the Trustee to sell (and the Trustee shall not be required to release) a Loan Obligation pursuant to this Section 12.1(b) unless:

(1)                                 the Loan Obligation Manager certifies to the Trustee that, in the Loan Obligation Manager’s reasonable business judgment based on calculations included in the certification (which shall include the sales prices of the Loan Obligations), the Sale Proceeds from the sale of one or more of the Loan Obligations and all Cash and proceeds from Eligible Investments will be at least equal to the Total Redemption Price; and

(2)                                 the Independent accountants appointed by the Issuer pursuant to Section 10.13 shall recalculate the calculations made in clause (1) above and prepare an agreed-upon procedures report.

(iii)                               in connection with an Optional Redemption, a Clean-up Call or a Tax Redemption, all the Loan Obligations to be sold pursuant to this Section 12.1(b) must be sold in accordance with the requirements set forth in Section 9.1(e).

(d)                                 In the event that any Notes remain Outstanding as of the Payment Date occurring six months prior to the Stated Maturity Date of the Notes, the Loan Obligation Manager will be required to determine whether the proceeds expected to be received on the Assets prior to the Stated Maturity Date of the Notes will be sufficient to pay in full the principal amount of (and accrued interest on) the Notes on the Stated Maturity Date.  If the Loan Obligation Manager determines, in its sole discretion, that such proceeds will not be sufficient to pay the outstanding principal amount of and accrued interest on the Notes (a “Note Liquidation Event”) on the Stated Maturity Date of the Notes, the Issuer will, at the direction of the Loan Obligation Manager, be obligated to liquidate the portion of Loan Obligations sufficient to pay the remaining principal amount of and interest on the Notes on or before the Stated Maturity Date.  The Loan Obligations to be liquidated by the Issuer will be selected by the Loan Obligation Manager.

(e)                                  Notwithstanding anything herein to the contrary, (a) in the event that a “buy/sell” arrangement has been initiated with respect to a Buy/Sell Interest, or (b) a Loan Obligation is subject to a workout and, in either case, the Loan Obligation Manager determines in accordance with the Loan Obligation Manager Standard that the sale of any such Loan Obligation is in the best interest of the Noteholders, the Loan Obligation Manager may, on behalf of the Issuer, direct the Trustee to sell such Loan Obligation in accordance with the terms of the related Underlying Instruments; provided that, in the event any such sale is to be made to an Affiliate of the Issuer or the Loan Obligation Manager, such sale may be made only upon disclosure to, and with the prior consent of, the Advisory Committee.

(f)                                   Notwithstanding anything herein to the contrary, the Loan Obligation Manager on behalf of the Issuer shall be permitted to sell to a Permitted Subsidiary any Sensitive Asset for consideration consisting of equity interests in such Permitted Subsidiary (or an increase in the value of equity interests already owned).

(g)                                  Notwithstanding anything herein to the contrary, to the extent the Loan Obligation Manager deems necessary or advisable in accordance with the Loan Obligation Manager Standard, the Issuer may, at the direction of the Loan Obligation Manager (but only upon disclosure to, and with the prior consent of, the Advisory Committee), assign its right to purchase under a “buy/sell” arrangement in respect of a Loan Obligation to the Holder of the Preferred Shares or any Affiliate thereof.

Section 12.2                             Replacement Loan Obligations.

(a)                                 Except as provided in Section 12.3(c), during the Replacement Period (or within 60 days after the end of the Replacement Period with respect to reinvestments made pursuant to binding commitments to purchase entered into during the Replacement Period), Principal Proceeds received may, but are not required to, be reinvested in Replacement Loan Obligations (which shall be, and hereby are upon acquisition by the Issuer, Granted to the Trustee pursuant to the Granting Clause of this Indenture) that satisfy the applicable Eligibility

Criteria and the following additional criteria (the “Replacement Criteria”), as evidenced by an Officer’s Certificate of the Loan Obligation Manager on behalf of the Issuer delivered to the Trustee, as of the date of the commitment to purchase such Replacement Loan Obligations:

(i)                                     the Note Protection Tests are satisfied; and

(ii)                                  no Event of Default has occurred and is continuing.

(b)                                 Notwithstanding the foregoing provisions, (i) Cash on deposit in the Collection Accounts may be invested in Eligible Investments, pending investment in Replacement Loan Obligations and (ii) if an Event of Default shall have occurred and be continuing, no Replacement Loan Obligation may be acquired unless it was the subject of a commitment entered into by the Issuer prior to the occurrence of such Event of Default.

(c)                                  Notwithstanding the foregoing provisions, at any time when ARMS Equity or an Affiliate that is wholly-owned by the Arbor Parent and is a disregarded entity for U.S. federal income tax purposes holds 100% of the Preferred Shares, it may contribute additional Cash, Eligible Investments and/or Loan Obligations to the Issuer so long as any such contributions satisfy the Eligibility Criteria at the time of such contribution, including, but not limited to, for purposes of avoiding a Rating Confirmation Failure and effecting any cure rights reserved for the holder of the Acquired Participations, pursuant to and in accordance with the terms of the related participation agreement.  Cash contributed to the Issuer by ARMS Equity (whether before or after the Replacement Period) may be reinvested by the Issuer in Replacement Loan Obligations in accordance with the requirements set forth in Section 12.2(a).

Section 12.3                             Conditions Applicable to all Transactions Involving Sale or Grant.

(a)                                 Any transaction effected after the Closing Date under this Article 12 or Section 10.12 shall be conducted in accordance with the requirements of the Loan Obligation Management Agreement; provided that (1) the Loan Obligation Manager shall not direct the Trustee to acquire any Replacement Loan Obligation for inclusion in the Assets from the Loan Obligation Manager or any of its Affiliates as principal or to sell any Loan Obligation from the Assets to the Loan Obligation Manager or any of its Affiliates as principal unless the transaction is effected in accordance with the Loan Obligation Management Agreement and (2) the Loan Obligation Manager shall not direct the Trustee to acquire any Replacement Loan Obligation for inclusion in the Assets from any account or portfolio for which the Loan Obligation Manager serves as investment adviser or direct the Trustee to sell any Loan Obligation to any account or portfolio for which the Loan Obligation Manager serves as investment adviser unless such transactions comply with the Loan Obligation Management Agreement and Section 206(3) of the Advisers Act.  The Trustee shall have no responsibility to oversee compliance with this clause by the other parties.

(b)                                 Upon any Grant pursuant to this Article 12, all of the Issuer’s right, title and interest to the Asset or Securities shall be Granted to the Trustee pursuant to this Indenture, such Asset or Securities shall be registered in the name of the Trustee, and, if applicable, the Trustee shall receive such Pledged Loan Obligation or Securities.  The Trustee also shall receive, not later than the date of delivery of any Loan Obligation delivered after the Closing Date, an

Officer’s Certificate of the Loan Obligation Manager certifying that, as of the date of such Grant, such Grant complies with the applicable conditions of and is permitted by this Article 12 (and setting forth, to the extent appropriate, calculations in reasonable detail necessary to determine such compliance).

(c)                                  Notwithstanding anything contained in this Article 12 to the contrary, the Issuer shall, subject to this Section 12.3(c), have the right to effect any transaction which has been consented to by the Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each and every Class of Notes (or if there are no Notes Outstanding, 100% of the Preferred Shares).

Section 12.4                             Modifications to Moody’s Tests.

In the event Moody’s modifies the definitions or calculations relating to any of the Eligibility Criteria or either of the Note Protection Tests (each, a “Moody’s Test Modification”), in any case in order to correspond with published changes in the guidelines, methodology or standards established by Moody’s, the Issuer may, but is under no obligation solely as a result of this Section 12.4 to, incorporate corresponding changes into this Indenture by an amendment or supplement hereto without the consent of the Holders of the Notes (except as provided below) (but with written notice to the Noteholders) or the Preferred Shares if (x) the Rating Agency Condition is satisfied and (y) written notice of such modification is delivered by the Loan Obligation Manager to the Trustee and the Holders of the Notes and Preferred Shares (which notice may be included in the next regularly scheduled report to Noteholders).  Any such Moody’s Test Modification shall be effected without execution of a supplemental indenture; provided, however, that such amendment shall be (i) evidenced by a written instrument executed and delivered by each of the Co-Issuers and the Loan Obligation Manager and delivered to the Trustee, (ii) accompanied by delivery by the Issuer to the Trustee of an Officer’s Certificate of the Issuer (or the Loan Obligation Manager on behalf of the Issuer) certifying that such amendment has been made pursuant to and in compliance with this Section 12.4.

ARTICLE 13

NOTEHOLDERS’ RELATIONS

Section 13.1                             Subordination.

(a)                                 Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class A Notes that the rights of the Holders of the Class B Notes and the Class C Notes shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in Article XI of this Indenture. On each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class A Notes consent, other than in Cash, before any further payment or distribution is made on account of any other Class of Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(b)                                 Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class B Notes that the rights of the Holders of the Class C Notes shall be subordinate and junior to the Class B Notes to the extent and in the manner set forth in Article XI of this Indenture. On each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class B Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class B Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class C Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(c)                                  In the event that notwithstanding the provisions of this Indenture, any Holders of any Class of Notes shall have received any payment or distribution in respect of such Class contrary to the provisions of this Indenture, then, unless and until all accrued and unpaid interest on and outstanding principal of all more senior Classes of Notes has been paid in full in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the more senior Class of Notes in accordance with this Indenture.

(d)                                 Each Holder of Class A Notes agrees with the Trustee on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of the Class A Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of the Class A Notes any amounts due and payable hereunder.

(e)                                  Each Holder of Class B Notes agrees with the Trustee on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of the Class B Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, the Class A Notes have been paid in full, the Holders of the Class B Notes shall be fully subrogated to the rights of the Holders the Class A Notes.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of the Class B Notes any amounts due and payable hereunder.

(f)                                   Each Holder of Class C Notes agrees with the Trustee on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of the Class C Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, the Class A Notes and the Class B Notes have been paid in full, the Holders of the Class C Notes shall be fully subrogated to the rights of the Holders the Class A Notes and the Class B Notes.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of the Class C Notes any amounts due and payable hereunder.

(g)                                  The Holders of each Class of Notes agree, for the benefit of all Holders of each Class of Notes, not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Permitted Subsidiary until the payment in full of the Notes and not before one year and a day, or if longer, the applicable preference period then in effect, has elapsed since such payment.

Section 13.2                             Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Securityholder under this Indenture, a Securityholder or Securityholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Securityholder, the Issuer, or any other Person, except for any liability to which such Securityholder may be subject to the extent the same results from such Securityholder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE 14

MISCELLANEOUS

Section 14.1                             Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer or the Co-Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer of the Issuer or the Co-Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Loan Obligation Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Loan Obligation Manager or such other Person, unless such Authorized Officer of the Issuer or the Co-Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel also may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or the Co-Issuer, or the Loan Obligation Manager on behalf of the Issuer, certifying as to the factual matters that form a basis for such Opinion of Counsel and stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer or the Loan Obligation Manager on behalf of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s or the Co-Issuer’s rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(e).

Section 14.2                             Acts of Securityholders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer and/or the Co-Issuer.  Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and the Co-Issuer, if made in the manner provided in this Section 14.2.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)                                  The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Notes Register.  The Notional Amount and registered numbers of the Preferred Shares held by any Person, and the date of his holding the same, shall be proved by the register maintained with respect to the Preferred Shares.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Securityholder shall bind such Securityholder (and any transferee thereof) of such Security and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Preferred Shares Paying Agent, the Share Registrar, the Issuer or the Co-Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

Section 14.3                             Notices, etc., to the Trustee, the Issuer, the Co-Issuer, the Advancing Agent, the Loan Obligation Manager, the Co-Placement Agents and the Rating Agencies.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)                                 the Trustee by any Securityholder or by the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Trustee addressed to it at its Corporate Trust Office, or at any other address previously furnished in writing to the Issuer, the Co-Issuer or Securityholders by the Trustee;

(b)                                 the Issuer by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd. at c/o MaplesFS Limited, P.O. Box 1093, Queensgate House, Grand Cayman, KY1-1104 Cayman Islands, facsimile number: 345-945-7100, Attention:  The Directors, or at any other address previously furnished in writing to the Trustee by the Issuer, with a copy to the Loan Obligation Manager at its address set forth below;

(c)                                  the Co-Issuer by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Co-Issuer addressed to it in c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, Attention: Donald J. Puglisi, facsimile number: (302) 738-7210, or at any other address previously furnished in writing to the Trustee by the Co-Issuer, with a copy to the Loan Obligation Manager at its address set forth below;

(d)                                 the Advancing Agent by the Trustee, the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Advancing Agent addressed to it at Arbor Realty SR, Inc., 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York 11553, Attention:  Executive Vice President — Structured Securitization, or at any other address previously furnished in writing to the Trustee and the Co-Issuers, with a copy to the Loan Obligation Manager at its address set forth below.

(e)                                  the Preferred Shares Paying Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Preferred Shares Paying Agent addressed to it at its Corporate Trust Office or at any other address previously furnished in writing by the Trustee;

(f)                                   the Loan Obligation Manager by the Issuer, the Co-Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Loan Obligation Manager addressed to it at Arbor Realty Collateral Management, LLC, 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York 11553, Attention:  Executive Vice President — Structured Securitization, or at any other address previously furnished in writing to the Issuer, the Co-Issuer or the Trustee;

(g)                                  the Rating Agencies, as applicable, by the Issuer, the Co-Issuer, the Loan Obligation Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Rating Agencies addressed to it at (i) Moody’s Investor Services, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: CRE CDO Surveillance (or by electronic mail at moodys_cre_cdo_monitoring@moodys.com) and (ii) DBRS, Inc., 101 N. Wacker, Suite 100, Chicago, Illinois 60606, Attention: Commercial Mortgage Surveillance, Fax: (312) 332-3492 (or by electronic mail at cmbs.surveillance@dbrs.com) or such other address that either Rating Agency shall designate in the future; provided that any request, demand, authorization, direction, order, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with the Rating Agency (“17g-5 Information”) shall be given in accordance with, and subject to, the provisions of Section 14.13 hereof; and

(h)                                 the Co-Placement Agents by the Issuer, the Co-Issuer, the Trustee or the Loan Obligation Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form to the Co-Placement Agents at Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas — 6th Floor, New York, New York 10020, Attention:  General Counsel, Telephone:  (212) 466-7800, Fax:  (212) 466-7996, and to J.P. Morgan Securities LLC, 383 Madison Avenue, 8th Floor, New York, New York 10179, facsimile number: (212) 834-6250; Attention: CMBS.

Section 14.4                             Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes of any event,

(a)                                 such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Notes Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice;

(b)                                 such notice shall be in the English language; and

(c)                                  all reports or notices to Preferred Shareholders shall be sufficiently given if provided in writing and mailed, first class postage prepaid, to the Preferred Shares Paying Agent.

Notwithstanding clause (a) above, a Holder of Notes may give the Trustee written notice that it is requesting that notices to it be given by facsimile transmissions and stating the facsimile number for such transmission.  Thereafter, the Trustee shall give notices to such Holder by facsimile transmission; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

The Trustee shall deliver to the Holders of the Notes any information or notice requested to be so delivered by at least 25% of the Holders of any Class of Notes.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes.  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification to Holders of Notes shall be made with the approval of the Trustee and shall constitute sufficient notification to such Holders of Notes for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 14.5                             Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6                             Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Co-Issuer shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7                             Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8                             Benefits of Indenture.

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder and (ii) the Loan

Obligation Manager, the Preferred Shareholders, the Preferred Shares Paying Agent, the Share Registrar and the Noteholders (each of whom, in the case of this clause (ii), shall be an express third party beneficiary hereunder), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9                             Governing Law.

THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 14.10                      Submission to Jurisdiction.

Each of the Issuer and the Co-Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and each of the Issuer and the Co-Issuer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court.  Each of the Issuer and the Co-Issuer hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each of the Issuer and the Co-Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Issuer’s and the Co-Issuer’s agent set forth in Section 7.2.  Each of the Issuer and the Co-Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11                      Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.12                      Liability of Co-Issuers.

Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alios, the Issuer and the Co-Issuer or otherwise, neither the Issuer nor the Co-Issuer shall have any liability whatsoever to the Co-Issuer or the Issuer, respectively, under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither the Issuer nor the Co-Issuer shall be entitled to take any steps to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against the other Co-Issuer or the Issuer, respectively.  In particular, neither the Issuer nor the Co-Issuer shall be entitled to petition or take any other steps for the winding up or bankruptcy of the Co-Issuer or the Issuer, respectively or shall have any claim in respect of any assets of the Co-Issuer or the Issuer, respectively.

Section 14.13                      17g-5 Information.

(a)                                 The parties hereto agree that all 17g-5 Information provided to the Rating Agencies, or any of its officers, directors or employees, to be given or provided to the Rating Agencies pursuant to, in connection with or related, directly or indirectly, to this Indenture, any other Transaction Document, the Assets or the Notes, shall be in each case furnished directly to the Rating Agencies at the address set forth in clause Section 14.3(h) with a prior electronic copy to the Issuer or the Information Agent, as provided in Section 2A of the Collateral Administration Agreement (for forwarding to the 17g-5 Website in accordance with the Collateral Administration Agreement).  The Co-Issuers also shall furnish such other information regarding the Co-Issuers or the Assets as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense.  Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Indenture.  Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.  For the avoidance of doubt, such information under this Section 14.13 shall not include any Accountants’ Reports.

(b)                                 The Co-Issuers shall comply with their obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by their or their agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agencies, all 17g-5 Information.  At all times while any Notes are rated by the Rating Agencies or any other NRSRO, the Co-Issuers shall engage a third-party to post 17g-5 Information to the 17g-5 Website, which shall initially be the Collateral Administrator (in such capacity, the “Information Agent”).

(c)                                  To the extent any of the Co-Issuers, the Trustee or the Loan Obligation Manager are engaged in oral communications with the Rating Agencies, for the purposes of determining the initial credit rating of the Notes or credit rating surveillance of the Notes, the party communicating with the Rating Agencies shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly delivered to the Information Agent for posting to the 17g-5 Website or (y) summarized in writing and the summary to be promptly delivered to the Information Agent for posting to the 17g-5 Website.

(d)                                 Notwithstanding the requirements herein, the Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, with the Rating Agencies or any of their respective officers, directors or employees.

(e)                                  Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.13 shall not constitute a Default or Event of Default.

Section 14.14                      Rating Agency Condition.

Any request for satisfaction of the Rating Agency Condition made by the Issuer, Co-Issuer or Trustee, as applicable, pursuant to this Indenture, shall be made in writing, which writing shall contain a cover page indicating the nature of the request for satisfaction of the Rating Agency Condition, and shall contain all back-up material necessary for the Rating

Agencies to process such request.  Such written request for satisfaction of the Rating Agency Condition shall be provided in electronic format to the Information Agent for posting on the 17g-5 Website in accordance with Section 14.13 hereof and after receiving actual knowledge of such posting (which may be in the form of an automatic email notification of posting delivered by the 17g-5 Website to such party), the Requesting Party shall send the request for satisfaction of such Condition to the Rating Agencies in accordance with the instructions for notices set forth in Section 14.3(h) hereof.

ARTICLE 15

ASSIGNMENT OF LOAN OBLIGATION PURCHASE AGREEMENTS AND LOAN MANAGEMENT AGREEMENT

Section 15.1                             Assignment of Loan Obligation Purchase Agreements and the Loan Obligation Management Agreement.

(a)                                 The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Secured Parties hereunder and the performance and observance of the provisions hereof, hereby collaterally assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Noteholders, all of the Issuer’s estate, right, title and interest in, to and under each Loan Obligation Purchase Agreement (now or hereafter entered into) and the Loan Obligation Management Agreement (each, an “Article 15 Agreement”), including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of a Seller or the Loan Obligation Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Trustee hereby grants the Issuer a license to exercise all of the Issuer’s rights pursuant to the Article 15 Agreements without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in Section 15.1(f)) which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, that such Event of Default is cured or waived.

(b)                                 The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of each of the Article 15 Agreements, nor shall any of the obligations contained in each of the Article 15 Agreements be imposed on the Trustee.

(c)                                  Upon the retirement of the Notes and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under each of the Article 15 Agreements shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)                                 The Issuer represents that it has not executed any assignment of any of the Article 15 Agreements other than this collateral assignment.

(e)                                  The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith.  The Issuer shall, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

(f)                                   The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Sellers and the Loan Obligation Manager, as applicable, in the Loan Obligation Purchase Agreements and the Loan Obligation Management Agreement, as applicable, to the following:

(i)                                     each of the Sellers and the Loan Obligation Manager consents to the provisions of this collateral assignment and agrees to perform any provisions of this Indenture made expressly applicable to each of the Sellers and the Loan Obligation Manager pursuant to the applicable Article 15 Agreement;

(ii)                                  each of the Sellers and the Loan Obligation Manager, as applicable, acknowledges that the Issuer is collaterally assigning all of its right, title and interest in, to and under the Loan Obligation Purchase Agreements and the Loan Obligation Management Agreement, as applicable, to the Trustee for the benefit of the Noteholders, and each of the Sellers and the Loan Obligation Manager, as applicable, agrees that all of the representations, covenants and agreements made by each of the Sellers and the Loan Obligation Manager, as applicable, in the applicable Article 15 Agreement are also for the benefit of, and enforceable by, the Trustee and the Noteholders;

(iii)                               each of the Sellers and the Loan Obligation Manager, as applicable, shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the applicable Article 15 Agreement;

(iv)                              none of the Issuer, the Sellers or the Loan Obligation Manager shall enter into any agreement amending, modifying or terminating the applicable Article 15 Agreement, (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error) or selecting or consenting to a successor Loan Obligation Manager, as applicable, without notifying the Rating Agencies and without the prior written consent and written confirmation of the Rating Agencies that such amendment, modification or termination will not cause its then-current ratings of the Notes to be downgraded or withdrawn;

(v)                                 except as otherwise set forth herein and therein (including, without limitation, pursuant to Section 12 of the Loan Obligation Management Agreement), the Loan Obligation Manager shall continue to serve as Loan Obligation Manager under the Loan Obligation Management Agreement, notwithstanding that the Loan Obligation Manager shall not have received amounts due it under the Loan Obligation Management

Agreement because sufficient funds were not then available hereunder to pay such amounts pursuant to the Priority of Payments.  The Loan Obligation Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable to the Loan Obligation Manager under the Loan Obligation Management Agreement until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to the applicable preference period under the Bankruptcy Code plus ten days following such payment; and

(vi)                              the Loan Obligation Manager irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Loan Obligation Manager irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court.  The Loan Obligation Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Loan Obligation Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing by certified mail, return receipt requested, or delivery requiring signature and proof of delivery of copies of such initial process to it at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York 11553, Attention: Executive Vice President—Structured Securitization.  The Loan Obligation Manager agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

ARTICLE 16

INTEREST RATE CAP AGREEMENT; CURE RIGHTS; PURCHASE RIGHTS; REPLACEMENT LOAN OBLIGATIONS

Section 16.1                             Issuer’s Obligations under Interest Rate Cap Agreements.

(a)                                 The Issuer (or the Loan Obligation Manager on its behalf) is authorized and shall enter into, and enforce all rights and remedies under, the Interest Rate Cap Agreement, including any replacement Interest Rate Cap Agreement, pursuant to the terms thereof and the terms of this Agreement and the other Transaction Documents.  Without limiting the generality of the foregoing, the Issuer (or the Loan Obligation Manager on its behalf) is authorized and may execute and deliver all instruments and agreements evidencing the initial Interest Rate Cap Agreement at any time after the Closing Date, but subject to the requirements of Section 3.1(p).

(b)                                 Upon receipt of notice that a default by an Interest Rate Cap Counterparty in the payment when due of its obligations to the Issuer under the related Interest Rate Cap Agreement (following the expiration of any applicable grace period) has occurred, the Trustee shall forthwith provide electronic notice thereof to the Issuer, the Loan Obligation Manager and each of the Rating Agencies.  When the Trustee becomes aware of such default, the Trustee shall make a demand on the applicable Interest Rate Cap Counterparty demanding payment forthwith.  The Trustee shall give notice to the Noteholders and further notice to the Loan Obligation

Manager upon the continuing failure by such Interest Rate Cap Counterparty to perform its obligations during the two Business Days following a demand made by the Trustee on such Interest Rate Cap Counterparty.

(c)                                  Upon the default by an Interest Rate Cap Counterparty (including any termination event specified in the Interest Rate Cap Agreement), if the Interest Rate Cap Counterparty fails to transfer all of its rights and obligations to, or obtain a guaranty from, a counterparty whose ratings are at least equal to the Minimum Interest Rate Cap Counterparty Rating on or before the time periods specified in the Interest Rate Cap Agreement, the Issuer may terminate the Interest Rate Cap Agreement, subject to satisfaction of the Rating Agency Condition.

(d)                                 Upon the termination or partial termination of each Interest Rate Cap Agreement, the Issuer (or the Loan Obligation Manager on its behalf) shall take such commercially reasonable actions (following the expiration of any applicable grace period and after the expiration of the applicable time period set forth in the related Interest Rate Cap Agreement) to enforce the rights of the Issuer and the Trustee thereunder as may be permitted by the terms of the related Interest Rate Cap Agreement and consistent with the terms hereof, and shall apply the proceeds of any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by or on behalf of each Interest Rate Cap Counterparty) to enter into an additional or replacement Interest Rate Cap Agreements within 30 days of the expiration of any such grace period and such applicable time period as set forth in the related Interest Rate Cap Agreement on substantially identical terms or on such other terms as required by the related Interest Rate Cap Counterparty to any such additional or replacement Interest Rate Cap Agreement subject to the Rating Agency Condition.  Any payments (other than payments relating to past-due scheduled payments on an Interest Rate Cap Agreement) received by the Issuer or Trustee in connection with the termination (in whole or in part) of a related Interest Rate Cap Agreement shall be immediately transferred to the Trustee for deposit into the Interest Rate Cap Termination Receipts Account.  Any costs attributable to entering into a replacement Interest Rate Cap Agreement shall be paid from amounts on deposit in the Interest Rate Cap Termination Receipts Account.

(e)                                  The Loan Obligation Manager shall use reasonable efforts to cause the Issuer, promptly following the early termination of an Interest Rate Cap Agreement due to an event of default or termination event (each as defined in the related Interest Rate Cap Agreement) under an Interest Rate Cap Agreement, to use the funds available in the Interest Rate Cap Termination Receipts Account and enter into a replacement Interest Rate Cap Agreement, subject to satisfaction of the Rating Agency Condition unless, in the exercise of the Loan Obligation Manager’s business judgment, made in accordance with the Loan Obligation Management Standard, the Issuer would benefit from not entering into a replacement Interest Rate Cap Agreement.  The Issuer (or the Loan Obligation Manager on behalf of the Issuer) shall use commercially reasonable efforts to cause the termination of the related Interest Rate Cap Agreement to become effective simultaneously with the effectiveness of a replacement thereto, described as aforesaid.

(f)                                   Each Interest Rate Cap Agreement shall provide that if at any time the ratings of the Interest Rate Cap Counterparty or, if the obligations of the Interest Rate Cap

Counterparty are absolutely and unconditionally guaranteed, its guarantor, cease to satisfy the Minimum Interest Rate Cap Counterparty Rating, then the Interest Rate Cap Counterparty shall be required (within the time period specified in the Interest Rate Cap Agreement and at its own cost or benefit) to (i) transfer all of its rights and obligations under the Interest Rate Cap Agreement to another counterparty the ratings of whom at least satisfy the Minimum Interest Rate Cap Counterparty Rating, or (ii) obtain a guaranty or indemnity from any entity the ratings of whom at least satisfy the Minimum Interest Rate Cap Counterparty Rating.

Section 16.2                             Loan Obligation Purchase Agreements.

Following the Closing Date, unless a Loan Obligation Purchase Agreement is necessary to comply with the provisions of this Indenture, the Issuer may acquire Loan Obligations in accordance with customary settlement procedures in the relevant markets. In any event, the Issuer (or the Loan Obligation Manager on behalf of the Issuer) shall obtain from any seller of a Loan Obligation, all Underlying Instruments with respect to each Loan Obligation that govern, directly or indirectly, the rights and obligations of the owner of the Loan Obligation with respect to the Loan Obligation and any certificate evidencing the Loan Obligation.

Section 16.3                             Representations and Warranties Related to Replacement Loan Obligations.

(a)                                 Upon the acquisition of a Replacement Loan Obligation by the Issuer, the related seller shall be required to make representations and warranties substantially in the form attached as Exhibit I hereto.

(b)                                 The representations and warranties in Section 16.3(a) with respect to the acquisition of a Replacement Loan Obligation may be subject to any modification, limitation or qualification that the Loan Obligation Manager determines to be reasonably acceptable in accordance with the Loan Obligation Manager Standard; provided that the Loan Obligation Manager will provide the Rating Agencies with a report attached to each Monthly Report identifying each such affected representation or warranty and the modification, exception, limitation or qualification received with respect to the acquisition of any Replacement Loan Obligation during the period covered by the Monthly Report, which report may contain explanations by the Loan Obligation Manager as to its determinations.

(c)                                  The Issuer (or the Loan Obligation Manager on behalf of the Issuer) shall obtain a covenant from the Person making any representation or warranty to the Issuer pursuant to Section 16.3(a) that such Person shall repurchase the related Loan Obligation if any such representation or warranty is breached (but only after the expiration of any permitted cure periods and failure to cure such breach).  The purchase price for any Loan Obligation repurchased (the “Repurchase Price”) shall be a price equal to the sum of the following (in each case, without duplication) as of the date of such repurchase: (i) the then outstanding Principal Balance of such Loan Obligation, discounted based on the percentage amount of any discount that was applied when such Loan Obligation was purchased by the Issuer, plus (ii) accrued and unpaid interest on such Loan Obligation, plus (iii) any unreimbursed advances, plus (iv) accrued and unpaid interest on advances on the Loan Obligation, plus (v) any reasonable costs and expenses (including, but not limited to, the cost of any enforcement action, incurred by the Issuer or the Trustee in connection with any such purchase by a seller).

Section 16.4                             Operating Advisor.

If the Issuer, as holder of an Acquired Participation has the right pursuant to the related Underlying Instruments to appoint the operating advisor, directing holder or Person serving a similar function under the Underlying Instruments, each of the Issuer, the Trustee and the Loan Obligation Manager shall take such actions as are reasonably necessary to appoint the Loan Obligation Manager to such position.

Section 16.5                             Purchase Right; Holder of a Majority of the Preferred Shares.

If the Issuer, as holder of an Acquired Participation, has the right pursuant to the related Underlying Instruments to purchase any other interest in the same Underlying Whole Loan as the Acquired Participation (an “Other Tranche”), the Issuer shall, if directed by the Holder of a Majority of the Preferred Shares, exercise such right, if the Loan Obligation Manager determines, in accordance with the Loan Obligation Management Standard, that the exercise of the option would be in the best interest of the Noteholders, but shall not exercise such right if the Loan Obligation Manager determines otherwise.  The Loan Obligation Manager shall deliver to the Trustee an Officer’s Certificate certifying such determination, accompanied by an Act of the Holder of a Majority of the Preferred Shares directing the Issuer to exercise such right.  In connection with the purchase of any such Other Tranche(s), the Issuer shall assign to the Holder of a Majority of the Preferred Shares or its designee all of its right, title and interest in such Other Tranche(s) in exchange for a purchase price (such price and any other associated expense of such exercise to be paid by the Holder of a Majority of the Preferred Shares) of the Other Tranche(s) (or, if the Underlying Instruments permit, the Issuer may assign the purchase right to the Holder of a Majority of the Preferred Shares or its designee; otherwise the Holder of a Majority of the Preferred Shares or its designee shall fund the purchase by the Issuer, which shall then assign the Other Tranche(s) to the Holder of a Majority of the Preferred Shares or its designee) (the “Purchase Option Purchase Price”), which amount shall be delivered by such Holder or its designee from its own funds to or upon the instruction of the Loan Obligation Manager in accordance with terms of the Underlying Instruments related to the acquisition of such Other Tranche(s).  The Issuer shall execute and deliver at the direction of such Holder of a Majority of the Preferred Shares such instruments of transfer or assignment prepared by such Holder, in each case without recourse, as shall be necessary to transfer title to such Holder of the Majority of Preferred Shares or its designee of the Other Tranche(s) and the Trustee shall have no responsibility with regard to such Other Tranche(s).  Notwithstanding anything to the contrary herein, any Other Tranche purchased hereunder by the Issuer shall not be subject to the Grant to the Trustee under the Granting Clauses.

ARTICLE 17

ADVANCING AGENT

Section 17.1                             Liability of the Advancing Agent.

The Advancing Agent shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Advancing Agent.

Section 17.2                             Merger or Consolidation of the Advancing Agent.

(a)                                 The Advancing Agent will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it was formed, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture to perform its duties under this Indenture.

(b)                                 Any Person into which the Advancing Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Advancing Agent shall be a party, or any Person succeeding to the business of the Advancing Agent shall be the successor of the Advancing Agent, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (it being understood and agreed by the parties hereto that the consummation of any such transaction by the Advancing Agent shall have no effect on the Trustee’s obligations under Section 10.9, which obligations shall continue pursuant to the terms of Section 10.9).

Section 17.3                             Limitation on Liability of the Advancing Agent and Others.

None of the Advancing Agent or any of its affiliates, directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Advancing Agent against liability to the Issuer or Noteholders for any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder.  The Advancing Agent and any director, officer, employee or agent of the Advancing Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent shall be indemnified by the Issuer pursuant to the priorities set forth in Section 11.1(a) and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Indenture or the Notes, other than any loss, liability or expense (i) specifically required to be borne by the Advancing Agent pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Indenture); or (ii) incurred by reason of any breach of a representation, warranty or covenant made herein, any misfeasance, bad faith or negligence by the Advancing Agent in the performance of or negligent disregard of, obligations or duties hereunder or any violation of any state or federal securities law.

Section 17.4                             Representations and Warranties of the Advancing Agent.

The Advancing Agent represents and warrants that:

(a)                                 the Advancing Agent (i) has been duly organized, is validly existing and is in good standing under the laws of the State of Maryland, (ii) has full power and authority to own the Advancing Agent’s assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and in good standing under the laws of each jurisdiction where the Advancing Agent’s ownership or lease of property or the conduct of the Advancing Agent’s business requires, or the performance of this Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under, or on the validity or enforceability of, the provisions of this Indenture applicable to the Advancing Agent;

(b)                                 the Advancing Agent has full power and authority to execute, deliver and perform this Indenture; this Indenture has been duly authorized, executed and delivered by the Advancing Agent and constitutes a legal, valid and binding agreement of the Advancing Agent, enforceable against it in accordance with the terms hereof, except that the enforceability hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(c)                                  neither the execution and delivery of this Indenture nor the performance by the Advancing Agent of its duties hereunder conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the charter and bylaws of the Advancing Agent, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Advancing Agent is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to the Advancing Agent of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Advancing Agent or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this Section 17.4(c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under this Indenture;

(d)                                 no litigation is pending or, to the best of the Advancing Agent’s knowledge, threatened, against the Advancing Agent that would materially and adversely affect the execution, delivery or enforceability of this Indenture or the ability of the Advancing Agent to perform any of its obligations under this Indenture in accordance with the terms hereof; and

(e)                                  no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other Person is required for the performance by the Advancing Agent of its duties hereunder, except such as have been duly made or obtained.

Section 17.5                             Resignation and Removal; Appointment of Successor.

(a)                                 No resignation or removal of the Advancing Agent and no appointment of a successor Advancing Agent pursuant to this Article 17 shall become effective until the acceptance of appointment by the successor Advancing Agent under Section 17.6.

(b)                                 The Advancing Agent may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Trustee, the Loan Obligation Manager, the Noteholders and the Rating Agencies.

(c)                                  The Advancing Agent may be removed at any time by Act of at least 66-2/3% of the Preferred Shares upon written notice delivered to the Trustee and to the Issuer and the Co-Issuer.

(d)                                 If the Advancing Agent fails to make an Interest Advance required by this Indenture with respect to a Payment Date, the Backup Advancing Agent shall be required to make such Interest Advance and shall be entitled to receive, in consideration thereof, the Advancing Agent Fee (in lieu of the Backup Advancing Agent Fee) in accordance with the Priority of Payments.  If the Advancing Agent fails to make a required Interest Advance and it has not determined such Interest Advance to be a Nonrecoverable Interest Advance, the Loan Obligation Manager may, and at the direction of the Controlling Class shall, terminate such Advancing Agent and replace such Advancing Agent with a successor advancing agent, subject to the satisfaction of the Rating Agency Condition.  In the event that the Loan Obligation Manager has not terminated and replaced such Advancing Agent within 30 days of such Advancing Agent’s failure to make a required Interest Advance, the Trustee may terminate such Advancing Agent and appoint a successor Advancing Agent.

(e)                                  Subject to Section 17.5(d), if the Advancing Agent shall resign or be removed, upon receiving such notice of resignation or removal, the Issuer and the Co-Issuer shall promptly appoint a successor advancing agent by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Advancing Agent so resigning and one copy to the successor Advancing Agent, together with a copy to each Noteholder, the Trustee and the Loan Obligation Manager; provided that such successor Advancing Agent shall be appointed only subject to satisfaction of the Rating Agency Condition, upon the written consent of a Majority of Preferred Shareholders.  If no successor Advancing Agent shall have been appointed and an instrument of acceptance by a successor Advancing Agent shall not have been delivered to the Advancing Agent within 30 days after the giving of such notice of resignation, the resigning Advancing Agent, the Trustee or any Preferred Shareholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Advancing Agent.

(f)                                   The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Advancing Agent and each appointment of a successor Advancing

Agent by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies and to the Holders of the Notes as their names and addresses appear in the Notes Register.

Section 17.6                             Acceptance of Appointment by Successor Advancing Agent.

(a)                                 Every successor Advancing Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Co-Issuer, the Loan Obligation Manager, the Trustee and the retiring Advancing Agent an instrument accepting such appointment.  Upon delivery of the required instruments, the resignation or removal of the retiring Advancing Agent shall become effective and such successor Advancing Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Advancing Agent.

(b)                                 No appointment of a successor Advancing Agent shall become effective unless the Rating Agencies have confirmed in writing that the employment of such successor would not adversely affect the rating on the Notes.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., as Issuer

By	/s/ Jarladth Travers
Name: Jarladth Travers
Title: Director

In the presence of:

/s/ Lasma Purs
Witness:
Name: Lasma Purs
Title: Corporate Assistant

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, as Co-Issuer

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Independent Manager

U.S. BANK NATIONAL ASSOCIATION,
solely as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar and not in its individual capacity

By:	/s/ Vincent P. Paglio
Name: Vincent P. Paglio
Title: Vice President

ARBOR REALTY SR, INC., as Advancing Agent

By:	/s/ Valerie Rubin
Name: Valerie Rubin
Title: Authorized Signatory

Schedule A

Closing Date Loan Obligations

Part 1 — Loan Obligations Acquired on the Closing Date

Loan Obligation	Unpaid Principal Balance(1)

Standard Maryland - Seneca Bay	$31,200,000.00
Emerald Place	$28,750,000.00
420 5th Avenue	$28,500,000.00
Standard Maryland - Cedar Creek	$27,300,000.00
Water Ridge	$23,380,000.00
511-521 Ninth Ave (Residential)	$16,923,925.46
5 Times Square	$15,000,000.00
Crystal Lake	$12,900,000.00
Charter Landing	$12,193,000.00
Cardinal Multifamily Portfolio	$11,960,000.00
Sylvan & Mirlen	$10,000,000.00
Creekwood	$7,000,000.00
Forest Edge	$5,500,000.00
Shoals	$5,476,000.00
Pueblo South	$4,750,000.00
Grand Oaks Apartments	$4,575,000.00
Hollow Creek Communities	$4,250,000.00
Total	$249,657,925.46

(1)  As of February 27, 2015

Schedule B

LIBOR

The London interbank offered rate (“LIBOR”) shall be determined by the Calculation Agent in accordance with the following provisions:

On the second London Banking Day preceding the first Business Day of an Interest Accrual Period (each such day, a “LIBOR Determination Date”), LIBOR (other than for the initial Interest Accrual Period) will equal the rate, as obtained by the Calculation Agent, for deposits in U.S. Dollars for a period of one month, which appears on the Reuters Page LIBOR01 (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on the LIBOR Determination Date.  “London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

If, on any LIBOR Determination Date, such rate does not appear on Reuters Screen LIBOR01, the Calculation Agent will determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by Reference Banks at approximately 11:00 a.m. (London time) on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on the LIBOR Determination Date and in a representative amount of U.S.$1,000.  The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m. (New York City time) on the LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period of one month commencing on the LIBOR Determination Date and in a representative amount of U.S.$1,000.  As used herein, “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent and approved by the Loan Obligation Manager.

In respect of the initial Interest Accrual Period, LIBOR will be determined on the second London Banking Day preceding the Closing Date.

In making the above calculations, (A) all percentages resulting from the calculation (other than the calculation determined pursuant to clause (c) above) will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.00001%) and (B) all percentages determined pursuant to clause (c) above will be rounded, if necessary, in accordance with the method set forth in (A), but to the same degree of accuracy as the two rates used to make the determination (except that such percentages will not be rounded to a lower degree of accuracy than the nearest one thousandth of a percentage point (0.001%)).

Schedule C

List of Authorized Officers of Loan Obligation Manager

1.                                      Ivan Kaufman

2.                                      Paul Elenio

3.                                      Fred Weber

4.                                      Gene Kilgore

5.                                      Andrew Guziewicz

EXHIBIT A-1

FORM OF CLASS A SENIOR SECURED FLOATING RATE NOTE DUE 2025
[REGULATION S] [RULE 144A] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A)(1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) WHO IS A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (2) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.  EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY.  IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN

A-1-1

ON THE FACE HEREOF.  ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME.  IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.](1)

(1)         Regulation S Global Securities.

A-1-2

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD.
ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC

CLASS A SENIOR SECURED FLOATING RATE NOTE DUE 2025

No. [Reg. S][144A]-	Up to
CUSIP No. [ ](2)[ ](3)	U.S.$165,750,000
ISIN: [ ](4) [ ](5)

Each of ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., a Cayman Islands exempted company with limited liability (the “Issuer”) and ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to ONE HUNDRED SIXTY FIVE MILLION SEVEN HUNDRED FIFTY THOUSAND United States Dollars (U.S.$165,750,000), or such other principal sum as is equal to the aggregate principal amount of the Class A Notes identified from time to time on the records of the Trustee and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in March 2025 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class A Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on April 15, 2015, and thereafter monthly on the 15th day of each calendar month (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a “Payment Date”).  Interest on the Class A Notes shall accrue at the Class A Note Interest Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360.  The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Loan Obligations and other Assets pledged by the Issuer as security for the Notes under the Indenture, and in the event the Loan Obligations and such other Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal of, and interest on, the Class B Notes, the Class C Notes and the Preferred Shares.  So long as any Class A Notes are Outstanding, the Class B Notes, the Class C Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments.  The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire

(2)         For Regulation S Global Security.

(3)         For Rule 144A Global Security.

(4)         For Regulation S Global Security.

(5)         For Rule 144A Global Security.

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transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A Senior Secured Floating Rate Notes Due 2025, of the Issuer and the Co-Issuer (the “Class A Notes”), limited in aggregate principal amount to U.S.$165,750,000 issued under an indenture dated as of February 27, 2015 (the “Indenture”) by and among the Issuer, the Co-Issuer, U.S. Bank National Association, as trustee (in such capacity and together with any successor trustee permitted under the Indenture, the “Trustee”), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar and Arbor Realty SR, Inc., as advancing agent.  Also authorized under the Indenture are (a) up to U.S.$24,750,000 Class B Secured Floating Rate Notes Due 2025 (the “Class B Notes”) and (b) up to U.S.$28,500,000 Class C Secured Floating Rate Notes Due 2025 (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class A Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Loan Obligation Manager (such redemption, a “Clean-up Call Redemption”), in whole but not in part, at a price equal to the applicable Redemption Price, upon notice given in the manner provided in the Indenture, on any Payment Date on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that the funds available to be used for such redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes and the Preferred Shares shall be redeemable, in whole but not in part, by Act of a Majority of the Preferred Shares delivered to the Trustee, on the Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal

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to the applicable Redemption Prices; provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes and the Preferred Shares are subject to redemption, in whole but not in part, by the Issuer at a price equal to the applicable Redemption Prices, on any Payment Date occurring after the end of the Non-call Period at the direction of the Issuer (such redemption, an “Optional Redemption”) by Act of a Majority of the Preferred Shares delivered to the Trustee; provided that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if any of the Note Protection Tests applicable to any Class of Notes is not satisfied as of the most recent Measurement Date the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause each of the Note Protection Tests to be satisfied.

If an Event of Default shall occur and be continuing, the Class A Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(e), 5.1(h) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of U.S.$250,000 and integral multiples of $500 in excess thereof.

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents, the Trustee, the Collateral Administrator or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral Administrator, the Co-Placement Agents or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax,

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business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral Administrator, the Co-Placement Agents or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents and the Trustee that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”), or an entity whose underlying assets include plan assets of any such Benefit Plan, or (B) if the funds being used to pay the purchase price for such Notes include plan assets of any Benefit Plan, its purchase and holding will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any Benefit Plan subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Trustee, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of February 27, 2015

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., as Issuer

By:
Name:
Title:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, as Co-Issuer

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authenticating Agent

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ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

the within Note and does hereby irrevocably constitute and appoint                                                        Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

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SCHEDULE A

EXCHANGES IN GLOBAL SECURITY

This Note shall be issued in the original principal balance of U.S.$[•](6)[•](7) on the Closing Date. The following exchanges of a part of this [Rule 144A][Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or securities Custodian

(6)  Rule 144A Global Security

(7)  Regulation S Global Security

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EXHIBIT A-2

FORM OF CLASS A SENIOR SECURED FLOATING RATE NOTE DUE 2025
DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A)(X) EITHER (1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (2) AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH “ACCREDITED INVESTORS”, AND (Y) WHO IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”) AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, OR (3) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

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ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD.
ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC

CLASS A SENIOR SECURED FLOATING RATE NOTE DUE 2025

No. IAI-
CUSIP No. [ ]	U.S.$[ ]
ISIN: [ ]

Each of ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., a Cayman Islands exempted company with limited liability (the “Issuer”) and ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [              ] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [                    ] United States Dollars (U.S.$[                    ]) on the Payment Date occurring in March 2025 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class A Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on April 15, 2015, and thereafter monthly on the 15th day of each calendar month (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a “Payment Date”). Interest on the Class A Notes shall accrue at the Class A Note Interest Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Loan Obligations and other Assets pledged by the Issuer as security for the Notes under the Indenture, and in the event the Loan Obligations and such other Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal of, and interest on, the Class B Notes, the Class C Notes and the Preferred Shares. So long as any Class A Notes are Outstanding, the Class B Notes, the Class C Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee or at the office of the Paying Agent.

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The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A Senior Secured Floating Rate Notes Due 2025, of the Issuer and the Co-Issuer (the “Class A Notes”), limited in aggregate principal amount to U.S.$165,750,000 issued under an indenture dated as of February 27, 2015 (the “Indenture”) by and among the Issuer, the Co-Issuer, U.S. Bank National Association, as trustee (in such capacity and together with any successor trustee permitted under the Indenture, the “Trustee”), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar and Arbor Realty SR, Inc., as advancing agent. Also authorized under the Indenture are (a) up to U.S.$24,750,000 Class B Secured Floating Rate Notes Due 2025 (the “Class B Notes”) and (b) up to U.S.$28,500,000 Class C Secured Floating Rate Notes Due 2025 (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class A Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Loan Obligation Manager (such redemption, a “Clean-up Call Redemption”), in whole but not in part, at a price equal to the applicable Redemption Price, upon notice given in the manner provided in the Indenture, on any Payment Date on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that the funds available to be used for such redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes and the Preferred Shares shall be redeemable, in whole but not in part, by Act of a Majority of the Preferred Shares delivered to the Trustee, on the Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices; provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes and the Preferred Shares are subject to redemption, in whole but not in part, by the Issuer at a price equal to the applicable Redemption Prices, on any Payment Date occurring after the end of the Non-call Period at the direction of the Issuer (such redemption, an “Optional Redemption”) by Act of a Majority of the Preferred Shares delivered to the Trustee; provided that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

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Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if any of the Note Protection Tests applicable to any Class of Notes is not satisfied as of the most recent Measurement Date the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause each of the Note Protection Tests to be satisfied.

If an Event of Default shall occur and be continuing, the Class A Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(e), 5.1(h) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of U.S.$250,000 and integral multiples of $500 in excess thereof.

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents, the Trustee, the Collateral Administrator or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral Administrator, the Co-Placement Agents or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral Administrator, the Co-Placement Agents or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents and the Trustee that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any

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“employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”), or an entity whose underlying assets include plan assets of any such Benefit Plan, or (B) if the funds being used to pay the purchase price for such Notes include plan assets of any Benefit Plan, its purchase and holding will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any Benefit Plan subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Trustee, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

A-2-5

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of February 27, 2015

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., as Issuer

By:
Name:
Title:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, as Co-Issuer

By:
Name:
Title:

A-2-6

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authenticating Agent

A-2-7

ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or

other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

the within Note and does hereby irrevocably constitute and appoint                                                        Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

A-2-8

EXHIBIT B-1

FORM OF CLASS B SECURED FLOATING RATE NOTE DUE 2025
[REGULATION S] [RULE 144A] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A)(1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) WHO IS A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (2) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.  EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY.  IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

B-1-1

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME.  IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.](1)

(1)         Regulation S Global Securities.

B-1-2

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD.
ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC

CLASS B SECURED FLOATING RATE NOTE DUE 2025

No. [Reg. S][144A] -	Up to
CUSIP No. [ ](2)[ ](3)	U.S.$24,750,000
ISIN: [ ](4) [ ](5)

Each of ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., a Cayman Islands exempted company with limited liability (the “Issuer”) and ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to TWENTY FOUR MILLION SEVEN HUNDRED FIFTY THOUSAND United States Dollars (U.S.$24,750,000), or such other principal sum as is equal to the aggregate principal amount of the Class B Notes identified from time to time on the records of the Trustee and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in March 2025 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class B Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on April 15, 2015, and thereafter monthly on the 15th day of each calendar month (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a “Payment Date”).  Interest on the Class B Notes shall accrue at the Class B Note Interest Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360.  The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Loan Obligations and other Assets pledged by the Issuer as security for the Notes under the Indenture, and in the event the Loan Obligations and such other Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal of, and interest on, the Preferred Shares.  Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes and no payments of principal on the Class B Notes will be made until the Class A Notes are paid in full.  The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by

(2)         For Regulation S Global Security.

(3)         For Rule 144A Global Security.

(4)         For Regulation S Global Security.

(5)         For Rule 144A Global Security.

B-1-3

wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class B Secured Floating Rate Notes Due 2025, of the Issuer and the Co-Issuer (the “Class B Notes”), limited in aggregate principal amount to U.S.$24,750,000 issued under an indenture dated as of February 27, 2015 (the “Indenture”) by and among the Issuer, the Co-Issuer, U.S. Bank National Association, as trustee (in such capacity and together with any successor trustee permitted under the Indenture, the “Trustee”), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar and Arbor Realty SR, Inc., as advancing agent.  Also authorized under the Indenture are (a) U.S. $ 165,750,000 Class A Senior Secured Floating Rate Notes Due 2025 (the “Class A Notes”) and (b) U.S. $ 28,500,000 Class C Secured Floating Rate Notes Due 2025 (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class B Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Loan Obligation Manager (such redemption, a “Clean-up Call Redemption”), in whole but not in part, at a price equal to the applicable Redemption Price, upon notice given in the manner provided in the Indenture, on any Payment Date on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that the funds available to be used for such redemption will be sufficient to pay the Total Redemption Price.

B-1-4

Pursuant to Section 9.1(b) of the Indenture, the Notes and the Preferred Shares shall be redeemable, in whole but not in part, by Act of a Majority of the Preferred Shares delivered to the Trustee, on the Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices; provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes and the Preferred Shares are subject to redemption, in whole but not in part, by the Issuer at a price equal to the applicable Redemption Prices, on any Payment Date occurring after the end of the Non-call Period at the direction of the Issuer (such redemption, an “Optional Redemption”) by Act of a Majority of the Preferred Shares delivered to the Trustee; provided that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if any of the Note Protection Tests applicable to any Class of Notes is not satisfied as of the most recent Measurement Date the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause each of the Note Protection Tests to be satisfied.

If an Event of Default shall occur and be continuing, the Class B Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(e), 5.1(h) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of U.S.$250,000 and integral multiples of $500 in excess thereof.

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents, the Trustee, the Collateral Administrator or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral

B-1-5

Administrator, the Co-Placement Agents or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral Administrator, the Co-Placement Agents or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents and the Trustee that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”), or an entity whose underlying assets include plan assets of any such Benefit Plan, or (B) if the funds being used to pay the purchase price for such Notes include plan assets of any Benefit Plan, its purchase and holding will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any Benefit Plan subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Trustee, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

B-1-6

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of February 27, 2015

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., as Issuer

By:
Name:
Title:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, as Co-Issuer

By:
Name:
Title:

B-1-7

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authenticating Agent

B-1-8

ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

the within Note and does hereby irrevocably constitute and appoint                                                        Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

B-1-9

SCHEDULE A

This Note shall be issued in the original principal balance of U.S.$[•](6)[•](7) on the Closing Date.  The following exchanges of a part of this [Rule 144A][Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or securities Custodian

(6)         Rule 144A Global Security

(7)         Regulation S Global Security

B-1-10

EXHIBIT B-2

FORM OF CLASS B SECURED FLOATING RATE NOTE DUE 2025
DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A)(X) EITHER (1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (2) AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH “ACCREDITED INVESTORS”, AND (Y) WHO IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”) AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (3) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.  EACH PURCHASER OF A DEFINITIVE NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY.  IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

B-2-1

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD.
ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC

CLASS B SECURED
FLOATING RATE NOTE DUE 2025

No. IAI -
CUSIP No. [ ]	U.S.$[ ]
ISIN: [ ]

Each of ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., a Cayman Islands exempted company with limited liability (the “Issuer”) and ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [                      ] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [                      ] United States Dollars (U.S.$[                      ]) on the Payment Date occurring in March 2025 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class B Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on April 15, 2025, and thereafter monthly on the 15th day of each calendar month (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a “Payment Date”).  Interest on the Class B Notes shall accrue at the Class B Note Interest Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360.  The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Loan Obligations and other Assets pledged by the Issuer as security for the Notes under the Indenture, and in the event the Loan Obligations and such other Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal of, and interest on, the Preferred Shares.  Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes and no payments of principal on the Class B Notes will be made until the Class A Notes are paid in full.  The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

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Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class B Secured Floating Rate Notes Due 2025, of the Issuer and the Co-Issuer (the “Class B Notes”), limited in aggregate principal amount to U.S.$24,750,000 issued under an indenture dated as of February 27, 2015 (the “Indenture”) by and among the Issuer, the Co-Issuer, U.S. Bank National Association, as trustee (in such capacity and together with any successor trustee permitted under the Indenture, the “Trustee”), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar and Arbor Realty SR, Inc., as advancing agent.  Also authorized under the Indenture are (a) U.S. $ 165,750,000 Class A Senior Secured Floating Rate Notes Due 2025, (the “Class A Notes”) and (b) U.S. $ 28,500,000 Class C Secured Floating Rate Notes Due 2025 (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class B Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Loan Obligation Manager (such redemption, a “Clean-up Call Redemption”), in whole but not in part, at a price equal to the applicable Redemption Price, upon notice given in the manner provided in the Indenture, on any Payment Date on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that the funds available to be used for such redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes and the Preferred Shares shall be redeemable, in whole but not in part, by Act of a Majority of the Preferred Shares delivered to the Trustee, on the Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices; provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes and the Preferred Shares are subject to redemption, in whole but not in part, by the Issuer at a price equal to the applicable Redemption Prices, on any Payment Date occurring after the end of the Non-call Period at the direction of the Issuer (such redemption, an

B-2-3

“Optional Redemption”) by Act of a Majority of the Preferred Shares delivered to the Trustee; provided that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if any of the Note Protection Tests applicable to any Class of Notes is not satisfied as of the most recent Measurement Date the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause each of the Note Protection Tests to be satisfied.

If an Event of Default shall occur and be continuing, the Class B Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(e), 5.1(h) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of U.S.$250,000 and integral multiples of $500 in excess thereof.

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents, the Trustee, the Collateral Administrator or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral Administrator, the Co-Placement Agents or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral Administrator, the Co-Placement Agents or any of their respective affiliates.

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Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents and the Trustee that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”), or an entity whose underlying assets include plan assets of any such Benefit Plan, or (B) if the funds being used to pay the purchase price for such Notes include plan assets of any Benefit Plan, its purchase and holding will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any Benefit Plan subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Trustee, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of February 27, 2015

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., as Issuer

By:
Name:
Title:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, as Co-Issuer

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authenticating Agent

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ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

the within Note and does hereby irrevocably constitute and appoint                                                        Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

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EXHIBIT C-1

FORM OF CLASS C SECURED FLOATING RATE NOTE DUE 2025
[REGULATION S] [RULE 144A] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A)(1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) WHO IS A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (2) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.  EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY.  IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

C-1-1

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME.  IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.](1)

(1)         Regulation S Global Securities.

C-1-2

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD.
ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC

CLASS C SECURED FLOATING RATE NOTE DUE 2025

No. [Reg. S][144A] -	Up to
CUSIP No. [ ](2)[ ](3)	U.S.$28,500,000
ISIN: [ ](4)[ ](5)

Each of ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., a Cayman Islands exempted company with limited liability (the “Issuer”) and ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to TWENTY EIGHT MILLION FIVE HUNDRED THOUSAND United States Dollars (U.S.$28,500,000), or such other principal sum as is equal to the aggregate principal amount of the Class C Notes identified from time to time on the records of the Trustee and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in March 2025 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class C Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on April 15, 2015, and thereafter monthly on the 15th day of each calendar month (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a “Payment Date”).  Interest on the Class C Notes shall accrue at the Class C Note Interest Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360.  The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Loan Obligations and other Assets pledged by the Issuer as security for the Notes under the Indenture, and in the event the Loan Obligations and such other Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal of, and interest on, the Preferred Shares.  Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes and the Class B Notes and no payments of principal on the Class C Notes will be made until the Class A Notes and the Class B Notes are paid in full.  The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes and the Class B Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and the Class B Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

(2)         For Regulation S Global Security.

(3)         For Rule 144A Global Security.

(4)         For Regulation S Global Security.

(5)         For Rule 144A Global Security.

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Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class C Secured Floating Rate Notes Due 2025, of the Issuer and the Co-Issuer (the “Class C Notes”), limited in aggregate principal amount to U.S.$28,500,000 issued under an indenture dated as of February 27, 2015 (the “Indenture”) by and among the Issuer, the Co-Issuer, U.S. Bank National Association, as trustee (in such capacity and together with any successor trustee permitted under the Indenture, the “Trustee”), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar and Arbor Realty SR, Inc., as advancing agent.  Also authorized under the Indenture are (a) U.S. $ 165,750,000 Class A Senior Secured Floating Rate Notes Due 2025, (the “Class A Notes”) and (b) U.S. $ 24,750,000 Class B Secured Floating Rate Notes Due 2025, (the “Class B Notes” and, together with the Class A Notes and the Class C Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class C Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Loan Obligation Manager (such redemption, a “Clean-up Call Redemption”), in whole but not in part, at a price equal to the applicable Redemption Price, upon notice given in the manner provided in the Indenture, on any Payment Date on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that the funds available to be used for such redemption will be sufficient to pay the Total Redemption Price.

C-1-4

Pursuant to Section 9.1(b) of the Indenture, the Notes and the Preferred Shares shall be redeemable, in whole but not in part, by Act of a Majority of the Preferred Shares delivered to the Trustee, on the Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices; provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes and the Preferred Shares are subject to redemption, in whole but not in part, by the Issuer at a price equal to the applicable Redemption Prices, on any Payment Date occurring after the end of the Non-call Period at the direction of the Issuer (such redemption, an “Optional Redemption”) by Act of a Majority of the Preferred Shares delivered to the Trustee; provided that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if any of the Note Protection Tests applicable to any Class of Notes is not satisfied as of the most recent Measurement Date the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause each of the Note Protection Tests to be satisfied.

If an Event of Default shall occur and be continuing, the Class C Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(e), 5.1(h) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of U.S.$250,000 and integral multiples of $500 in excess thereof.

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents, the Trustee, the Collateral Administrator or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral

C-1-5

Administrator, the Co-Placement Agents or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral Administrator, the Co-Placement Agents or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents and the Trustee that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”), or an entity whose underlying assets include plan assets of any such Benefit Plan, or (B) if the funds being used to pay the purchase price for such Notes include plan assets of any Benefit Plan, its purchase and holding will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any Benefit Plan subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Trustee, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of February 27, 2015

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., as Issuer

By:
Name:
Title:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, as Co-Issuer

By:
Name:
Title:

C-1-7

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authenticating Agent

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ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

the within Note and does hereby irrevocably constitute and appoint                                                        Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

C-1-9

SCHEDULE A

This Note shall be issued in the original principal balance of U.S.$[•](6)[•](7) on the Closing Date.  The following exchanges of a part of this [Rule 144A][Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or securities Custodian

(6)         Rule 144A Global Security

(7)         Regulation S Global Security

C-1-10

EXHIBIT C-2

FORM OF CLASS C SECURED FLOATING RATE NOTE DUE 2025
DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A)(X) EITHER (1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (2) AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH “ACCREDITED INVESTORS”, AND (Y) WHO IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”) AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (3) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.  EACH PURCHASER OF A DEFINITIVE NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY.  IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

C-2-1

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD.
ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC

CLASS C SECURED
FLOATING RATE NOTE DUE 2025

No. IAI -

CUSIP No. [ ]	U.S.$[ ]

ISIN:  [          ]

Each of ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., a Cayman Islands exempted company with limited liability (the “Issuer”) and ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [                      ] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [                      ] United States Dollars (U.S.$[                      ]) on the Payment Date occurring in March 2025 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class C Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on April 15, 2015, and thereafter monthly on the 15th day of each calendar month (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a “Payment Date”).  Interest on the Class C Notes shall accrue at the Class C Note Interest Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360.  The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Loan Obligations and other Assets pledged by the Issuer as security for the Notes under the Indenture, and in the event the Loan Obligations and such other Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal of, and interest on, the Preferred Shares.  Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes and the Class B Notes and no payments of principal on the Class C Notes will be made until the Class A Notes and the Class B Notes are paid in full.  The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes and the Class B Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and the Class B Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

C-2-2

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class C Secured Floating Rate Notes Due 2025, of the Issuer and the Co-Issuer (the “Class C Notes”), limited in aggregate principal amount to U.S.$28,500,000 issued under an indenture dated as of February 27, 2015 (the “Indenture”) by and among the Issuer, the Co-Issuer, U.S. Bank National Association, as trustee (in such capacity and together with any successor trustee permitted under the Indenture, the “Trustee”), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar  and Arbor Realty SR, Inc., as advancing agent.  Also authorized under the Indenture are (a) U.S. $165,750,000 Class A Senior Secured Floating Rate Notes Due 2025 (the “Class A Notes”) and (b) U.S. $24,750,000 Class B Secured Floating Rate Notes Due 2025 (the “Class B Notes” and, together with the Class A Notes and the Class C Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class C Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Loan Obligation Manager (such redemption, a “Clean-up Call Redemption”), in whole but not in part, at a price equal to the applicable Redemption Price, upon notice given in the manner provided in the Indenture, on any Payment Date on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that the funds available to be used for such redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes and the Preferred Shares shall be redeemable, in whole but not in part, by Act of a Majority of the Preferred Shares delivered to the Trustee, on the Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices; provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes and the Preferred Shares are subject to redemption, in whole but not in part, by the Issuer at a price equal to the applicable Redemption Prices, on any Payment Date occurring after the end of the Non-call Period at the direction of the Issuer (such redemption, an

C-2-3

“Optional Redemption”) by Act of a Majority of the Preferred Shares delivered to the Trustee; provided that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if any of the Note Protection Tests applicable to any Class of Notes is not satisfied as of the most recent Measurement Date the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause each of the Note Protection Tests to be satisfied.

If an Event of Default shall occur and be continuing, the Class C Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(e), 5.1(h) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of U.S.$250,000 and integral multiples of $500 in excess thereof.

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents, the Trustee, the Collateral Administrator or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral Administrator, the Co-Placement Agents or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Loan Obligation Manager, the CLO Servicer, the Trustee, the Collateral Administrator, the Co-Placement Agents or any of their respective affiliates.

C-2-4

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Loan Obligation Manager, the CLO Servicer, the Co-Placement Agents and the Trustee that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”), or an entity whose underlying assets include plan assets of any such Benefit Plan, or (B) if the funds being used to pay the purchase price for such Notes include plan assets of any Benefit Plan, its purchase and holding will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any Benefit Plan subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Trustee, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

C-2-5

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of February 27, 2015

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD., as Issuer

By:
Name:
Title:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC, as Co-Issuer

By:
Name:
Title:

C-2-6

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authenticating Agent

C-2-7

ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

the within Note and does hereby irrevocably constitute and appoint                                                        Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

C-2-8

EXHIBIT D-1

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A RULE 144A
GLOBAL SECURITY OR A DEFINITIVE NOTE TO A REGULATION S GLOBAL SECURITY
(Transfers pursuant to Article 2 of the Indenture)

U.S. Bank National Association
111 Fillmore Ave East
St. Paul, Minnesota 55107-2292
Attn:  Corporate Trust Services — Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd.

Re:                             Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd., as Issuer and Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, as Co-Issuer of:  the Class A Senior Secured Floating Rate Notes, Due 2025, the Class B Secured Floating Rate Notes, Due 2025 and the Class C Secured Floating Rate Notes, Due 2025 (the “Transferred Notes”)

Reference is hereby made to the Indenture, dated as of February 27, 2015 (the “Indenture”) by and among Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd., as Issuer and Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, as Co-Issuer of the Class A Notes, Class B Notes and the Class C Notes, U.S. Bank National Association, as Trustee, and Arbor Realty SR, Inc., as Advancing Agent.  Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the United States Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder, or as defined under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules promulgated thereunder.

This letter relates to the transfer of U.S.$[•] aggregate principal amount of [Class A][Class B][Class C] Notes being transferred in exchange for an equivalent beneficial interest in a Regulation S Global Security of the same Class in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum, dated February February 20, 2015, and hereby represents, warrants and agrees for the benefit of the Issuer, the Co-Issuer, the Trustee, the Loan Obligation Manager and their counsel that:

at the time the buy order was originated, the Transferee was outside the United States;

the Transferee is not a U.S. Person (“U.S. Person”), as defined in Regulation S;

the transfer is being made in an “offshore transaction” (“Offshore Transaction”), as defined in Regulation S, pursuant to Rule 903 or 904 of Regulation S;

the Transferee will notify future transferees of the transfer restrictions;

the Transferee understands that the Notes, including the Transferred Notes, are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes, including the Transferred Notes, have not been and will not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the owner decides to reoffer, resell, pledge or otherwise transfer the Transferred Notes, such Transferred Notes may only be reoffered, resold, pledged or otherwise transferred only in accordance with the Indenture and the legend on such Transferred Notes.  The Transferee acknowledges that no representation is made by the Issuer, the Co-Issuer or the Co-Placement Agents, as the case may be, as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Transferred Notes;

the Transferee is not purchasing the Transferred Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction.

D-1-1

The Transferee understands that an investment in the Transferred Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances.  The Transferee has had access to such financial and other information concerning the Issuer, the Co-Issuer and the Transferred Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Transferred Notes, including, without limitation, an opportunity to ask questions of and request information from the Loan Obligation Manager, the Co-Placement Agents, the Issuer and the Co-Issuer, including without limitation, an opportunity to access to such legal and tax representation as the Transferee deemed necessary or appropriate;

in connection with the purchase of the Transferred Notes:  (A) none of the Issuer, the Co-Issuer, the Co-Placement Agents, the Loan Obligation Manager, the Trustee, the Collateral Administrator or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Co-Placement Agents, the Loan Obligation Manager, the Trustee, the Collateral Administrator or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Transferred Notes and any representations expressly set forth in a written agreement with such party; (C) the Transferee has read and understands the final offering memorandum relating to the Transferred Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Transferred Notes are being issued and the risks to purchasers of the Notes); (D) none of the Issuer, the Co-Issuer, the Co-Placement Agents, the Loan Obligation Manager, the Trustee, the Collateral Administrator or any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Transferred Notes; (E) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Co-Placement Agents, the Trustee, the Loan Obligation Manager, the Collateral Administrator or any of their respective affiliates; (F) the Transferee will hold and transfer at least the minimum denomination of such Transferred Notes; (G) the Transferee was not formed for the purpose of investing in the Transferred Notes; and (H) the Transferee is purchasing the Transferred Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks;

the Transferee understands that the Transferred Notes will bear the applicable legend set forth on such Transferred Notes;

the Transferee represents that either (a) it is not and is not investing on behalf of an “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code, or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”) or an entity whose underlying assets include plan assets of any such Benefit Plan or (b) its purchase and holding of the Transferred Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law;

Except to the extent permitted by the Securities Act and the 1940 Act and any rules thereunder as in effect and applicable at the time of any such offer, the Transferee will not, at any time, offer to buy or offer to sell the Transferred Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising;

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the Transferee is not a member of the public in the Cayman Islands, within the meaning of Section 175 of the Cayman Islands Companies Law (2013 Revision);

the Transferee understands that (A) the Issuer, the Co-Issuer, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Co-Issuer, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation, which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms); (B) the Issuer, the Co-Issuer, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets; (C) if the Issuer is no longer a Qualified REIT Subsidiary but is instead considered to be a foreign corporation for U.S. federal income tax purposes, the Issuer, the Co-Issuer, the Trustee or the Paying Agent will require the Transferee to provide the Issuer, the Co-Issuer, the Trustee or the Paying Agent with any correct, complete and accurate information that may be required for the Issuer, the Co-Issuer, the Trustee or the Paying Agent to comply with FATCA requirements and will take any other actions necessary for the Issuer, the Co-Issuer, the Trustee or the Paying Agent to comply with FATCA requirements and, in the event the Transferee fails to provide such information or take such actions, (1) the Issuer, the Co-Issuer, the Trustee and the Paying Agent are authorized to withhold amounts otherwise distributable to the Transferee as compensation for any amount withheld from payments to the Issuer, the Co-Issuer, the Trustee or the Paying Agent as a result of such failure, (2) to the extent necessary to avoid an adverse effect on the Issuer or any other holder of Notes as a result of such failure, the Issuer, the Co-Issuer, the Trustee and the Paying Agent will have the right to compel the Transferee to sell its Notes or, if the Transferee does not sell its Notes within 10 Business Days after notice from the Issuer, the Co-Issuer, the Trustee or the Paying Agent, to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Transferee as payment in full for such Notes and (3) the Issuer may also assign each such Note a separate CUSIP or CUSIPs in the Issuer’s sole discretion; (D) if the Transferee is a “foreign financial institution” or other foreign financial entity subject to FATCA and does not provide the Issuer, Co-Issuer, Trustee or Paying Agent with evidence that it has complied with the applicable FATCA requirements, the Issuer, Co-Issuer, Trustee or Paying Agent will be required to withhold amounts under FATCA on payments to the Transferee; and (E) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, for so long as a direct or indirect wholly owned disregarded subsidiary of the Arbor Parent owns 100% of the Preferred Shares and the Issuer Ordinary Shares, the Issuer will be treated as a Qualified REIT Subsidiary and the Notes will be treated as indebtedness solely of the Arbor Parent; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

the Transferee, if not a “United States person” (as defined in Section 7701(a)(30) of the Code), either:  (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (B) is a bank that has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States, or (C) is a bank

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and is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury regulations section 1.894-1(d)(3)(iii)) under the laws of Transferee’s jurisdiction with respect to payments made on the Loan Obligations held by the Issuer;

the Transferee understands that the Notes have not been approved or disapproved by the SEC or any other governmental authority or agency or any jurisdiction and that neither the SEC nor any other governmental authority or agency has passed upon the adequacy or accuracy of the final offering memorandum relating to the Notes.  The Transferee further understands that any representation to the contrary is a criminal offense;

the Transferee will, prior to any sale, pledge or other transfer by such Transferee of any Note (or interest therein), obtain from the prospective transferee, and deliver to the Trustee, a duly executed transferee certificate addressed to each of the Trustee, the Issuer, the Co-Issuer and the Loan Obligation Manager in the form of the relevant exhibit attached to the Indenture, and such other certificates and other information as the Issuer, the Co-Issuer, the Loan Obligation Manager or the Trustee may reasonably require to confirm that the proposed transfer complies with the transfer restrictions contained in the Indenture;

the Transferee agrees that no Note may be purchased, sold, pledged or otherwise transferred in an amount less than the minimum denomination set forth in the Indenture.  In addition, the Transferee understands that the Notes will be transferable only upon registration of the transferee in the Notes Register of the Issuer following delivery to the Notes Registrar of a duly executed transfer certificate and any other certificates and other information required by the Indenture;

the Transferee is aware and agrees that no Note (or beneficial interest therein) may be reoffered, resold, pledged or otherwise transferred (i) to a transferee taking delivery of such Note represented by a Rule 144A Global Security except (A) to a transferee that the Transferee reasonably believes is a QIB, purchasing for its account or the account of another QIB, to which notice is given that the resale, pledge or other transfer is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A or another person the sale to which is exempt under the Securities Act, (B) to a transferee that is a Qualified Purchaser, and (C) if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other relevant jurisdiction, (ii) to a transferee taking delivery of such Note represented by a Regulation S Global Security except (A) to a transferee that is a non-U.S. Person acquiring such interest in an Offshore Transaction in accordance with Rule 903 or Rule 904 of Regulation S, (B) to a transferee that is not a U.S. resident (within the meaning of the 1940 Act) unless such transferee is a Qualified Purchaser, (C) such transfer is made in compliance with the other requirements set forth in the Indenture and (D) if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other jurisdiction or (iii) if such transfer would have the effect of requiring the Issuer, the Co-Issuer or the pool of Assets to register as an “investment company” under the 1940 Act;

the Transferee understands that there is no assurance that the Notes will be approved for listing or that such listing will be maintained and that there is no secondary market for the Notes and that no assurances can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for the Notes will develop.  The Transferee further understands that, although the Co-Placement Agents may from time to time make a market in the Notes, the Co-Placement Agents are not under any obligation to do so and, following the commencement of any market-making, may discontinue the same at any time.  Accordingly, the Transferee must be prepared to hold the Notes until the Stated Maturity Date;

the Transferee agrees that (i) any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of the transfer restrictions contained in the Indenture, or made based upon any false or inaccurate representation made by the Transferee or a transferee to the Issuer, the Trustee or the Notes Registrar, will be void and of no force or effect and (ii) none of the Issuer, the Trustee and the Notes Registrar has any obligation to recognize any sale, pledge or other transfer of a Note (or any beneficial

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interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation;

the Transferee approves and consents to any direct trades between the Issuer and the Loan Obligation Manager and/or its affiliates that is permitted under the terms of the Indenture and the Loan Obligation Management Agreement; and

the Transferee acknowledges that the Issuer, the Co-Issuer, the Trustee, the Notes Registrar, the Loan Obligation Manager, the Co-Placement Agents and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of the Notes are no longer accurate, the Transferee will promptly notify the Issuer, the Co-Issuer, the Trustee, Notes Registrar, the Loan Obligation Manager and the Co-Placement Agents.

the Notes will bear a legend to the following effect unless the Issuer and the Co-Issuer determine otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT:  (A)(1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) WHO IS A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (2) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.  EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY.  IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS

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REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

The owner understands and agrees that an additional legend in substantially the following form will be placed on each Note in the form of a Regulation S Global Security:

AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME.  IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.

You, the Issuer, the Co-Issuer and the Loan Obligation Manager are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

cc:                                Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd.
Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC

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EXHIBIT D-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A REGULATION S
GLOBAL SECURITY OR A DEFINITIVE NOTE TO A RULE 144A GLOBAL SECURITY
(Transfers pursuant to Article 2 of the Indenture)

U.S. Bank National Association
111 Fillmore Ave East
St. Paul, Minnesota 55107-2292
Attn:  Corporate Trust Services — Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd.

Re:                             Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd., as Issuer and Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, as Co-Issuer of:  the Class A Senior Secured Floating Rate Notes, Due 2025, the Class B Secured Floating Rate Notes, Due 2025 and the Class C Secured Floating Rate Notes, Due 2025 (the “Transferred Notes”)

Reference is hereby made to the Indenture dated as of February 27, 2015 (the “Indenture”), by and among Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd., as Issuer and Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, as Co-Issuer of the Class A Notes, the Class B Notes and the Class C Notes, U.S. Bank National Association, as Trustee, and Arbor Realty SR, Inc., as Advancing Agent.  Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the United States Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder, or as defined under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules promulgated thereunder.

This letter relates to the transfer of U.S.$[•] aggregate principal amount of [Class A][Class B][Class C] Notes being transferred in exchange for an equivalent beneficial interest in a Rule 144A Global Security of the same Class in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum dated February February 20, 2015 and hereby represents, warrants and agrees for the benefit of the Issuer, the Co-Issuer and the Trustee that:

the Transferee is a “qualified institutional buyer” as defined in Rule 144A (a “QIB”), and a “qualified purchaser” as defined in the 1940 Act and the rules promulgated thereunder (a “Qualified Purchaser”);

(A) the Transferee is acquiring a beneficial interest in such Transferred Notes for its own account or for an account that is both a QIB and a Qualified Purchaser and as to each of which the Transferee exercises sole investment discretion, and (B) the Transferee and each such account is acquiring not less than the minimum denomination of the Transferred Notes;

the Transferee will notify future transferees of the transfer restrictions;

the Transferee is obtaining the Transferred Notes in a transaction pursuant to Rule 144A;

the Transferee is obtaining the Transferred Notes in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction;

the Transferee understands that the Notes, including the Transferred Notes, are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes, including the Transferred Notes, have not been and will not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the owner decides to reoffer, resell, pledge or otherwise transfer the Transferred Notes, such Transferred Notes may

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only be reoffered, resold, pledged or otherwise transferred only in accordance with the Indenture and the legend on such Transferred Notes.  The Transferee acknowledges that no representation is made by the Issuer, the Co-Issuer or the Co-Placement Agents, as the case may be, as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Transferred Notes;

the Transferee is not purchasing the Transferred Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction.  The Transferee understands that an investment in the Transferred Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances.  The Transferee has had access to such financial and other information concerning the Issuer, the Co-Issuer and the Transferred Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Transferred Notes, including, without limitation, an opportunity to ask questions of and request information from the Loan Obligation Manager, the Co-Placement Agents, the Issuer and the Co-Issuer, including without limitation, an opportunity to access to such legal and tax representation as the Transferee deemed necessary or appropriate;

in connection with the purchase of the Transferred Notes:  (A) none of the Issuer, the Co-Issuer, the Co-Placement Agents, the Loan Obligation Manager, the Trustee, the Collateral Administrator or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Co-Placement Agents, the Loan Obligation Manager, the Trustee, the Collateral Administrator or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Transferred Notes and any representations expressly set forth in a written agreement with such party; (C) the Transferee has read and understands the final offering memorandum relating to the Transferred Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Transferred Notes are being issued and the risks to purchasers of the Notes); (D) none of the Issuer, the Co-Issuer, the Co-Placement Agents, the Loan Obligation Manager, the Trustee, the Collateral Administrator or any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Transferred Notes; (E) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Co-Placement Agents, the Loan Obligation Manager, the Trustee, the Collateral Administrator or any of their respective affiliates; (F) the Transferee will hold and transfer at least the minimum denomination of such Transferred Notes; (G) the Transferee was not formed for the purpose of investing in the Transferred Notes; and (H) the Transferee is purchasing the Transferred Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks;

the Transferee understands that the Transferred Notes will bear the applicable legend set forth on such Transferred Notes;

the Transferee represents that either (a) it is not and is not investing on behalf of an “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code, or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”) or an entity whose underlying assets include plan assets of any such Benefit Plan or (b) its purchase and holding of the Transferred Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law;

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Except to the extent permitted by the Securities Act and the 1940 Act and any rules thereunder as in effect and applicable at the time of any such offer, the Transferee will not, at any time, offer to buy or offer to sell the Transferred Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising;

the Transferee is not a member of the public in the Cayman Islands, within the meaning of Section 175 of the Cayman Islands Companies Law (2013 Revision);

the Transferee understands that (A) the Issuer, the Co-Issuer, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Co-Issuer, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation, which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms); (B) the Issuer, the Co-Issuer, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets; (C) if the Issuer is no longer a Qualified REIT Subsidiary but is instead considered to be a foreign corporation for U.S. federal income tax purposes, the Issuer, the Co-Issuer, the Trustee or the Paying Agent will require the Transferee to provide the Issuer, the Co-Issuer, the Trustee or the Paying Agent with any correct, complete and accurate information that may be required for the Issuer, the Co-Issuer, the Trustee or the Paying Agent to comply with FATCA requirements and will take any other actions necessary for the Issuer, the Co-Issuer, the Trustee or the Paying Agent to comply with FATCA requirements and, in the event the Transferee fails to provide such information or take such actions, (1) the Issuer, the Co-Issuer, the Trustee and the Paying Agent are authorized to withhold amounts otherwise distributable to the Transferee as compensation for any amount withheld from payments to the Issuer, the Co-Issuer, the Trustee or the Paying Agent as a result of such failure, (2) to the extent necessary to avoid an adverse effect on the Issuer or any other holder of Notes as a result of such failure, the Issuer, the Co-Issuer, the Trustee and the Paying Agent will have the right to compel the Transferee to sell its Notes or, if the Transferee does not sell its Notes within 10 Business Days after notice from the Issuer, the Co-Issuer, the Trustee or the Paying Agent, to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Transferee as payment in full for such Notes and (3) the Issuer may also assign each such Note a separate CUSIP or CUSIPs in the Issuer’s sole discretion; (D) if the Transferee is a “foreign financial institution” or other foreign financial entity subject to FATCA and does not provide the Issuer, Co-Issuer, Trustee or Paying Agent with evidence that it has complied with the applicable FATCA requirements, the Issuer, Co-Issuer, Trustee or Paying Agent will be required to withhold amounts under FATCA on payments to the Transferee; and (E) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, for so long as a direct or indirect wholly owned disregarded subsidiary of the Arbor Parent owns 100% of the Preferred Shares and the Issuer Ordinary Shares, the Issuer will be treated as a Qualified REIT Subsidiary

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and the Notes will be treated as indebtedness solely of the Arbor Parent; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

the Transferee, if not a “United States person” (as defined in Section 7701(a)(30) of the Code), either:  (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (B) is a bank that has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States, or (C) is a bank and is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury regulations section 1.894-1(d)(3)(iii)) under the laws of Transferee’s jurisdiction with respect to payments made on the Loan Obligations held by the Issuer;

the Transferee understands that the Notes have not been approved or disapproved by the SEC or any other governmental authority or agency or any jurisdiction and that neither the SEC nor any other governmental authority or agency has passed upon the adequacy or accuracy of the final offering memorandum relating to the Notes.  The Transferee further understands that any representation to the contrary is a criminal offense;

the Transferee will, prior to any sale, pledge or other transfer by such Transferee of any Note (or interest therein), obtain from the prospective transferee, and deliver to the Trustee, a duly executed transferee certificate addressed to each of the Trustee, the Issuer, the Co-Issuer and the Loan Obligation Manager in the form of the relevant exhibit attached to the Indenture, and such other certificates and other information as the Issuer, the Co-Issuer, the Loan Obligation Manager or the Trustee may reasonably require to confirm that the proposed transfer complies with the transfer restrictions contained in the Indenture;

the Transferee agrees that no Note may be purchased, sold, pledged or otherwise transferred in an amount less than the minimum denomination set forth in the Indenture.  In addition, the Transferee understands that the Notes will be transferable only upon registration of the transferee in the Notes Register of the Issuer following delivery to the Notes Registrar of a duly executed transfer certificate and any other certificates and other information required by the Indenture;

the Transferee is aware and agrees that no Note (or beneficial interest therein) may be reoffered, resold, pledged or otherwise transferred (i) to a transferee taking delivery of such Note represented by a Rule 144A Global Security except (A) to a transferee that the Transferee reasonably believes is a QIB, purchasing for its account or the account of another QIB, to which notice is given that the resale, pledge or other transfer is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A or another person the sale to which is exempt under the Securities Act, (B) to a transferee that is a Qualified Purchaser, and (C) if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other relevant jurisdiction, (ii) to a transferee taking delivery of such Note represented by a Regulation S Global Security except (A) to a transferee that is a non-U.S. Person acquiring such interest in an Offshore Transaction in accordance with Rule 903 or Rule 904 of Regulation S, (B) to a transferee that is not a U.S. resident (within the meaning of the 1940 Act) unless such transferee is a Qualified Purchaser, (C) such transfer is made in compliance with the other requirements set forth in the Indenture and (D) if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other jurisdiction or (iii) if such transfer would have the effect of requiring the Issuer, the Co-Issuer or the pool of Assets to register as an “investment company” under the 1940 Act;

the Transferee understands that there is no assurance that the Notes will be approved for listing or that such listing will be maintained and that there is no secondary market for the Notes and that no assurances can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for the Notes will develop.  The Transferee further understands that, although the Co-Placement Agents may from time to time make a market in the Notes, the Co-Placement Agents are not under any obligation to do so and, following the commencement of any market-making, may discontinue

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the same at any time.  Accordingly, the Transferee must be prepared to hold the Notes until the Stated Maturity Date;

the Transferee agrees that (i) any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of the transfer restrictions contained in the Indenture, or made based upon any false or inaccurate representation made by the Transferee or a transferee to the Issuer, the Trustee or the Notes Registrar, will be void and of no force or effect and (ii) none of the Issuer, the Trustee and the Notes Registrar has any obligation to recognize any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation;

the Transferee approves and consents to any direct trades between the Issuer and the Loan Obligation Manager and/or its affiliates that is permitted under the terms of the Indenture and the Loan Obligation Management Agreement;

the Transferee acknowledges that the Issuer, the Co-Issuer, the Trustee, the Notes Registrar, the Loan Obligation Manager, the Co-Placement Agents and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of the Notes are no longer accurate, the Transferee will promptly notify the Issuer, the Co-Issuer, the Trustee, Notes Registrar, the Loan Obligation Manager and the Co-Placement Agents; and

the Notes will bear a legend to the following effect unless the Issuer and the Co-Issuer determine otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT:  (A)(1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) WHO IS A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (2) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.  EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY.  IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH

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INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

You, the Issuer, the Co-Issuer and the Loan Obligation Manager are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

cc:                                Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd.
Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC

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EXHIBIT D-3

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A REGULATION S GLOBAL
SECURITY, RULE 144A GLOBAL SECURITY OR A DEFINITIVE NOTE TO A DEFINITIVE NOTE
(Transfers pursuant to Article 2 of the Indenture)

U.S. Bank National Association
111 Fillmore Ave East
St. Paul, Minnesota 55107-2292
Attn:  Corporate Trust Services — Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd.

Re:                             Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd., as Issuer and Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, as Co-Issuer of:  the Class A Senior Secured Floating Rate Notes, Due 2025, the Class B Secured Floating Rate Notes, Due 2025 and the Class C Secured Floating Rate Notes, Due 2025 (the “Transferred Notes”)

Reference is hereby made to the Indenture dated as of February 27, 2015 (the “Indenture”), by and among Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd., as Issuer and Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, as Co-Issuer of the Class A Notes, the Class B Notes and the Class C Notes, U.S. Bank National Association, as Trustee, and Arbor Realty SR, Inc., as Advancing Agent.  Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the United States Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder, or as defined under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules promulgated thereunder.

This letter relates to the transfer of U.S.$[•] aggregate principal amount of [Class A][Class B][Class C] Notes being transferred in exchange for a Definitive Note of the same Class in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum dated February February 20, 2015 and hereby represents, warrants and agrees for the benefit of the Issuer, the Co-Issuer and the Trustee that:

(i) the Transferee is an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or any entity in which all of the equity owners are such “accredited investors” (an “IAI”) who is also a “qualified purchaser” as defined in Section 2(a)(51) of the 1940 Act and the rules promulgated thereunder (a “Qualified Purchaser”);

(ii) the Transferee is acquiring the Notes for its own account (and not for the account of any other Person) in a minimum denomination of U.S.$250,000 and in integral multiples of U.S.$500 in excess thereof;

(iii) the Transferee understands that the Notes have not been and will not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the Transferee decides to reoffer, resell, pledge or otherwise transfer the Notes, such Notes may be reoffered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Notes, including the requirement for written certifications.  In particular, the Transferee understands that the Notes may be transferred only to a person that is either (a) a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser, that in each case is either (i) a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A, or (ii) solely in the case of Notes that are issued in the form of Definitive Securities, an IAI; or (b) a person that is not a “U.S. person” as defined in Regulation S (a “U.S. Person”), and is acquiring the Notes in an “offshore transaction”

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as defined in Regulation S (an “Offshore Transaction”), in reliance on the exemption from registration provided by Regulation S.  The Transferee acknowledges that no representation is made as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Notes;

(iv) in connection with the Transferee’s purchase of the Notes:  (a) none of the Issuer, the Co-Issuer, the Co-Placement Agents, the Loan Obligation Manager, the Trustee, the Collateral Administrator or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (b) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Co-Placement Agents, the Loan Obligation Manager, the Trustee, the Collateral Administrator or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Transferred Notes and any representations expressly set forth in a written agreement with such party; (c) the Transferee has read and understands the final offering memorandum relating to such Transferred Notes (including, without limitation, the descriptions therein of the structure of the transaction in which such Transferred Notes are being issued and the risks to purchasers of the Transferred Notes); (d) none of the Issuer, the Co-Issuer, the Co-Placement Agents, the Loan Obligation Manager, the Trustee, the Collateral Administrator or any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Transferred Notes; (e) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Co-Placement Agents, the Loan Obligation Manager, the Trustee, the Collateral Administrator or any of their respective affiliates; (f) the Transferee will hold and transfer at least the minimum denomination of such Transferred Notes; (g) the Transferee was not formed for the purpose of investing in the Transferred Notes; and (h) the Transferee is a sophisticated investor and is purchasing the Transferred Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume those risks;

(v) the Transferee is acquiring the Notes as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction; it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit-sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; it agrees that it shall not hold any Notes for the benefit of any other person, that it shall at all times be the sole beneficial owner thereof for purposes of the 1940 Act and all other purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the Notes;

(vi) the Transferee represents that either (a) it is not and is not investing on behalf of an “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code, or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”) or an entity whose underlying assets include plan assets of any such Benefit Plan or (b) its purchase and holding of the Transferred Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law;

(vii) the Transferee will treat its Notes as debt of the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes unless otherwise required by any relevant taxing authority;

(viii) the Transferee is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and has submitted a properly completed and signed IRS Form W-9 containing its name, address and U.S. taxpayer identification number (or applicable successor form); or it is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, and has submitted a properly completed and signed applicable IRS Form W-8 (or applicable successor form);

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(ix)                              the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, for so long as a direct or indirect wholly owned disregarded subsidiary of the Arbor Parent owns 100% of the Preferred Shares and the Issuer Ordinary Shares, the Issuer will be treated as a Qualified REIT Subsidiary and the Notes will be treated as indebtedness solely of the Arbor Parent; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

(x) the Transferee is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it hereby represents that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), a 10% shareholder of the Issuer within the meaning of Section 871(h)(3) of the Code or a controlled foreign corporation within the meaning of Section 957(a) of the Code that is related to the Issuer within the meaning of Section 881(c)(3) of the Code, or (B) it is a person that is eligible for benefits under an income tax treaty with the United States that completely eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan;

(xi) the Transferee understands that (A) the Issuer, the Co-Issuer, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Co-Issuer, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation, which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms); (B) the Issuer, the Co-Issuer, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets; (C) if the Issuer is no longer a Qualified REIT Subsidiary but is instead considered to be a foreign corporation for U.S. federal income tax purposes, the Issuer, the Co-Issuer, the Trustee or the Paying Agent will require the Transferee to provide the Issuer, the Co-Issuer, the Trustee or the Paying Agent with any correct, complete and accurate information that may be required for the Issuer, the Co-Issuer, the Trustee or the Paying Agent to comply with FATCA requirements and will take any other actions necessary for the Issuer, the Co-Issuer, the Trustee or the Paying Agent to comply with FATCA requirements and, in the event the Transferee fails to provide such information or take such actions, (1) the Issuer, the Co-Issuer, the Trustee and the Paying Agent are authorized to withhold amounts otherwise distributable to the Transferee as compensation for any amount withheld from payments to the Issuer, the Co-Issuer, the Trustee or the Paying Agent as a result of such failure, (2) to the extent necessary to avoid an adverse effect on the Issuer or any other holder of Notes as a result of such failure, the Issuer, the Co-Issuer, the Trustee and the Paying Agent will have the right to compel the Transferee to sell its Notes or, if the Transferee does not sell its Notes within 10 Business Days after notice from the Issuer, the Co-Issuer, the Trustee or the Paying Agent, to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Transferee as payment in full for such Notes and (3) the Issuer may also assign each such Note a separate CUSIP or CUSIPs in the Issuer’s sole discretion; (D) if the Transferee is a “foreign financial institution” or other foreign financial entity subject to FATCA and does not provide the Issuer, Co-Issuer, Trustee or Paying Agent with evidence that it has complied with the applicable FATCA requirements, the Issuer, Co-Issuer, Trustee or Paying Agent will be required to withhold amounts under FATCA on payments to the Transferee; and (E) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

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(xii) the Transferee agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Notes issued pursuant to the Indenture or, if longer, the applicable preference period (plus one day) then in effect;

(xiii) the Transferee acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Loan Obligation Manager on behalf of the Issuer, the Issuer may, upon notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance;

(xiv) the Transferee acknowledges that, each investor or prospective investor will be required to make such representations to the Issuer, as determined by the Issuer or the Loan Obligation Manager on behalf of the Issuer, as the Issuer will require in connection with applicable AML/OFAC obligations, including, without limitation, representations to the Issuer that such investor or prospective investor (or any person controlling or controlled by the investor or prospective investor; if the investor or prospective investor is a privately held entity, any person having a beneficial interest in the investor or prospective investor; or any person for whom the investor or prospective investor is acting as agent or nominee in connection with the investment) is not (i) an individual or entity named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and the government(s) of any jurisdiction(s) in which the Partnership is doing business, including the List of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time; (ii) an individual or entity otherwise prohibited by the OFAC sanctions programs; or (iii) a current or former senior foreign political figure or politically exposed person , or an immediate family member or close associate of such an individual.  Further, such investor or prospective investor must represent to the Issuer that it is not a prohibited foreign shell bank;

(xv) the Transferee acknowledges that, each investor or prospective investor will also be required to represent to the Issuer that amounts invested with the Issuer were not directly or indirectly derived from activities that may contravene U.S. Federal, state or international laws and regulations, including, without limitation, any applicable anti-money laundering laws and regulations;

(xvi) the Transferee acknowledges that, by law, the Issuer, the Co-Placement Agents, the Loan Obligation Manager or other service providers acting on behalf of the Issuer, may be obligated to “freeze” any investment in a Note by such investor.  The Issuer, the Co-Placement Agents, the Loan Obligation Manager or other service providers acting on behalf of the Issuer may also be required to report such action and to disclose the investor’s identity to OFAC or other applicable governmental and regulatory authorities;

(xvii) the Transferee understands that the Issuer, the Trustee and the Co-Placement Agents will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance; and

(xviii) the Definitive Notes will bear a legend to the following effect unless the Issuer and the Co-Issuer determine otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT:  (A)(X) EITHER (1) TO A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (2) AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH “ACCREDITED INVESTORS”, AND (Y) WHO IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”) AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, IN A

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PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (3) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$250,000 (AND INTEGRAL MULTIPLES OF U.S.$500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.  EACH PURCHASER OF A DEFINITIVE NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY.  IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

You, the Issuer, the Co-Issuer and the Loan Obligation Manager are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

cc:                                Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd.
Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC

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EXHIBIT E

FORM OF TRUSTEE REPORT REGARDING THE LOAN OBLIGATION FILE

LOAN OBLIGATION SCHEDULE / CLOSING DOCUMENT CHECKLIST

Loan Number	Date
Check one: Initial delivery	Trailing documents	Final delivery

CRITICAL DOCUMENTS:

	DOCUMENT NAME	REQUIRED		ENCLOSED		STATUS
A.	Promissory Note		(22)		(23)		(24)
B.	Allonge(s)/Endorsement(s) Endorsed to List complete chain
C.	Participation Certificate
D.	Participation Agreement
E.	Letter(s) of Credit (list separately) Beneficiary Is this an Essential Letter of Credit(25)
F.	Letter of Credit Rider to the Closing Checklist List all terms including Beneficiary, Amount, Expiration Date, Transferability, Issuing Bank and Address
G.	Assignment of Letters of Credit Assignee
H.	Ground Lease Include Amendments, Modifications and Extensions
I.	Memorandum of Lease (Ground Lease)
J.	Ground Lease Estoppel

(22)                          Indicate whether or not the document is part of the loan structure.

(23)                          Applies to this delivery only - do not list if documents were previously sent.

(24)                          Indicate if the document is an original, jurisdiction certified copy or copy.  For Recordable documents - Indicate if the document is recorded, sent for recordation, not sent for recordation.

(25)                          Essential Letters of Credit are in an amount greater to the lesser of (i) 5% of the principal amount of the loan or (ii) $500,000.

BASIC AND TRANSFER DOCUMENTS

	DOCUMENT NAME	REQUIRED	ENCLOSED	STATUS
1.	Mortgage(s)/Deed(s) of Trust and Security Agreement
2.	Interim Assignment of Mortgage/Deed of Trust Assignee (if any)
3.	Assignment of Mortgage/Deed of Trust Assignee Blank or Trust
4.	Consolidation Agreement List all underlying notes
5.	Assignment(s) of Leases and Rents
6.	Interim Assignment of Assignment of Leases and Rents Assignee (if any)
7.	Assignment of Assignment of Leases and Rents Assignee Blank or Trust
8.	Title Policy
9.	Preliminary Evidence of Title Type
10.	UCC-1 Financing Statement - State =
11.	Interim UCC-3 Assignment State = Assignee =
12.	Interim UCC-3 Assignment State = Assignee =
13.	UCC-1 Financing Statement - Fixture Filing Jurisdiction =
14.	UCC-3 Assignment Fixture Filing Jurisdiction = Assignee =
15.	UCC-3 Assignment Jurisdiction = Assignee - Blank or Trust
16.	UCC-1 Financing Statement - Other Filing Jurisdiction =
17.	UCC-3 Assignment Other Filing Jurisdiction = Assignee =
18.	UCC-3 Assignment Other filing Jurisdiction = Assignee - Blank or Trust

19.	Loan Agreement
20.	Reserve or Escrow Agreement List if multiple Agreements
21.	Cash Management Arrangements
a. Cash Management Agreement
b. Lockbox Agreement
c. Property Account/Clearing Account Agreement
d. Investment Property/Deposit Account Control Agreement
22.	Security Agreement (if separate from Mortgage)
23.	Guaranty/Indemnity Agreement (applies to all non-recourse events)
24.	Environmental Indemnity

SPECIALIZED PROPERTY DOCUMENTS

	DOCUMENT NAME	REQUIRED	ENCLOSED	STATUS
List all other collateral(26) being delivered such as:
25.	For Franchise Loans Franchise Agreement
26.	For Hotels Comfort Letters/Tri-Party Letters (list all parties)

OTHER DOCUMENTS

	DOCUMENT NAME	REQUIRED	ENCLOSED	STATUS
27.	List each document
28.	List each document

(26)                          The Checklist documents should match the headings listed on the individual documents.  Documents should be sent in the order listed on the Checklist.

EXHIBIT F

FORM OF TRUST RECEIPT

Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd.
(the “Issuer”)

Arbor Realty Collateral Management, LLC
(the “Loan Obligation Manager”)

Re:                             Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd.

Ladies and Gentlemen:

In accordance with the provisions of the Indenture, dated as of February 27, 2015, by and among the Issuer, Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, as Co-Issuer, Arbor Realty SR, Inc., as Advancing Agent, and U.S. Bank National Association, as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar (the “Indenture”), the undersigned, as the Custodial Securities Intermediary, hereby certifies that it has received the documents identified on Schedule A hereto with respect to the Initial Loan Obligations identified on such schedule and that it is holding all such documents in its capacity as the Custodial Securities Intermediary subject to the terms of the Indenture, Capitalized terms used but not defined in this Receipt have the meanings assigned to them in the Indenture.

The Custodial Securities Intermediary makes no representations as to, and shall not be responsible to verify, (i) the validity, legality, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents in its custody relating to a Loan Obligation, or (ii) the collectability, insurability, effectiveness or suitability of any such documents in its custody relating to a Loan Obligation.

U.S. BANK NATIONAL ASSOCIATION, solely in its capacity
as Trustee and Custodial Securities Intermediary

By:
Name:
Title:

F-1

EXHIBIT G

FORM OF REQUEST FOR RELEASE

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To:                             U.S. Bank National Association

In connection with the administration of the Loan Obligations held by you as the Custodial Securities Intermediary on behalf of the Issuer, we request the release, to the Loan Obligation Manager of [specify document] for the Loan Obligation described below, for the reason indicated.

Borrower’s Name, Address & Zip Code:	Ship Files To:

•	• Name:

•	• Address:

•	• Telephone Number:

• Loan Obligation Description:	•

• Current Outstanding Principal Balance:	•

Reason for Requesting Documents (check one):

☐ 1.

Purchased Asset Paid in Full. The Loan Obligation Manager hereby certifies that all amounts received in connection therewith that are required to be remitted by the borrower or other obligors thereunder have been paid in full and that any amounts in respect thereof required to be remitted to the Trustee pursuant to the Indenture have been so remitted.

☐ 2.

Purchased Asset Liquidated By                           . The Loan Obligation Manager hereby certifies that all proceeds of insurance, condemnation or other liquidation have been finally received and that any amounts in respect thereof required to be remitted to the Trustee pursuant to the Indenture have been so remitted.

☐ 3.	Other (explain) .

If box 1 or 2 above is checked, and if all or part of the Underlying Instruments was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Loan Obligation.

If box 3 above is checked, upon our return of all of the above documents to you as the Custodial Securities Intermediary, please acknowledge your receipt by signing in the space indicated below and returning this form.

If box 3 above is checked, it is hereby acknowledged that a security interest pursuant to the Uniform Commercial Code in the Loan Obligation described above and in the proceeds of said Loan Obligation has been granted to the Trustee pursuant to the Indenture.

If box 3 above is checked, in consideration of the aforesaid delivery by the Custodial Securities Intermediary, the Loan Obligation Manager hereby agrees to hold said Loan Obligation in trust for the Trustee, as provided under

G-1

and in accordance with all provisions of the Indenture and the Loan Obligation Management Agreement, and to return said Loan Obligation to the Custodial Securities Intermediary no later than the close of business on the twentieth (20th) Business Day following the date hereof or, if such day is not a Business Day, on the immediately preceding Business Day.

The Loan Obligation Manager hereby acknowledges that it shall hold the above-described Loan Obligation and any related Underlying Instruments in trust for, and as the bailee of, the Trustee, and shall return said Loan Obligation and any related documents only to the Custodial Securities Intermediary.

Capitalized terms used but not defined in this Request have the meanings assigned to them in the Indenture, dated as of February 27, 2015, by and among Arbor Realty Commercial Real Estate Notes 2015-FL1, LTD., as Issuer, Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, as Co-Issuer, Arbor Realty SR, Inc. as Advancing Agent, and U.S. Bank National Association, as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar.

ARBOR REALTY COLLATERAL MANAGEMENT, LLC

By:
Name:
Title:

Acknowledgment of documents returned:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Date:

G-2

EXHIBIT H

FORM OF NRSRO CERTIFICATION

[Date]

Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd.
c/o MaplesFS Limited
P.O. Box 1093, Queensgate House
Grand Cayman, KY1-1102 Cayman Islands

U.S. Bank National Association
190 South LaSalle Street, 8th Floor
Chicago, Illinois 60603

Attention:                                         Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd. and Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC

In accordance with the requirements for obtaining certain information pursuant to the Indenture, dated as of February 27, 2015 (the “Indenture”), by and among Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd. (the “Issuer”), as Issuer, Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, as Co-Issuer, Arbor Realty SR, Inc., as Advancing Agent, and U.S. Bank National Association (the “Trustee”), as Trustee, the undersigned hereby certifies and agrees as follows:

1.              The undersigned, a Nationally Recognized Statistical Rating Organization, has provided the Issuer with the appropriate certifications under Rule 17g-5(e) as promulgated under the Exchange Act.

2.              The undersigned has access to the 17g-5 Website.

3.              The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the 17g-5 Information on the 17g-5 Website.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

H-1

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

Nationally Recognized Statistical Rating Organization

Name:
Title:

Company:
Phone:
Email:

H-2

Exhibit I

Representations and Warranties

All capitalized terms used in this schedule to Exhibit I will have the meanings assigned to such terms in the applicable Loan Obligations Purchase Agreement.

(A)                               Whole Loan; Ownership of Loan Obligations.  Except for the Loan Obligations identified in Annex A to the Offering Memorandum as a Senior Participation or as a Junior Participation, each Closing Date Loan Obligation is a whole loan and not a participation interest in a Mortgage Loan.  Each Additional Loan Obligation and Replacement Loan Obligation that is a Senior Participation is a senior portion (or a pari passu interest in a senior portion) of a whole mortgage loan.  At the time of the sale, transfer and assignment to Purchaser, no Note, Mortgage or Senior Participation was subject to any assignment (other than assignments to the Seller), participation (other than with respect to the Senior Participations) or pledge, and the Seller had good title to, and was the sole owner of, each Loan Obligation free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to the Senior Participations), any other ownership interests on, in or to such Loan Obligation other than any servicing rights appointment or similar agreement.  Seller has full right and authority to sell, assign and transfer each Loan Obligation, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Loan Obligation free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Loan Obligation.

(B)                               Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance or prepayment fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

(C)                               Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(D)                               Mortgage Status; Waivers and Modifications.  Since origination and except prior to the Cut-off Date by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, participation agreement, if applicable, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor nor the related Participating Institution has been released from its material obligations under the Mortgage Loan or participation agreement, if applicable.

(E)                                Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits from the Seller constitutes a legal, valid and binding assignment from the Seller.  Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount subject to the Title Exceptions, Permitted Encumbrances and Standard Qualifications (each as defined herein). Each related Assignment of Mortgage and Assignment of Leases, Rents and Profits from the Seller to the Purchaser constitutes the legal, valid and binding first priority assignment from the Seller, except as such enforcement may be limited by the Standard Qualifications, any Permitted Encumbrances and any Title Exceptions (as defined herein).  Each Mortgage and Assignment of Leases, Rents and Profits is freely assignable. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(F)                                 Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to the following title exceptions (each such title exception, including any exceptions set forth on Schedule 1(a) to the applicable Loan Obligations Purchase Agreement, a “Title Exception” and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan; provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(G)                               Junior Liens.  It being understood that B notes and junior participation interests secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in Schedule 1(b) to the applicable Loan Obligations Purchase Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower.

(H)                              Assignment of Leases, Rents and Profits.  There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(I)                                   UCC Filings.  The Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(J)                                   Condition of Property.  Seller or the originator of the Mortgage Loan (i) inspected or caused to be inspected each related Mortgaged Property at least six months prior to origination of the Mortgage Loan and, (ii) if the term of the Mortgage Loan has already continued for at least twelve months, inspected or caused to be inspected each related Mortgaged Property at least once during the past twelve months.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan not more than twelve months prior to the origination of such Mortgage Loan.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance or repairs for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(K)                              Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(L)                                Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(M)                            Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(N)                               Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(O)                               No Holdbacks.  The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the applicable Loan Obligations Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by Seller to merit such holdback).

(P)                                 Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least A or better and a financial class of X or better by A.M. Best Company, Inc. (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $1 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL.

The Loan Documents provide that if a specified percentage (which is in no event greater than 20%) of the reasonably estimated aggregate fair market value of the Mortgaged Property is damaged or destroyed, the lender shall have the option, in its sole discretion, to apply the net casualty insurance proceeds received to the payment of the Mortgage Loan or to allow such proceeds to be used for the repair or restoration of the Mortgaged Property.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(Q)                               Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(R)                               No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(S)                                 No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Seller.

(T)                                Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(U)                               Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

(V)                               Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(W)                            Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multi-family mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance or other insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan.  The terms of the Loan Documents require the borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(X)                               Licenses and Permits.  Each borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multi-family mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(Y)                               Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except for certain carve-outs, including but not limited to the following: (a) the related borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii)  intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related borrower and at least one individual or entity, if the related borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(Z)                                Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (d) as required pursuant to an order of condemnation.

(AA)                      Financial Reporting and Rent Rolls.  Each Mortgage requires the borrower to provide the owner or holder of the Mortgage with quarterly and annual operating statements, and quarterly rent rolls for properties and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one borrower are in the form of an annual combined balance sheet of the borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(BB)                      Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and further amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Schedule 1(a) to the applicable Loan Obligations Purchase Agreement; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then; provided that terrorism insurance is commercially available, the borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(CC)                      Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related borrower, (iv) transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraph (26) herein or the exceptions thereto set forth in Schedule 1(a) to the applicable Loan Obligations Purchase Agreement, or (vii) as set forth on Schedule 1(b) to the applicable Loan Obligations Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on Schedule 1(c) to the applicable Loan Obligations Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule 1(d) to the applicable Loan Obligations Purchase Agreement, or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(DD)                      Single-Purpose Entity.  Each Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(EE)                        Ground Leases.  For purposes of each Loan Obligations Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)         The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)         The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)          The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)         The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)          The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)           The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)          The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)         A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)             The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)            Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)         In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)             Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(FF)                          Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(GG)                      Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit I.

(HH)                    No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan or participation agreement, if applicable, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or participation agreement, if applicable, or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit I.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(II)                              Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(JJ)                              Organization of Borrower.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the borrower delivered by the borrower in connection with the origination of such Mortgage Loan, the borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a borrower that is an Affiliate of another borrower. (An “Affiliate” for purposes of this paragraph (36) means, a borrower that is under direct or indirect common ownership and control with another borrower.)

(KK)                    Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan was delivered to seller within 12 months prior to the origination date of each Mortgage Loan (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(LL)                        Appraisal.  The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date.  The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(MM)                Loan Obligation Schedule.  The information pertaining to each Loan Obligation that is set forth in the schedule attached as Exhibit A to the Loan Obligations Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Loan Obligations Purchase Agreement to be contained therein.

(NN)                      Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is not owned by the Issuer, except as set forth in Schedule 1(d) to the applicable Loan Obligations Purchase Agreement.

(OO)                     Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(PP)                          Compliance with Anti-Money Laundering Laws.  Seller (or the related originator if the Seller was not the originator) has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

(QQ)                      Floating Interest Rates. Each Mortgage Loan bears interest at a floating rate based on LIBOR.

(RR)                      Participations. With respect to each Loan Obligation that is a Participation:

(i)             Either (A) the Participation is treated as a real estate asset for purposes of Section 856(c) of the Code, and the interest payable pursuant to such Participation is treated as interest on an obligation secured by a mortgage on real property or on an interest in real property for purposes of Section 856(c) of the Code, or (B) the Participation qualifies as a security that would not otherwise cause ARMS Equity to fail to qualify as a REIT under the Code (including after the sale, transfer and assignment to the Issuer of such Senior Participation);

(ii)          To the actual knowledge of the Seller, as of the Closing Date, the related Participating Institution was not a debtor in any outstanding proceeding pursuant to the federal bankruptcy code;

(iii)       The Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Participation is or may become obligated;

(iv)      The participation agreement is legal, valid and enforceable as between its parties;

(v)         Each other participant (each, a “Third Party Participant”) is required to pay its pro rata share of any expenses, costs and fees associated with servicing and enforcing rights and remedies under the related Loan Obligation upon request therefor by the related servicer or lead and control participant (the “Lead Participant”);

(vi)      Each participation agreement is effective to convey the participation interest to the related participants and is not intended to be or effective as a loan or other financing secured by the Loan Obligation or the underlying Whole Loan.  If the Issuer will be the Lead Participant, the Lead Participant owes no fiduciary duty or obligation to any third party participant pursuant to the participation agreement;

(vii)   All amounts due and owing to any Third Party Participant pursuant to each participation agreement have been duly and timely paid.  There is no default by the Lead Participant, or to the Seller’s knowledge, by any Third Party Participant under any participation agreement;

(viii)       The participation interest and, if being transferred to the Issuer, the Lead Participant role, rights and responsibilities are assignable by the Seller without consent or approval other than those that have been obtained;

(ix)      If the Issuer will be the Lead Participant, the terms of the participation agreement do not require or obligate the Lead Participant or its successor or assigns to repurchase the participation interest under any circumstances; and

(x)         The Seller, in selling any other participation interest to a Third Party Participant, made no misrepresentation, fraud or omission of information necessary for such Third Party Participant to make an informed decision to purchase its participation interest.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.